UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.         )
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NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS AND 2023 PROXY STATEMENT

Constellation Brands

WORTH REACHING FOR

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

May 26, 2023

To Our Stockholders:

On behalf of the Board of Directors, you are cordially invited to attend the 2023 Virtual Annual Meeting of Stockholders of Constellation Brands, Inc. on Tuesday, July 18, 2023 at 11:00 a.m. (EDT). You will be able to attend the 2023 Virtual Annual Meeting, vote your shares, and submit your questions during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/STZ2023. The meeting will be held entirely online via live audio-only webcast. There will not be an option to attend the meeting in person.

The attached Notice of Virtual Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also provided is the Company’s 2023 Annual Report that contains important business and financial information regarding the Company.

Your vote is important. Regardless of whether you participate in the meeting, we hope you vote as soon as possible. You may vote online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy, or voting instruction card ensures your representation at the meeting regardless of whether you attend the meeting.

Thank you for your continued support of Constellation Brands.

Very truly yours,

/s/ Robert Sands

ROBERT SANDS
Chair of the Board

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Date/Time	Tuesday, July 18, 2023 at 11:00 a.m. (EDT)

Virtual Meeting Access
To attend the Annual Meeting, vote, and ask questions, go to www.virtualshareholdermeeting.com/STZ2023. You will need the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, your proxy card, or the instructions that accompany your proxy materials. Because the Annual Meeting is virtual and being conducted over the Internet, stockholders will not be able to attend the Annual Meeting in person.

Items of Business	1. Elect as directors the eleven nominees named in the Proxy Statement.

2. Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2024.

3. Approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

4. Conduct an advisory vote on the frequency of future advisory votes regarding executive compensation.

5. To consider and vote upon a stockholder proposal regarding greenhouse gas emissions, if properly presented at the Annual Meeting.

6. To consider and vote upon a stockholder proposal regarding circular packaging, if properly presented at the Annual Meeting.

7. Transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement.

Record Date	Holders of Class A Common Stock as of the record date of May 19, 2023 are entitled to notice of and to vote on the matters listed in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James O. Bourdeau

JAMES O. BOURDEAU
Secretary

Your vote is important to us, and we encourage you to vote your shares as soon as possible even if you plan to attend the virtual Annual Meeting. You can vote in the following ways:

Visit the website listed on your Notice or proxy card(s) to VOTE VIA THE INTERNET	If you received paper copies of your proxy materials in the mail, sign, date, and return your proxy card(s) in the enclosed envelope to VOTE BY MAIL	Call the telephone number specified on your proxy card(s) or on the website listed on your Notice to VOTE BY PHONE

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on
 July 18, 2023: This Proxy Statement and the Company’s 2023 Annual Report are available on our website at https://ir.cbrands.com

PROXY STATEMENT	Annual Meeting Information	Table of Contents

CONSTELLATION BRANDS, INC.

207 High Point Drive, Building 100
Victor, New York 14564

PROXY STATEMENT

ANNUAL MEETING INFORMATION

This Proxy Statement is being furnished to the holders of the common stock of Constellation Brands, Inc. in connection with the solicitation of proxies by the Board. The proxies are for use at the Meeting. This year we will again hold a virtual Annual Meeting of Stockholders. Stockholders may participate online by logging onto www.virtualshareholdermeeting.com/STZ2023. There will not be a physical meeting location. See the Questions & Answers section near the end of this Proxy Statement for additional information.

We are delivering proxy materials to many stockholders via the Internet under the SEC’s Notice and Access rules. Using this method of distribution, on or about June 1, 2023, we will mail an Important Notice Regarding the Availability of Proxy Materials that contains information about our 2023 Virtual Annual Meeting of Stockholders and instructions on how to view all proxy materials, and vote electronically, on the Internet. If you receive the Notice and prefer to receive a paper or e-mail copy of the proxy materials, follow the instructions in the Notice for making this request, and the materials will be sent promptly to you via your preferred method. If you prefer to vote by phone, the website listed on the Notice, www.proxyvote.com, has instructions for voting by phone. If you received paper copies of our proxy materials in the mail, you may submit your proxy by properly executing and returning the proxy card(s) or voting instruction card(s) in the enclosed envelope(s). If you received paper copies of this year’s proxy materials by mail, you can elect to receive an email message in the future that will provide a link to those documents on the Internet.

As of the Record Date, the outstanding stock of the Company consisted of Class A Stock and Class 1 Stock. The capital stock of the Company entitled to be voted at the Meeting that was outstanding as of the Record Date consisted of 183,238,308 shares of Class A Stock. Shares of Class 1 Stock have limited voting rights, and holders of Class 1 Stock are not entitled to vote on any of the proposals described in this Proxy Statement. Only holders of record of Class A Stock on the books of the Company at the close of business on the Record Date for determining eligibility to vote at the Meeting are entitled to notice of and to vote at the Meeting.

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PROXY STATEMENT	Proxy Summary	Table of Contents
PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should carefully read the entire Proxy Statement before voting. This summary does not contain all the information that you should consider when casting your vote.

Voting Matters and Board Recommendations

Proposal	Board Recommendation	Where to Find More Information
1. Elect as directors the eleven nominees named in the Proxy Statement for a one-year term ending at the 2024 Annual Meeting	“FOR” each of the Board nominees	Page 9
2. Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2024	“FOR”	Page 29
3. Approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement	“FOR”	Page 72
4. Conduct an advisory vote on the frequency of future advisory votes regarding executive compensation*	FOR “ONE YEAR”	Page 73
5. If properly presented, a stockholder proposal regarding greenhouse gas emissions	“AGAINST”	Page 74
6. If properly presented, a stockholder proposal regarding circular packaging	“AGAINST”	Page 77

* For Proposal No. 4, if none of the frequency alternatives (one year, two years, or three years) receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders, on an advisory basis.

Company Background

We are an international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. In the U.S., we are one of the top growth contributors at retail among beverage alcohol suppliers. We are the third-largest beer company in the U.S. and continue to strengthen our leadership position as the #1 high-end beer supplier and the #1 share gainer across the U.S. beer market. Within wine and spirits, we are making solid progress in refining our brand portfolio to shift to a higher-end focused business to deliver net sales growth and margin expansion. The strength of our brands makes us a supplier of choice to many of our consumers and our customers, which include wholesale distributors, retailers, and on-premise locations. We conduct our business through entities we wholly own as well as through a variety of joint ventures and other entities.

Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It is worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail. Our core values guide our pursuits:

People – True strength is achieved when everyone has a voice. That is why we build our culture on a foundation that encourages inclusion and diversity in background and thought and aspire to foster an environment where everyone feels empowered to bring their true selves and different points of view to drive us forward
Customers – We relentlessly work to anticipate what consumers want today, tomorrow, and well into the future
Entrepreneurship – As an industry leader, we act with a bold, calculated approach to realize our vision and unlock new growth opportunities
Quality – Our promise is to pursue quality in our processes and products by continuously seeking to enhance what we do and how we do it

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PROXY STATEMENT	Proxy Summary	Table of Contents
Integrity – It is about more than achieving goals. How we achieve them is also important. We aspire to act with high moral and ethical standards and always do the right thing, even when it is the hard thing

Headquartered in Victor, New York, we are a Delaware corporation incorporated in 1972, as the successor to a business founded in 1945.

Our Brands

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial, and the flavorful lineup of Modelo Chelada brands, Pacifico, and Victoria; our fine wine and craft spirits brands, including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford and Meiomi.
Fiscal 2023 Highlights

We continued our historically strong growth and performance:
•Constellation delivered record net sales of $9.5 billion and FCF of $1.7 billion (1)
•10 Consecutive Years as a CPG Growth Leader – Highest Number of Consecutive Years Among Large CPG Companies (2)
•Constellation returned nearly $2.3 billion to stockholders in share repurchases and dividends
•Constellation's Beer Business delivered depletion growth of 7.5%
◦Modelo Especial achieved 9% depletion growth and remained the #2 beer brand and #1 share gainer in the entire U.S. beer category in dollar sales in Circana (formerly IRI) channels
•Constellation's Wine and Spirits Business further premiumized its portfolio and grew its omni-channel and international footprint
•Surpassed ESG target of restoring approximately 1.1 billion gallons of water withdrawals from local watersheds between Fiscal 2023 and Fiscal 2025
(1)FCF is defined below under “Defined Terms.” FCF is a non-GAAP measure and a reconciliation of FCF to the GAAP measure together with the reasons management uses this measure is set forth in Appendix 1.
(2)Circana and Boston Consulting Group Analysis.

Our Approach to ESG

During the course of our history, we have been committed to safeguarding our environment, making a positive difference in our communities, and advocating for responsible consumption of beverage alcohol products. We believe our ESG strategy enables us to better meet stakeholder expectations, reflects our Company values, and

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PROXY STATEMENT	Proxy Summary	Table of Contents
directly address pressing environmental and societal needs that are important to our communities, consumers, and employees. Specifically, we have focused on areas where we believe we have the greatest opportunities to make meaningful, positive impacts for people and the planet, and we dedicate our resources towards:

Serving as good stewards of our environment and natural resources: Modeling water stewardship for our industry; and reducing GHG emissions through energy conservation and renewable energy initiatives; and now, reducing operational waste and enhancing the use of returnable, recyclable, or renewable packaging
Enhancing social equity within our industry and communities: Championing the professional development and advancement of women in the beverage alcohol industry and our communities; enhancing economic development and prosperity in disadvantaged communities; and championing an inclusive culture within our organization, characterized by diversity in background and thought, which reflects our consumers and the communities where we live and work
Promoting responsible beverage alcohol consumption: Ensuring the responsible promotion and marketing of our products; and empowering adults to make responsible choices in their alcohol (substance) consumption by supporting fact-based education, engagement programs, and policies

For additional information on our approach to ESG, including accomplishments in Fiscal 2023 in each of our key strategic ESG focus areas, please see Item 1. (Business) and Item 7. (Management’s Discussion and Analysis of Financial Condition and Results of Operations) in our 2023 Form 10-K.

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CORPORATE GOVERNANCE	Our Approach to Corporate Governance	Table of Contents
CORPORATE GOVERNANCE

Our Approach to Corporate Governance
The Board has been, and continues to be, committed to performing its responsibilities in a manner consistent with sound governance practices and that promotes value creation for the Company’s stockholders. Historically, the Company qualified as a “controlled company” under NYSE rules due to a majority of the voting power being held by entities affiliated with our founding Sands family. Therefore, while the Board has had a focus on continuously reviewing and updating its governance practices, it has historically viewed governance through the lens of a company with a controlling stockholder group. However, the closing of the Reclassification during Fiscal 2023 evidenced a significant development in the Company’s capital structure and approach to governance.

Reclassification
In November 2022, we completed the Reclassification as contemplated by the Reclassification Agreement. Pursuant to the Reclassification, each issued and outstanding share of Class B Stock was reclassified, exchanged, and converted into one share of Class A Stock and the right to receive $64.64 in cash, without interest.

The Class B Stock, with its ten votes per share, was eliminated upon the completion of the Reclassification. This resulted in the elimination of the prior “high-vote/low-vote” voting structure, and Constellation now has, for all significant purposes, a single class of voting common stock (Class A Stock) with one vote per share. A number of corporate governance changes were also implemented in connection with the completion of the Reclassification:

•holders of Class A Stock are entitled to vote to elect all directors at future Annual Meetings of Stockholders beginning at the Meeting;
•the Board committed to a near-term rotation of the Lead Director position, and the Board anticipates rotating such position at its first meeting immediately following the Meeting on July 18, 2023;
•Robert and Richard Sands, who previously served as our Executive Chairman of the Board and Executive Vice Chairman of the Board, respectively, retired from their executive positions, and Robert Sands became our non-executive Chair of the Board and Richard Sands continues serving as a non-executive Board member;
•the Sands family initially has the right to nominate two members to our Board for the next five years so long as they own 10% or more of our Class A Stock, and to nominate one member to our Board for the next five years and beyond so long as they own 5% or more of our Class A Stock;
•the Board implemented a prohibition on any director or executive officer pledging our common stock with a capped carve-out for specified levels of pledging by certain individuals and entities affiliated with the Sands family (see the subheading below entitled “Policy Against Pledging Company Stock”); and
•the Company’s By-Laws were amended to transition to a majority vote standard for uncontested director elections (see the subheading below entitled “Majority Voting Standard for Director Elections”). Under the Reclassification Agreement, if a Sands family nominee does not get elected to the Board in an uncontested election resulting in a vacancy on the Board, WildStar has the right to designate a replacement nominee which shall be appointed to the Board, subject to satisfaction of applicable legal and exchange listing requirements and reasonable approval of the Board.

The Board believes that the changes implemented in connection with the Reclassification represent an initial phase in the evolution of the Company’s governance practices as a non-controlled company. The Board understands the importance of sound governance to our stakeholders. The Board will continue to evaluate its governance practices in response to the expressed views and policies of our stockholders and other stakeholders and evolve those practices as appropriate.

Corporate Governance Highlights
Highlights of our corporate governance practices include the following:

•Independent Committees - The Board has three standing committees including (i) Audit, (ii) Corporate Governance, Nominating, and Responsibility, and (iii) Human Resources. All of the voting members of each committee are independent directors.

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CORPORATE GOVERNANCE	Our Approach to Corporate Governance	Table of Contents

•Annual Election of Directors - To promote accountability to our stockholders and to align with governance best practices, all of our directors stand for election on an annual basis.

•Majority Voting Standard for Director Elections - In connection with the completion of the Reclassification, the Board amended the Company’s By-Laws to provide for a majority voting standard in uncontested elections. Our majority voting standard provides that, in uncontested director elections, a director nominee will be elected only if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee. In addition, our Corporate Governance Guidelines require each director nominee to submit an irrevocable contingent resignation which becomes effective only upon (i) such nominee’s failure to receive the requisite number of votes for re-election at any future meeting at which such person would face re-election and (ii) the Board’s acceptance of such resignation. If the nominee does not receive the requisite number of votes for re-election, the CGNR Committee will act on an expedited basis to make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will then consider the CGNR Committee’s recommendation and take such action as it determines to be appropriate.

•Policy Against Pledging Company Stock - In connection with the completion of the Reclassification, the Board adopted a Policy Against Pledging Company Stock. Under this new policy, executive officers and directors are prohibited from pledging shares of the Company’s stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account or any other account that could cause the Company’s stock to be subject to a margin call or otherwise be available as collateral for a margin loan.

The sole exception to that prohibition is that any member of the Sands family nominated by WildStar to serve on the Board is permitted to continue to pledge their shares of Company stock owned directly or indirectly through Sands family related entities, subject to the restrictions and limitations in the Reclassification Agreement. Under the Reclassification Agreement, any member of the Sands family nominated by WildStar to serve on the Board is permitted to continue to pledge stock so long as: (i) during the five-year period following the closing of the Reclassification, such pledging cannot exceed the greater of: (a) the number of shares having a value of approximately $4 billion at any point in time; and (b) the number of shares pledged as of signing of the Reclassification Agreement; and (ii) after that initial five-year period and until no Sands family nominee is on the Board, pledging cannot exceed the number of shares having a value of $3 billion, as adjusted annually by the Consumer Price Index, subject to grace and cure periods.

The CGNR Committee is responsible for ensuring compliance with the Policy Against Pledging Company Stock and for monitoring any continued pledging by the Sands family Board nominees and related entities under the sole exception described above.

•Refreshed and Diverse Board - In the past five years, we have added four independent directors to the Board. The Board’s composition also reflects our commitment to ensure diversity of thought, experience, attributes, and background, as demonstrated by the fact that four of our eleven Board nominees are women and three members are racially or ethnically diverse.

•Regularly Scheduled Executive Sessions - The Board meets on a regularly scheduled basis and holds an executive session at every regularly scheduled meeting of the Board. Following the Reclassification, those executive sessions include sessions of the non-management directors as well as separate sessions of the independent directors. The Lead Director acts as the chair of such executive sessions.

•Director Independence - Assuming all of the nominated directors are elected, the Board is expected to consist of eleven directors, eight of whom will be independent. Mr. Newlands, our Chief Executive Officer, is one of the non-independent directors, and the other two non-independent directors are Messrs. Robert Sands and Richard Sands, who are required under the Reclassification Agreement to be nominated to the Board at the Meeting.

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CORPORATE GOVERNANCE	Our Approach to Corporate Governance	Table of Contents

•Board, Committee, and Director Evaluation Processes - Each of the Board, the Audit Committee, the CGNR Committee, and the Human Resources Committee conducts a self-evaluation of its performance on an annual basis. In addition, as described below under the subheading “Board Refreshment, Succession Planning, and Effectiveness Review,” the Board and the Company intend to engage a global executive search and leadership consulting firm during Fiscal 2024 to conduct a Board effectiveness review.

•Outside Board Commitments - Our Board expects individual directors to allot sufficient time and attention to Company matters and to use their judgment and consider all of their commitments when accepting additional directorships with other public companies or charitable organizations. Our Corporate Governance Guidelines provide that a director should not serve on the boards of more than four public companies (including ours). Additionally, the Corporate Governance Guidelines and the Audit Committee’s Charter state that no member of the Audit Committee may serve simultaneously on the audit committees of more than three public companies (including ours). Our Board believes that this approach strikes the right balance by allowing for the depth and breadth of experience gained through membership on other boards and the time commitment needed for engaged board and committee service.

•Mandatory Retirement Age - While the Board does not believe that it should establish term limits for directors, our Corporate Governance Guidelines include a mandatory retirement age of 70 for all members of the Board who commenced service to the Board after June 2002. This mandatory retirement age applies to all director nominees except for Messrs. Robert Sands and Richard Sands.

•Orientation and Continuing Education - The CGNR Committee maintains an orientation process for all new directors, which includes comprehensive background briefings by the Company’s executive officers. In addition, all directors periodically participate in briefing sessions on certain subjects relevant to the Company’s business strategy, as well as visits to various of the Company’s breweries, wineries, and other facilities. This education is intended to assist the directors in better understanding the Company’s business and in discharging their duties.

•Board Refreshment, Succession Planning, and Effectiveness Review - The Board has committed to an enhanced effectiveness review commencing in Fiscal 2024, including a focus on Board refreshment and succession planning. As part of this enhanced review, the Board has engaged Spencer Stuart, a global executive search and leadership consulting firm, to review all dimensions of board performance with a focus on matters related to board composition.

Stockholder Engagement
During Fiscal 2023 (including as part of the Reclassification) and early in Fiscal 2024, we conducted governance reviews and investor outreach. Through our investor engagement during that period, we reached out to our largest stockholders and held discussions with those that accepted our invitation. These discussions primarily included representatives from our Investor Relations department and members of our Executive Management Committee. In certain instances, representatives from our ESG and Legal departments as well as members of our Board also participated in these engagements. The topics addressed during the discussions included: company strategy, operational and financial performance, capital allocation, the Reclassification, Board composition and succession, executive compensation, corporate governance, and other matters relating to our ESG strategy, particularly water stewardship, greenhouse gas emissions, packaging and recycling, and DEI. Our Investor Relations department and the members of our Executive Management Committee that primarily participate in these discussions regularly report to the Board regarding their engagements and the feedback received on the various topics discussed to keep the Board informed of our stockholders’ perspectives and enable them to consider and address those matters effectively.

Stockholders or other interested parties may arrange to communicate directly with directors, the Lead Director, or the non-management directors as a group by writing to Constellation Brands, Inc., Board of Directors, 207 High Point Drive, Building 100, Victor, New York 14564. Stockholders or other interested parties may also communicate concerns via our 24-hour hotline as set forth in the policy regarding Communications from Stockholders or Other Interested Parties available on our investor relations website at https://ir.cbrands.com. Communications from

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CORPORATE GOVERNANCE	Our Approach to Corporate Governance	Table of Contents
stockholders or other interested parties to individual directors or the full Board may also be sent via email to corpsecretary@cbrands.com. Our Secretary reviews all communications sent to the Board. All such communications will be forwarded to the Board, the appropriate committee, or an individual director, except for those items that our Secretary deems, in the Secretary’s discretion, to be unrelated to a director’s duties or responsibilities. Communications addressed to the Board may, at our discretion, be shared with members of management.

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CORPORATE GOVERNANCE	Proposal 1 - Election of Directors	Table of Contents
Proposal 1 – Election of Directors

Our Retiring Directors
James A. Locke III and Jeremy S. G. Fowden are retiring from our Board at the end of the current term and are not standing for reelection at our Annual Meeting of Stockholders. We thank Messrs. Locke and Fowden for their years of dedicated service and wish each of them continued success in the future.

Director Nominees
With the retirements of Messrs. Locke and Fowden following the Meeting, the Board has fixed the size of the Board at eleven effective immediately prior to the election of directors at the Meeting, and has nominated eleven directors to be elected by the stockholders at the Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. While the size of the Board will fluctuate over time based on the specific needs of the Company, this size is within the desired range of nine to twelve directors under our Corporate Governance Guidelines to permit diversity of experience without hindering effective discussion or diminishing individual accountability. The nominees for election to the Board are the following individuals, all of whom are currently serving as directors of the Company:

•Christy Clark;
•Jennifer M. Daniels;
•Nicholas I. Fink;
•Ernesto M. Hernández;
•Susan Somersille Johnson;
•Jose Manuel Madero Garza;
•Daniel J. McCarthy;
•William A. Newlands;
•Richard Sands;
•Robert Sands; and
•Judy A. Schmeling.

Messrs. Richard Sands and Robert Sands are the nominees of WildStar pursuant to the Reclassification Agreement. Management does not anticipate that any of the nominees will become unavailable to serve for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board.

As demonstrated by the director biographies and experience, skill, qualification, and diversity information below, our Board is made up of a diverse group of leaders with substantial experience in their respective fields. Our Board believes that the combination of the various experiences, skills, and qualifications of the director nominees contributes to an effective and well-functioning Board and that, individually and in the aggregate, the director nominees possess the necessary qualifications to provide our Company with effective oversight and strategic guidance.

Director Experiences, Skills, Qualifications, and Diversity
The CGNR Committee recommends director nominees for director on the basis of their character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company’s business environment, time commitment, and acumen. This committee is responsible for assessing the appropriate balance of skills and characteristics required of Board members. When evaluating individual director candidates, the CGNR Committee considers many different skills and experiences. The following skills and experiences are considered by the CGNR Committee and the Board as being essential to creating an effective, well-rounded, and diverse Board that is empowered for proper oversight of our business:

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CORPORATE GOVERNANCE	Proposal 1 - Election of Directors	Table of Contents

Experience, Skill, or Qualification	Rationale for Consideration
Senior Management Leadership	Provides valuable judgment and experience as a current or former senior executive of a publicly traded entity or large private company. Senior management and leadership experience facilitates effective oversight of management and informs the Board’s succession planning process.
Finance	Demonstrated experience with large-scale financial analysis and decision making is critical to the Board’s considerations of issues including capital allocation and long-term strategy.
Beverage Alcohol Industry Experience	The beverage alcohol industry is fast-moving, complex, and highly regulated. Experience in our industry is important for understanding and reviewing our business and strategy.
Business Operations, Strategic Planning, and/or Supply Chain	Important to have a practical understanding of developing, implementing, and assessing operating plans and business strategies. Understanding of complex manufacturing and supply chain considerations allows directors to critically evaluate our strategy and operations.
Corporate Governance	Supports a strong Board and management accountability, transparency, and advancement of stakeholder interests. A critical skill as the Board continues to evolve its governance practices following the Reclassification.
Accounting, Auditing, and/or Financial Reporting	Valuable in order to promote effective capital allocation, robust controls, and oversight.
Advertising, Digital Marketing, and/or eCommerce	Critical as we seek to identify and reach new consumers, enhance consumer experiences, and develop new markets for our products.
Innovation	Brings important experience developing new products and building and extending brands and brand families.
Human Capital, Compensation, Talent Management, and/or Succession Planning	Provides important experience dealing with critical human resource issues supporting and enhancing our talent acquisition, retention, and development strategies.
International (Non-U.S.) Business	Supports the Board’s oversight of key risks and opportunities involving our international operations, production facilities, and related geographic, cultural, economic, political, and legal considerations.
Other Public Company Board Experience	An understanding of public company responsibilities and the issues commonly faced by public companies is important to navigating governance issues faced by us.

The Board is also committed to a diversified membership, in terms of both the individuals involved and their various experiences and areas of expertise, that reflects our consumers and the communities where we live and work. While the Board’s diversity definition does not include explicit references to gender, race, or ethnicity, and the Board has not adopted a policy explicitly requiring women and minorities to be included in the initial pool of candidates when selecting new director nominees, such characteristics are considered by the Board (and by any search firms engaged by us) as part of its overall refreshment process.

The table below provides a high-level summary of the particular skills and qualifications of each of the director nominees approved by the CGNR Committee for election at the Meeting. The fact that a specific area of focus or experience is not designated does not mean the director nominee does not possess that skill or experience. Rather, the skills and experiences noted below are those reviewed by the CGNR Committee and the Board in making nomination decisions and as part of the Board succession planning process.

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CORPORATE GOVERNANCE	Proposal 1 - Election of Directors	Table of Contents

	Christy Clark	Jennifer M. Daniels	Nicholas I. Fink	Ernesto M. Hernández	Susan Somersille Johnson	Jose Manuel Madero Garza	Daniel J. McCarthy	William A. Newlands	Richard Sands	Robert Sands	Judy A. Schmeling
Senior Management Leadership	X	X	X	X	X	X	X	X	X	X	X
Finance			X	X	X	X	X		X		X
Beverage Alcohol Industry Experience			X			X		X	X	X
Business Operations, Strategic Planning, and/or Supply Chain	X	X	X	X		X	X	X	X	X	X
Corporate Governance	X	X					X			X	X
Accounting, Auditing, and/or Financial Reporting		X	X			X	X	X			X
Advertising, Digital Marketing, and/or eCommerce	X	X		X	X		X	X	X	X	X
Innovation			X	X	X	X		X	X	X	X
Human Capital, Compensation, Talent Management, and/or Succession Planning	X	X	X	X	X	X	X	X	X	X	X
International (Non-U.S.) Business	X	X	X	X	X	X		X	X	X	X
Other Public Company Board Experience	X		X	X	X	X	X	X			X

Director Nominee Demographics

Gender Diversity	Ethnic Diversity	Age of Director Nominees

Tenure of Non-Sands Family Nominees (1)	Tenure of Director Nominees	Director Independence
(1)Excludes Messrs. Richard Sands and Robert Sands, whose right to be nominated to the Board by WildStar is set forth in the Reclassification Agreement.

Process for Identifying New Directors
The Board selects director candidates based on the recommendation of the CGNR Committee. This committee has developed, and the Board has adopted, the Corporate Governance Guidelines which include provisions relating to composition and operation of the Board, and the Board’s interaction with management. This committee is

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responsible for developing lists of desirable director candidates, screening prospective candidates, sharing information concerning the candidates and the process with the Board, and soliciting input from other members of the Board.

The Board continually reviews its composition to identify the skills needed for our Company both in the near term and into the future. Ongoing strategic board succession planning, along with our compulsory retirement age for directors who joined the Board after June 2002, helps ensure that the Board continues to maintain an appropriate mix of objectivity, skills, and experiences to provide fresh perspectives and effective oversight and guidance to management, while leveraging the institutional knowledge and historical perspective of our longer-tenured directors.

Historically, the CGNR Committee has used independent third-party search firms to help identify, evaluate, and conduct due diligence on potential director candidates. Using a professional search firm supports the CGNR Committee in conducting a broad search and looking at a diverse pool of potential candidates. The CGNR Committee also considers recommendations made by the members of the Board, as well as input and feedback provided to the Board by stockholders, stockholder advocacy groups, and proxy advisors on matters related to board composition (including board size, diversity, skill set, and leadership).

Director Independence
The Board adopted and reviews the Corporate Governance Guidelines on an annual basis. These guidelines, which were most recently revised in November 2022, include categorical standards of independence which are designed to assist the Board in determining whether certain relationships between our directors and the Company or its subsidiaries are “material relationships” for purposes of the NYSE independence standards. The Corporate Governance Guidelines, including its categorical standards of independence, are available on our investor relations website at https://ir.cbrands.com under the section entitled Governance Documents. Under those categorical standards, the following relationships are considered in connection with the Board’s determination of independence:

•current or former employment of the director by the Company;
•immediate family member of the director is a current or former executive officer of the Company;
•compensation from the Company (other than director compensation);
•material business relationships with the Company;
•leadership roles with charitable organizations receiving material support from the Company;
•current or former affiliations with the Company’s auditors by the director or immediate family; and
•service on interlocking boards or compensation committees.

Relationships not addressed by the NYSE rules or similarly described in our categorical standards of independence will not cause an otherwise independent director not to be considered independent. For relationships that do not fall within the delineated categories, the directors who are independent under the guidelines will determine whether a relationship is material and, therefore, whether such director would be independent.

In April 2023, the Board reviewed the independence of each incumbent director and director nominee. Based on the Corporate Governance Guidelines, including its categorical standards of independence, the Board has affirmatively determined that none of the following directors and director nominees had any material relationship with the Company and are therefore independent: Christy Clark, Jennifer M. Daniels, Nicholas I. Fink, Jeremy S. G. Fowden, Ernesto M. Hernández, Susan Somersille Johnson, James A. Locke III, Jose Manuel Madero Garza, Daniel J. McCarthy, and Judy A. Schmeling. Accordingly, each director and director nominee, other than William A. Newlands, Richard Sands, and Robert Sands, is independent.

As discussed above under the subheading “Our Retiring Directors,” Messrs. Locke and Fowden are retiring from our Board at the end of the current term and are not standing for re-election at the Meeting, and the Board has fixed the size of the Board at eleven effective immediately prior to the election of directors at the Meeting.

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Therefore, following the Meeting, assuming all of the nominated directors are elected, the Board is expected to consist of eleven directors, eight of whom will be independent.

In determining the independence of each director, the Board considered and deemed immaterial to the directors’ independence transactions involving charitable contributions or the sale of products and services in the ordinary course of business between the Company and companies or organizations at which some of our directors or their immediate family members were directors, officers, or employees. In each case, the amount paid to or received from these companies or organizations in each of the last three years was below thresholds in the guidelines. Specifically, the Board considered the following:

•For Mr. Fowden, during the past three fiscal years we had a small commercial relationship with Primo Water Corporation for products or services, which resulted in payments to Primo of less than $120,000 per year and in the aggregate over such three-year period.
•For Ms. Johnson, during the past three fiscal years we made charitable contributions to various subsidiaries and affiliated entities of United Way Worldwide, of which Ms. Johnson was a member of the USA National Board.
•For Mr. Locke, during the past three fiscal years he served as Senior Counsel to our principal outside counsel, Nixon Peabody LLP. The dollar value of Mr. Locke’s interest in the fees paid to Nixon Peabody, if any, is indeterminable, but the Board has determined it to be immaterial for this purpose. Mr. Locke also served as an uncompensated director of Friends of the Constellation Brands-Marvin Sands Performing Arts Center, Inc., a registered New York charity to which we make payments for naming rights and for food and entertainment at events.

The Board determined that none of these relationships impaired the independence of the directors.

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Director Biographies
All nominees have been directors since last year’s annual meeting. The reported age of each nominee as presented in the following biographies is as of May 26, 2023.

Christy Clark Director since 2019 | Independent | Age 57	Committee: Human Resources
Ms. Clark has served as a Senior Advisor at Bennett Jones LLP, an internationally recognized Canadian law firm, since July 2018. Prior to that, she served as the Premier of the Province of British Columbia, Canada from March 2011 through July 2017.
Other Current Public Directorships:
•Shaw Communications (NYSE: SJR)
•Recipe Unlimited Corporation (TSX: RECP)
Other Public Directorships in the Past Five Years:
•None

Ms. Clark brings to the Board extensive leadership experience, as well as valuable insights into Canadian and international markets, fiscal management, and government relations.

Jennifer M. Daniels Director since 2018 | Independent | Age 59	Committee: Audit
Ms. Daniels has served as Chief Legal Officer and Secretary of Colgate-Palmolive Company (NYSE: CL), a leading global consumer products company, since November 2014. Prior to that, she served as Senior Vice President, General Counsel, and Secretary of NCR Corporation from 2010 to 2014. She also
Other Current Public Directorships:
•None
Other Public Directorships in the Past Five Years:
•None

Ms. Daniels brings to the Board significant legal expertise with a global lens on consumer business, a strong transactional track record, and in-depth knowledge of the corporate governance requirements for publicly-traded companies.

served as Vice President, General Counsel, and Secretary of Barnes & Noble, Inc. from 2007 through 2010.

Nicholas I. Fink Director since 2021 | Independent | Age 48	Committee: Audit
Mr. Fink has served as Chief Executive Officer of Fortune Brands since January 2020. From March 2019 to January 2020, he served as President and Chief Operating Officer of Fortune Brands. From July 2016 to March 2019, he served as President of Fortune Brands’ Water Innovations group. From
Other Current Public Directorships:
•Fortune Brands Innovations, Inc. (NYSE: FBIN)
Other Public Directorships in the Past Five Years:
•None

As a current chief executive officer, Mr. Fink brings to the Board his expertise in executive leadership, extensive beverage alcohol, international business, and corporate development and legal experience, and a proven track record of leveraging consumer insights to meet consumer needs in fast moving, highly regulated markets.

June 2015 to July 2016, Mr. Fink served as Senior Vice President of Global Growth and Development of Fortune Brands. Prior to that, he served as President, Asia Pacific and South America of Beam Suntory, Inc., a global spirits company.

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Ernesto M. Hernández Director since 2014 | Independent | Age 65	Committee: Human Resources
Mr. Hernández retired from GM de Mexico, a subsidiary of General Motors Company, a global automobile manufacturing company which through a subsidiary also provides automotive financing services, effective January 16, 2020. From June 2011 until August 2019, he served as President and
Other Current Public Directorships:
•Dana Incorporated (NYSE: DAN)
•BRP Inc. (TSX: DOO)
Other Public Directorships in the Past Five Years:
•None

Mr. Hernández brings to the Board his extensive leadership skills, insight, and perspective from his many years of service with a major manufacturing company as well as valuable insights regarding Mexican business operations.

Managing Director of GM de Mexico. Prior to that time, he served as Vice President and Executive Director of Sales, Service and Marketing of GM de Mexico, having served in that role from April 2003 through May 2011. Mr. Hernández began his career with GM de Mexico in 1980 and has held numerous positions of growing responsibility within that company.

Susan Somersille Johnson Director since 2017 | Independent | Age 57	Committee: Human Resources
Ms. Johnson has served as Chief Marketing Officer of Prudential Financial, Inc. (NYSE: PRU), a financial wellness leader and premier active global investment manager, since October 2020. From August 2014 to October 2020, she served as an Executive Vice President and as Chief Marketing
Other Current Public Directorships:
•National Vision Holdings, Inc. (NYSE: EYE)
Other Public Directorships in the Past Five Years:
•None

Ms. Johnson brings to the Board a proven track record of building and revitalizing brands by enhancing the client experience and a combination of skills across creative and analytical marketing specializing in big data to draw on consumer insights.

Officer of Truist Financial Corporation, the bank holding company formed in 2019 following the merger of SunTrust Bank and BB&T. Prior to that, Ms. Johnson served as the Vice President of Global Marketing at NCR Corporation from April 2012 to August 2014. She also served as Global Head of Operator Marketing at Nokia and held leadership roles in a number of technology organizations, including Nuance Communications, Fujitsu, and Apple.

Jose Manuel Madero Garza Director since 2019 | Independent | Age 55	Committee: Audit
Mr. Madero is currently an independent business consultant based out of Mexico City. He served as honorary advisor of the COFINECE (national council for the promotion of investment, employment and economic growth) at the Office of the Chief of Staff of the President of Mexico from March 2019 until

Other Current Public Directorships:
•Newmont Corporation (NYSE: NEM)
Other Public Directorships in the Past Five Years:
•None

As a former chief executive officer, Mr. Madero brings to the Board his expertise in executive leadership, international business matters, operations, finance, and strategic planning.

his term ended in December 2019. Prior to that, he served as Chief Executive Officer of Grupo Bepensa from February 2015 through February 2019. From 2005 to 2015, Mr. Madero held various roles of growing responsibility with Monsanto Company, a global agriculture company, including Vice President of International Business Development from September 2014 to January 2015, President and Regional Lead EMEA from February 2013 to August 2014, President and Regional Lead Latin America North from August 2009 to January 2013, Vice President of Commercial Operations for Latin America South from December 2007 to August 2009, and President and Regional Lead of Australia and New Zealand, from August 2006 to December 2007.

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Daniel J. McCarthy Director since 2015 | Independent | Age 59	Committee: Audit
Mr. McCarthy stepped down from Frontier Communications Corporation, a communications company, effective December 3, 2019. Since April 2015, he had served as Frontier’s President and Chief Executive Officer, having been elected to the Frontier board of directors in May 2014. Prior to
Other Current Public Directorships:
•None
Other Public Directorships in the Past Five Years:
•Frontier Communications Corporation 2014-2019

Mr. McCarthy brings to the Board his leadership skills as well as his experience in strategic planning, financial reporting, the competitive environment, mergers and acquisitions, and regulatory affairs.

that he was President and Chief Operating Officer from April 2012 to April 2015, and, previously, was Executive Vice President and Chief Operating Officer from January 2006 to April 2012, Senior Vice President, Field Operations from December 2004 to December 2005, and Senior Vice President, Broadband Operations from January 2004 to December 2004. Mr. McCarthy began his career with Frontier in 1990 and has held numerous positions of increasing responsibility within that company. Frontier filed a petition under Chapter 11 of the Bankruptcy Code in April 2020.

William A. Newlands Director since 2019 | Age 64	President and Chief Executive Officer
Mr. Newlands has served as Chief Executive Officer of the Company since March 2019 and as President since February 2018. He served as Chief Operating Officer from January 2017 through February 2019 and as Executive Vice President of the Company from January 2015 until February 2018. From January 2016 to January 2017 he performed the role
Other Current Public Directorships:
•Hormel Foods Corporation (NYSE: HRL) (Lead Director)
Other Public Directorships in the Past Five Years:
•Canopy Growth Corporation (NYSE: CGC) 2018-2021

Mr. Newlands brings to our Board operational leadership experience gained through holding a variety of senior management roles within the beverage alcohol industry. He also contributes a broad understanding of industry trends and innovation, as well as insights about consumer product marketing and international business.

of President, Wine & Spirits Division and from January 2015 through January 2016 he performed the role of Chief Growth Officer. Mr. Newlands joined the Company in January 2015. Prior to that he served from October 2011 until August 2014 as Senior Vice President and President, North America of Beam Inc., as Senior Vice President and President, North America of Beam Global Spirits & Wine, Inc. from December 2010 to October 2011, and as Senior Vice President and President, USA of Beam Global Spirits & Wine, Inc. from February 2008 to December 2010. Beam Inc., a producer and seller of branded distilled spirits products, merged with a subsidiary of Suntory Holding Limited, a Japanese company, in 2014. Prior to October 2011, Beam Global Spirits & Wine, Inc. was the spirits operating segment of Fortune Brands, Inc., which was a leading consumer products company that made and sold branded consumer products worldwide in the distilled spirits, home and security, and golf markets.

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Richard Sands, Ph.D. Director since 1982 | Age 72
Mr. Sands previously served as Executive Vice Chairman of the Board of the Company from March 2019 through November 2022 and as Chairman of the Board of the Company from September 1999 through February 2019. He was employed by the Company in various capacities from 1979 through
Other Current Public Directorships:
•None
Other Public Directorships in the Past Five Years:
•None

Mr. Sands brings to the Board a depth and breadth of knowledge of the Company based on four decades of service. Mr. Sands has extensive experience with the Company's management, operations, and strategic direction, as well as substantial knowledge regarding the beverage alcohol industry.

Mr. Sands was nominated to the Board by WildStar pursuant to the terms of the Reclassification Agreement.

November 2022. He served as Chief Executive Officer from October 1993 to July 2007, as President from May 1986 to December 2002, as Chief Operating Officer from May 1986 to October 1993, and as Executive Vice President from 1982 to May 1986. He is the brother of Robert Sands.

Robert Sands Director since 1990 | Age 64	Board Chair
Mr. Sands previously served as the Executive Chairman of the Board of the Company from March 2019 through November 2022 and as Chief Executive Officer of the Company from July 2007 through February 2019. Mr. Sands also served as President of the Company from December 2002 to
Other Current Public Directorships:
•None
Other Public Directorships in the Past Five Years:
•None

Mr. Sands brings to the Board over three decades of experience in a variety of legal, operational, and management roles at the Company. He also possesses substantial knowledge of, and has extensive relationships within, the beverage alcohol industry.

Mr. Sands was nominated to the Board by WildStar pursuant to the terms of the Reclassification Agreement.

February 2018, as Chief Operating Officer from December 2002 to July 2007, as Group President from April 2000 through December 2002, as Chief Executive Officer, International from December 1998 through April 2000, as Executive Vice President from October 1993 through April 2000, as General Counsel from June 1986 through May 2000, and as Vice President from June 1990 through October 1993. He is the brother of Richard Sands.

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Judy A. Schmeling Director since 2013 | Independent | Age 63	Committees: Audit (Chair) Corporate Governance, Nominating, and Responsibility
Ms. Schmeling served as Chief Operating Officer of HSN, Inc., an interactive multichannel retailer, from May 2013 to December 2017 and as President of Cornerstone Brands, a retailing segment of HSN, Inc., from August 2016 to December 2017. She also served as Chief Financial Officer of HSN, Inc. from
Other Current Public Directorships:
•Canopy Growth Corporation (NYSE: CGC) (Chair)
•Casey’s General Stores, Inc. (Nasdaq: CASY)
Other Public Directorships in the Past Five Years:
•None

Ms. Schmeling has been a chief operating officer of a public company and brings to the Board extensive accounting and financial expertise and valuable experience associated with operations as well as with the oversight of treasury, financial planning and analysis, tax, and investor relations functions.

May 2013 to November 2016. From August 2008 to May 2013, Ms. Schmeling served as HSN, Inc.’s Executive Vice President and Chief Financial Officer. Prior to that, Ms. Schmeling held positions of increasing responsibility within the HSN operating segment. She served as Executive Vice President and Chief Financial Officer of HSN (when it was IAC Retailing) from February 2002 to August 2008; as Senior Vice President, Finance from November 1999 to February 2002; as Chief Operating Officer of international operations from January 2001 to February 2002; as Vice President, Strategic Planning and Analysis from January 1998 to November 1999; and as Director of Investor Relations and Operating Vice President, Finance from September 1994 to January 1998 (during the time when HSN was a separately traded public company).

Vote Required

Each director shall be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. For this purpose, a majority of the votes entitled to be cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “for” and votes “against” and exclude “abstentions” and “broker non-votes” with respect to that director’s election.

The Board recommends a vote “FOR” all nominees.

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Board and Committee Composition

Board Refreshment, Succession Planning, and Effectiveness Review
As part of the Board’s focus on continuously reviewing and updating its governance practices, the Board has committed to an enhanced effectiveness review commencing in Fiscal 2024, including a focus on Board refreshment and succession planning. As part of this enhanced review, the Board has engaged Spencer Stuart, a global executive search and leadership consulting firm, to review all dimensions of board performance with a focus on matters related to board composition (including board size, diversity, skill set, and leadership), governance practices, and to benchmark the Board against other fast-growing, large CPG companies. It is anticipated that this review will encompass some or all of the following topics:

•Organization of the Board
•Committee Performance
•Roles and Duties of the Board Members
•Board Composition
•Board Involvement and Engagement
•Managing Risk and Monitoring Controls
•Overall Board Effectiveness
•Individual Director Effectiveness

Board and Committee Evaluation Process
We believe the Board's historical self-evaluation process has been an effective tool in ensuring sound corporate governance practices, which are important to the success of the Company’s business and in advancing stakeholder interests. As provided in the Corporate Governance Guidelines, Board committee Charters, and the NYSE listing standards, the Board and each of its committees are required to conduct an annual self-evaluation with a particular focus on overall effectiveness. The committees report to the Board on the outcome of their self-evaluations. The self-evaluation process provides valuable insight regarding areas of effectiveness and opportunities for improvement. Our annual Board and committee evaluations cover various areas, including the following:

•Preparation for and conduct of Board and committee meetings, whether virtual or in-person;
•Composition and operation of the Board and its committees;
•Qualifications and diversity of the Board membership;
•Support of the Board by management and corporate staff; and
•Governance and oversight of the Board and each of its committees.

As part of the Board refreshment, succession planning, and effectiveness review summarized above, it is anticipated that the Board will engage Spencer Stuart (or another external expert) to commence individual director evaluations during Fiscal 2024, and will implement a cadence of conducting similar reviews approximately every three years going forward.

Board Leadership Structure
The Board is responsible for overseeing our business strategy, the exercise of corporate power, and ensuring that the Company's business and affairs are managed to meet our stated goals and objectives. The Board ensures that we have an effective management team in place to run our business and serves to protect and advance the long-term interests of our stockholders. The role of our executive officers is to develop and implement a strategic business plan for the Company with the oversight of the Board and to grow our business. Our employees conduct our business under the direction of our President and Chief Executive Officer with the independent oversight of the Board.

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Role of Chair and Lead Director –
Our Corporate Governance Guidelines provide that there is no predetermined policy as to whether the roles of Chair of the Board and Chief Executive Officer should be separate and, if the roles are to be separate, whether the Chair of the Board should be a management or non-management director. Each year, the Board chooses a director to serve as Chair, and the non-management directors choose an independent director to serve as Lead Director.

The Lead Director schedules and presides at executive sessions of non-management directors and independent directors. As required, the Lead Director also facilitates communication between other members of the Board, the Chair, and the Chief Executive Officer. Since the Chair of the Board is currently not independent, a Lead Director has been designated by the non-management directors. Currently, Mr. James A. Locke III serves in this capacity. Our Corporate Governance Guidelines provide that there is no fixed schedule for the rotation of the Lead Director, although rotation may be desirable from time to time. Following the Meeting, as negotiated in connection with the Reclassification and as set forth in the Reclassification Agreement, the Board anticipates rotating the Lead Director position at its first meeting immediately following the Meeting on July 18, 2023.

Oversight of Risk Management –
The Board oversees the management of risks inherent in the operation of our business, with a focus on the most significant risks that we face. The Board performs this oversight role at multiple levels. In connection with its oversight of our strategic direction, as well as operations of our Beer and Wine and Spirits Divisions and corporate functions, the Board considers and addresses the primary risks associated with those strategic plans, divisions, and functions on a macro level. In addition, each Board committee addresses risks specific to the function of that committee on a micro level. For example, the Board committees address the following risk areas:
•The Audit Committee performs the Board’s oversight responsibilities as they relate to our accounting and enterprise risk management policies, internal controls, and financial reporting practices, and reviews and assesses our major enterprise risk exposures and the manner in which such risks are being monitored and controlled. The Audit Committee also monitors the Company’s compliance with legal and regulatory requirements and oversees cyber security, including privacy and information security, and receives regular updates from our Chief Information Security Officer.
•The Human Resources Committee reviews our executive and non-executive compensation programs and practices as they relate to risk management practices and risk-taking incentives. The Human Resources Committee also reviews the Company’s human capital matters.
•The CGNR Committee oversees risks related to our governance structure and processes and our environmental, sustainability, and social responsibility programs. It administers our related person transactions policy, and as part of that administration process, oversees our processes for mitigating any risks in such transactions. It also ensures compliance with the Company’s stated policy prohibiting pledging and monitors any continued pledging by permitted persons to ensure that there are no violations of such permitted pledging. This committee also reviews stockholder proposals and makes recommendations to the Board regarding any such proposal.

We also have a management committee named the Enterprise Risk Management Committee. This committee is comprised of members of management whose job functions relate to a wide variety of risk-sensitive areas, including operations, internal audit, finance, accounting, legal, and information technology. The committee meets periodically for the purposes of identifying and assessing risks that we face and developing and implementing processes and procedures to manage, mitigate, or otherwise address identified risks. To facilitate the Board’s and the Board committees’ oversight functions as they relate to risk issues, the Enterprise Risk Management Committee periodically reports to, and receives comments from, the Board and the Audit Committee.

Oversight of ESG –
The Board recognizes the importance of our ESG initiatives and the need to provide effective oversight of those initiatives. The Board has oversight responsibility for all areas not specifically delegated to one of its committees. In concert with its committees, the Board also oversees material risks and opportunities related to our strategic plan, including ESG considerations such as water usage and availability.

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•The CGNR Committee’s Charter sets forth its responsibility for oversight of the Company’s environmental, sustainability, and social responsibility programs, as well as to review the Company’s environmental, sustainability, and social responsibility programs and goals, and the Company’s progress toward achieving those goals.
•The Human Resources Committee’s Charter sets forth its responsibility for review human capital matters (including disclosures related to such matters), which may include, but are not limited to, the development, attraction, and retention of Company personnel, and employee diversity, equity, and inclusion matters (in each case, except with respect to matters that are within the scope of responsibility of another committee of the Board or the full Board).
•The Audit Committee reviews the Company’s ESG program as part of its responsibility to perform the Board’s oversight responsibilities as they relate to the Company’s accounting policies, internal controls, and financial reporting practices, including monitoring the enterprise risk management process and policies with respect to risk assessment and risk management.

The Chief Communications, CSR, and Diversity Officer and other members of management report directly to the CGNR Committee at every regularly scheduled meeting of the committee (in meetings generally attended by the full Board) regarding key recommendations, progress, and outcomes related to our ESG strategy and related goals.

Our Board Committees

Board and Committee Meetings and Committee Membership –
During Fiscal 2023, the Board met seven times. Each incumbent director who is standing for re-election at the Meeting attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which they served during their period of service. The non-management members of the Board and, following the closing of the Reclassification, the independent members of the Board, also meet periodically in regularly scheduled sessions without management. Our directors are expected to attend each Annual Meeting of Stockholders, and all directors who were at that time standing for re-election attended our 2022 Annual Meeting of Stockholders.
The table and footnotes below list our three separately designated, standing Board committees, the directors who serve on them, and the number of committee meetings held in Fiscal 2023. Each committee operates under a written charter that was approved by the Board and is available on our investor relations website at https://ir.cbrands.com. Each member of the three standing Board committees is independent in accordance with the applicable requirements of the NYSE listing standards, the SEC, and the categorical standards of independence contained within our Corporate Governance Guidelines. All directors served on the respective committees listed below for the entirety of Fiscal 2023.

Audit Committee (1)	Human Resources Committee (2)(3)	Corporate Governance, Nominating, and Responsibility Committee (3)(4)
Ms. Daniels	Ms. Clark	Mr. Fowden
Mr. Fink	Mr. Fowden u	Mr. Locke un
Mr. Madero	Mr. Hernández	Ms. Schmeling
Mr. McCarthy	Ms. Johnson
Ms. Schmeling ul

u Chairperson	l Audit Committee Financial Expert	n Lead Director
(1)The Audit Committee held five meetings in Fiscal 2023.
(2)The Human Resources Committee held five meetings in Fiscal 2023.
(3)Under the Reclassification Agreement, WildStar is entitled to have one of its Board nominees, to the extent then serving on the Board, serve as a non-voting member of the Human Resources Committee and the CGNR Committee. Based on this requirement, Mr. Robert Sands serves as a non-voting member of the Human Resources Committee and the CGNR Committee.
(4)The CGNR Committee held five meetings in Fiscal 2023.

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Reclassification Special Committee –
On April 3, 2022, the Board formed a Special Committee of independent and disinterested directors consisting of Ms. Daniels and Messrs. Fowden, Madero, and McCarthy. The Special Committee was formed to review, evaluate and, if applicable, negotiate a reclassification of the Class B Stock in response to a reclassification proposal from the Sands family. On June 29, 2022, the Board, based upon the unanimous recommendation of the Special Committee, authorized, approved, and declared advisable and in the best interests of the Company and its stockholders the terms of the Reclassification Agreement and related documents as well as the Reclassification and related transactions. During Fiscal 2023, the Special Committee met 33 times. On November 9, 2022, the Reclassification was approved by the unaffiliated holders of approximately 75% of Constellation’s Class A Stock. The Reclassification closed on November 10, 2022, and the Board disbanded the Special Committee on January 4, 2023.

Audit Committee –
This committee performs the Board’s oversight responsibilities as they relate to our accounting policies, internal controls, and financial reporting practices, including, among other things, the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of our internal audit function and the independent registered public accounting firm, and the enterprise risk management process and policies with respect to risk assessment and risk management. In addition, this committee maintains a line of communication between the Board and our financial management, internal auditors, and independent registered public accounting firm. The Board has determined that Ms. Daniels, Mr. Fink, Mr. Madero, Mr. McCarthy, and Ms. Schmeling are independent (as independence is determined for audit committee members under NYSE listing standards) and that all are financially literate. The Board has also determined that Ms. Schmeling, the Chairperson of the Audit Committee, qualifies as an audit committee financial expert. Additional information regarding the experience of each committee member is set forth under the heading “Director Nominees.” No committee member simultaneously serves on the audit committees of more than two other public companies.

CGNR Committee –
Effective April 5, 2023, the Board renamed this committee to more clearly reflect its responsibility as the nominating committee of the Board. The CGNR Committee identifies individuals qualified to become Board members consistent with criteria and qualifications for membership approved by the Board and selects, or recommends that the Board select, director nominees for each Annual Meeting of Stockholders. The CGNR Committee advises the Board concerning the appropriate composition of the Board and its committees, develops and recommends corporate governance guidelines to the Board, advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them, and oversees the Company’s environmental, sustainability, and social responsibility programs and goals and Company’s progress toward achieving those goals. Among other matters, this committee also makes recommendations to the Board with respect to an officer to be designated as Chief Executive Officer, a director to serve as Chair of the Board, and, if applicable, an independent director to serve as Lead Director. In addition, this committee advises the Board regarding compensation for the non-management directors and reviews related person transactions involving the Company and its directors, director nominees, executive officers, or significant stockholders.

The CGNR Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers, and other contacts. The CGNR Committee has from time to time engaged the services of independent third-party search firms to assist it in identifying and evaluating potential director candidates who will bring to the Board specific skill sets as established by the CGNR Committee.

The CGNR Committee will also consider director nominations recommended by our stockholders in accordance with the procedures set forth under the heading “Stockholders Proposals for the 2024 Annual Meeting.” Nominations by stockholders must be provided in a timely manner and must include sufficient biographical information so that the CGNR Committee can appropriately assess the proposed nominee’s background and qualifications. For a stockholder to have their candidate considered by the CGNR Committee for inclusion as a director nominee at the 2024 Annual Meeting of Stockholders, stockholder submissions of candidates for

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CORPORATE GOVERNANCE	Board and Committee Composition	Table of Contents
nomination to the Board must be received by the Company’s Secretary in writing at our offices, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

Pursuant to our Corporate Governance Guidelines, individual diversity (including, but not limited to, gender diversity and diversity of race and ethnicity) as well as diversity in experience and areas of expertise are factors that are considered by the CGNR Committee in its assessment of candidates. The Board, however, has not adopted any objective diversity-driven criteria or composition requirements. The Board seeks individuals having the skills, knowledge, and experience set forth above under the subheading “Director Experiences, Skills, Qualifications, and Diversity”. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the CGNR Committee assists the Board by selecting or recommending director candidates who it believes will enhance the overall diversity of the Board.

Human Resources Committee –
This committee functions as the compensation committee of the Board. In addition to satisfying the applicable independence requirements of the SEC and the NYSE and qualifying as independent under the Corporate Governance Guidelines, the members of the Human Resources Committee are considered “non-employee directors” under Rule 16b-3 of the Exchange Act.

This committee fulfills the Board’s responsibilities relating to the compensation of our executive officers, including our Chief Executive Officer, and engages an independent consultant to assist with its review and analysis of executive compensation. Additionally, the Human Resources Committee monitors: our human resources policies and procedures as they relate to our goals and objectives and good management practices; our material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the ethical conduct of the business as it relates to human resources matters, and the management of human resources capital; our procedures and internal controls that relate to personnel administration, pay practices, and benefits administration; and human capital matters including, but not limited to, the development, attraction, and retention of Company personnel, and employee diversity, equity, and inclusion matters. The Human Resources Committee is responsible for evaluating the performance of our Chief Executive Officer and approves each element of his compensation, as well as the compensation of our other executive officers. This committee also annually reviews with management the CD&A section of this Proxy Statement and, as appropriate, recommends to the Board that it be included in our applicable filings with the SEC.

This committee presently oversees our LTSIP, AMIP, and ESPP, and it reviews our senior management development and succession plans and any employment agreement with any current or proposed executives as well as other important human resources issues. The Human Resources Committee has not delegated any authority with respect to the compensation of our executive officers. The Human Resources Committee has delegated to our Chief Human Resources Officer limited authority to grant equity awards to non-executive officer employees, subject to certain limitations on the aggregate annual value of such awards and the annual value of awards granted to an individual recipient.

The Role of Our Executive Officers –
Executive officers may make recommendations and provide information to, and answer questions from, the Human Resources Committee as it fulfills its responsibilities regarding executive compensation during each fiscal year. No executive officer has the authority to approve their compensation or to grant awards of equity compensation to themselves or to any other executive officer.

The Role of Compensation Consultants –
The Human Resources Committee directly engaged FW Cook to serve as its independent compensation consultant for Fiscal 2023. The scope of services relating to Fiscal 2023 executive compensation performed by FW Cook generally consisted of the following:

•competitive reviews of our executive compensation programs, including a review of current incentive programs, a review of our peer group, and external market-check analyses (including a pay-for-performance analysis);

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CORPORATE GOVERNANCE	Board and Committee Composition	Table of Contents
•assisting the Human Resources Committee regarding the impact of the COVID-19 pandemic on the Company’s performance-based compensation programs;
•plan modification and design recommendations, including advice related to the design of our compensation program for our President and Chief Executive Officer, and, prior to the closing of the Reclassification, our Executive Chairman and Executive Vice Chairman;
•updates on executive compensation trends and related regulatory rulemaking;
•an executive compensation risk analysis;
•a review of the 2023 CD&A; and
•additional consultant support as needed including review and comment on management proposals and attendance at committee meetings.

FW Cook also serves as the independent compensation consultant to the CGNR Committee concerning compensation of the non-management directors. The CGNR Committee has directly engaged FW Cook to assist with its review and recommendations concerning the non-management director compensation program for action by the Board in Fiscal 2023. During Fiscal 2023, FW Cook provided advice and recommendations on executive and director compensation and did not provide us with any additional services.

The Human Resources Committee has considered the independence of FW Cook, as required under NYSE Listing Rules. The committee has also considered the relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to FW Cook. Based on its reviews, the Human Resources Committee has not identified any conflicts of interest regarding the services of FW Cook or its employees.

Compensation Risk Assessment
In April 2023, the Human Resources Committee received a report from its independent compensation consultant analyzing our executive compensation programs for potential risks created by such programs, as well as the design elements in our programs that mitigate any such risks. The committee also received a comparable report with respect to our non-executive compensation programs prepared by the Human Resources Department. The Human Resources Committee’s review process did not identify any compensation-related risks that it considered reasonably likely to have a material adverse effect on us. The committee reached this conclusion after considering the features of our compensation programs, including:

•the use of an appropriate pay philosophy, peer groups, and market positioning in order to support business objectives;
•a mix of cash and equity compensation, fixed and variable compensation, and short-term and long-term compensation;
•annual short-term incentive compensation that is dependent upon our performance against multiple performance metrics; and
•a mix of equity awards, including NQSOs, RSUs, and PSUs for all named executive officers.

The committee also reviewed a number of features that are designed to mitigate risk, including:

•effective controls and plan governance, including centralized management by the Human Resources Department and oversight by the Finance Department;
•independent oversight of the executive compensation program by the committee;
•capped maximum opportunities under the annual short-term incentive compensation program and the PSU programs that discourage excessive risk-taking and protect against the possibility that actions are taken to maximize short-term results at the expense of long-term objectives;
•“double trigger” vesting of equity awards following a change in control; and
•our robust stock ownership guidelines, anti-hedging policy, recently implemented anti-pledging policy, and revised clawback policy.

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CORPORATE GOVERNANCE	Certain Relationships and Related Transactions	Table of Contents
Certain Relationships and Related Transactions

Transactions with Related Persons
During Fiscal 2023, based on arm’s-length negotiations, WildStar, an entity which is indirectly owned in part by Richard Sands and Robert Sands, paid us a total of $374,210 for the use of certain office space and administrative services at our corporate offices in Victor, New York and Delray Beach, Florida.

During Fiscal 2022, based on arm’s-length negotiations, we entered into a lease agreement for office space with an entity approximately 25% of which is indirectly owned by an entity owned by Robert Sands. During Fiscal 2023, we made approximately $4.1 million in lease payments related to such office space.

A portion of the Seagate Hotel & Spa, Beach Club, and Country Club in Delray Beach, Florida (the “Hotel Properties”) is indirectly owned by a trust, the beneficiaries of which are the descendants of Richard Sands. From time to time, we pay standard market rates to the Hotel Properties for functions and director and employee lodging. During Fiscal 2023, we paid approximately $241,879 for these services.

Policy Regarding Related Person Transactions
The Board and the CGNR Committee have adopted a written policy providing that all related person transactions or series of similar transactions in which the amount exceeds or may be expected to exceed $120,000 must be presented to the CGNR Committee for pre-approval or, in certain instances, ratification. The policy requires each of our (i) directors or director nominees, (ii) executive officers, and (iii) security holders known by the Company to own of record or to beneficially own more than 5% of any class of our voting securities to notify the Chief Legal Officer promptly and, whenever possible, in advance of the occurrence of any potential related person transaction in which such person is directly or indirectly involved.

The Chief Legal Officer is responsible for reviewing all potential related person transactions and taking reasonable steps to ensure that all related person transactions are presented to the CGNR Committee for pre-approval or ratification by members of the committee at the committee’s next regularly scheduled meeting. If the Chief Legal Officer determines it is impractical or undesirable to wait until a committee meeting to pre-approve a related person transaction, the chairperson of the committee may review and pre-approve or ratify the transaction, and any such action (and supporting rationale) must be reported to the committee at its next meeting. No director may engage in a vote to pre-approve any related person transaction in which they or any member of their immediate family has a material interest; provided, however, that such director must provide any information concerning such related person transaction that the CGNR Committee may reasonably request. If a potential related person transaction involves the Chief Legal Officer, the Chief Financial Officer would assume the responsibilities of the Chief Legal Officer under the policy with respect to that transaction.

The CGNR Committee may consider all factors it deems relevant when determining whether to pre-approve a related person transaction. In the context of evaluating potential transactions, the CGNR Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether we are able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to us, and the impact of the transaction on the related person. The CGNR Committee will prohibit such a transaction if it determines the transaction to be inconsistent with the interests of the Company and its stockholders. We are not aware of any related person transaction required to be reported under Regulation S-K Item 404(a) since the beginning of Fiscal 2023 that has not been pre-approved or ratified pursuant to this policy.

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CORPORATE GOVERNANCE	Compensation Committee Interlocks and Insider Participation	Table of Contents
Compensation Committee Interlocks and Insider Participation

During Fiscal 2023, Christy Clark, Jeremy S. G. Fowden, Ernesto M. Hernández, and Susan Somersille Johnson served as members of the Human Resources Committee. None of the members of the Human Resources Committee was an officer or employee of the Company during Fiscal 2023. None of our executive officers served on the compensation committee or the board of directors of any company that had one or more of its executive officers serving as a member of our Human Resources Committee or Board during Fiscal 2023.

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CORPORATE GOVERNANCE	Director Compensation	Table of Contents
Director Compensation

The CGNR Committee advises the Board with regard to compensation of non-management directors. The CGNR Committee directly engaged FW Cook as its independent compensation consultant to assist with such matters during Fiscal 2023. Management personnel within the Human Resources Department support the CGNR Committee and the Board in their work concerning non-management director compensation. Executive officers may make recommendations or provide information to, or answer questions from, the CGNR Committee and the Board regarding non-management director compensation. Mr. Newlands, who is also an executive officer of the Company, receives no additional compensation for serving as a director.

Messrs. Robert Sands and Richard Sands were employees and officers of the Company through November 10, 2022, and received no additional compensation for their service as a director during such period. As Robert Sands and Richard Sands are named executive officers for Fiscal 2023, their respective non-management director compensation for the period of Fiscal 2023 following their retirements on November 10, 2022 is set forth below in the Summary Compensation Table and related compensation tables.

Our compensation program for non-management members of the Board currently runs on an annual cycle starting with the first Board meeting immediately following the Annual Meeting of Stockholders and includes compensation in the form of cash, RSUs, and NQSOs. As part of the annual compensation review process, our director compensation program was reviewed by FW Cook in June 2022. In light of the Company’s competitive positioning, increases made in July 2021, and the current environment, FW Cook proposed no changes be made to the current compensation levels at that time. The recommendation was reviewed and approved by the Board at its July 19, 2022 meeting.

In FW Cook’s review and recommendation in June 2022 to continue the existing director compensation program, FW Cook informed the CGNR Committee that the structure of our director compensation program continues to be generally aligned with peer group policy and broader market practices.

For the annual cycle starting with the first Board meeting immediately following the 2022 Annual Meeting of Stockholders, our annual compensation program for non-management directors consisted of:

•an annual cash retainer of $100,000, payable in quarterly installments;
•an annual cash retainer of $15,000 to the Chair of the CGNR Committee, payable in quarterly installments;
•an annual cash retainer of $20,000 to the Chairs of each of the Audit Committee and the Human Resources Committee, payable in quarterly installments;
•an annual cash retainer of $30,000 to the Board’s Lead Director, if any, payable in quarterly installments;
•an NQSO grant with a grant date fair value of $55,000; and
•an RSU award with a grant date fair value of $115,000.

On July 19, 2022, non-management directors were granted:

•749 NQSOs to purchase Class 1 Stock at an exercise price of $244.73 that are exercisable for a ten-year period. These options vest six months from the grant date, subject to earlier vesting in the event of death or disability; and
•469 RSUs, which vest on the first July 10th following the grant date, subject to earlier vesting in the event of death, disability, or a change-in-control of the Company.

We reimburse our non-management directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. For the 2022 calendar year, we made an annual $10,000 cash payment to each of our non-management directors to be used towards purchases of our products. We also maintain a charitable matching program pursuant to which we will match donations by directors up to $5,000 per year to charitable organizations focused on health, education, or the arts. During Fiscal 2023, Messrs. Fink, Locke, and McCarthy each had $5,000 in donations matched by us under this program.

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CORPORATE GOVERNANCE	Director Compensation	Table of Contents
Director Compensation in Fiscal 2023

Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Christy Clark	$100,000	$114,778	$54,999	$10,000	$279,777
Jennifer M. Daniels	$182,998	$114,778	$54,999	$10,000	$362,775
Nicholas I. Fink	$100,000	$114,778	$54,999	$15,000	$284,777
Jeremy S. G. Fowden	$192,999	$114,778	$54,999	$10,000	$372,776
Ernesto M. Hernández	$100,000	$114,778	$54,999	$10,000	$279,777
Susan Somersille Johnson	$100,000	$114,778	$54,999	$10,000	$279,777
James A. Locke III	$145,000	$114,778	$54,999	$15,000	$329,777
Jose Manuel Madero Garza	$172,999	$114,778	$54,999	$10,000	$352,776
Daniel J. McCarthy	$172,999	$114,778	$54,999	$15,000	$357,776
Judy A. Schmeling	$120,000	$114,778	$54,999	$10,000	$299,777
(1)The amounts in this column include cash retainers (i) for Board and Board committee service and (ii) for serving as Lead Director that were earned or paid during Fiscal 2023.
(2)These amounts represent the grant date fair value of RSU awards granted in Fiscal 2023. This represents the aggregate amount that we expected to expense for such grants computed in accordance with Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Each non-management director, excluding Messrs. Robert Sands and Richard Sands, held an aggregate of 469 unvested RSUs at the end of Fiscal 2023.
(3)These amounts represent the grant date fair value of stock options granted in Fiscal 2023 computed in accordance with Topic 718. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 18 of our financial statements in our 2023 Form 10-K. All Fiscal 2023 stock option awards to non-management directors, excluding Messrs. Robert Sands and Richard Sands, fully vested during the fiscal year, and we completely expensed these awards during Fiscal 2023. The aggregate number of shares subject to stock option awards outstanding at the end of Fiscal 2023 for each non-management director, excluding Messrs. Robert Sands and Richard Sands, was: Ms. Clark – 4,221; Ms. Daniels – 5,221; Mr. Fink – 2,333; Mr. Fowden – 10,517; Mr. Hernández – 10,517; Ms. Johnson – 6,472; Mr. Locke – 13,267; Mr. Madero – 4,221; Mr. McCarthy – 7,739; and Ms. Schmeling – 8,911.
(4)The amounts in this column include each non-employee director’s product allowance in the amount of $10,000 and a $5,000 matching donation provided by the Company on behalf of Messrs. Fink, Locke, and McCarthy pursuant to a charitable matching program available to all U.S. employees and directors.

Non-Management Director Stock Ownership Guidelines
The Board has established guidelines for the amounts of our common stock that our non-management members of the Board should beneficially own. Under those guidelines, directors are expected to hold stock interests valued at five times their annual cash retainer by the end of an initial five-year accumulation period and to maintain such an ownership level thereafter. The five-year period is measured from the date the individual is first elected as a member of the Board. The ownership guidelines can be satisfied by the ownership of stock or unvested RSUs. Unexercised stock options do not count towards meeting the guidelines. As of February 28, 2023, each of our non-management directors have met the guidelines or are within the initial five-year accumulation period for meeting such guideline.

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AUDIT MATTERS	Proposal 2 - Ratification of the Selection of KPMG LLP	Table of Contents
AUDIT MATTERS

Proposal 2 – Ratification of the Selection of KPMG LLP as Independent Registered Public Accounting Firm

On April 4, 2023, the Audit Committee determined to engage KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending February 29, 2024. Although ratification by stockholders of this selection is not required, the selection of KPMG LLP as our independent registered public accounting firm will be presented to the stockholders for their ratification at the Meeting as a matter of good corporate governance. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its choice, but may nevertheless retain KPMG LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if they so desire and will be available to respond to any appropriate questions.

Fees Paid to KPMG LLP

The following table shows the amounts that were billed to us by KPMG LLP during the last two fiscal years for “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees,” respectively:

	For the Years Ended
Fee Type	February 28, 2023	February 28, 2022
Audit Fees	$8,078,106	$6,981,173
Audit-Related Fees	62,000	—
Tax Fees	3,011	3,011
All Other Fees	—	—
Total	$8,143,117	$6,984,184

Audit Fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Reports on Form 10-K and annual audit of the effectiveness of our internal control over financial reporting, quarterly reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, and information technology system assessment services performed prior to implementation when the system was implemented in the current fiscal year.

Audit-Related Fees. These amounts relate to information technology system assessment services performed prior to implementation when the system implementation is expected in the subsequent fiscal year.

Tax Fees. These amounts relate to professional services for tax compliance.

All Other Fees. No additional services were provided by KPMG LLP to the Company for the last two fiscal years.

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AUDIT MATTERS	Proposal 2 - Ratification of the Selection of KPMG LLP	Table of Contents
Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services that may be provided by our independent registered public accounting firm. The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP prior to the engagement. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by KPMG LLP during Fiscal 2023 and Fiscal 2022 were pre-approved in accordance with this policy. These services have included audit services, audit-related services, and tax services. The Audit Committee did not pre-approve any other products or services that did not fall into these categories.

Vote Required

The adoption of Proposal 2 to ratify the selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Class A Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.

The Board recommends a vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2024.

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AUDIT MATTERS	Audit Committee Report	Table of Contents
Audit Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

Primary Role and Responsibilities

The Audit Committee performs the Board’s oversight responsibilities as they relate to our accounting policies, internal controls, and financial reporting practices, including, among other things, the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of our internal audit function and the independent registered public accounting firm, and the enterprise risk management process and policies with respect to risk assessment and risk management. In addition, the Audit Committee maintains a line of communication between the Board and our financial management, internal auditors, and independent registered public accounting firm. The Audit Committee operates under a written charter that was approved by the Board and is available on our investor relations website at https://ir.cbrands.com.

Our management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the PCAOB (United States) and for issuing reports thereon. The Audit Committee, in carrying out its role, relies on our senior management and independent registered public accounting firm.

The Audit Committee has the authority and responsibility to appoint, retain, and evaluate the independent registered public accounting firm. The Audit Committee determined to engage KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending February 29, 2024, which is being presented to our stockholders for their ratification at the Meeting.

Review and Recommendation Regarding Financial Statements

In connection with the preparation and filing of our 2023 Form 10-K, the Audit Committee met, reviewed, and discussed with our management and with KPMG LLP, our independent registered public accounting firm, our audited financial statements, including the critical audit matter reported on by the independent registered public accounting firm, and related disclosures and KPMG LLP’s evaluation of our internal control over financial reporting. Also, the Audit Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by the PCAOB regarding communications with audit committees concerning independence. The Audit Committee also has discussed with KPMG LLP the independence of that firm as our independent registered public accounting firm. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to us is compatible with KPMG LLP’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited financial statements be included in our 2023 Form 10-K for filing with the SEC.

Audit Committee:

Judy A. Schmeling (Chair)
Jennifer M. Daniels
Nicholas I. Fink
Jose Manuel Madero Garza
Daniel J. McCarthy

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EXECUTIVE COMPENSATION	Compensation Discussion and Analysis	Table of Contents
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This CD&A focuses on our executive compensation philosophy, the elements of our executive compensation program, and the factors that were considered in making compensation decisions for our named executive officers for Fiscal 2023. For Fiscal 2023, our named executive officers are:

Title
William A. Newlands	President and Chief Executive Officer
Garth Hankinson	Executive Vice President and Chief Financial Officer
Robert Hanson	Executive Vice President and President, Wine & Spirits Division
James O. Bourdeau	Executive Vice President and Chief Legal Officer
James A. Sabia, Jr.	Executive Vice President and President, Beer Division
Robert Sands	Former Executive Chairman of the Board
Richard Sands	Former Executive Vice Chairman of the Board

Retirement of Robert Sands and Richard Sands
Effective November 10, 2022, as required under the terms of the Reclassification Agreement approved by the unaffiliated holders of approximately 75% of Constellation’s Class A Stock, Messrs. Robert Sands and Richard Sands retired from Constellation. In connection with such retirements, each became entitled to the compensation and benefits as set forth in their respective pre-existing Executive Employment Agreements, each dated as of May 21, 2008 (and as summarized below under the heading “Potential Payments upon Termination or Change-in-Control”). Importantly:
•The Company was contractually obligated to provide the specified payments and benefits pursuant to the long-standing employment contracts, which, as noted above, had been in place since 2008. Such payments and benefits were in recognition of their multiple decades of service to the Company and their substantial contributions that allowed Constellation to grow into the company that it is today. The Company did not provide any additional payments or benefits beyond what was stipulated and required per the 2008 employment contracts.
•The Human Resources Committee (referred to in this CD&A as the “Committee”) did not provide any additional compensation or benefits to either Robert Sands or Richard Sands in connection with their respective retirements.
•Other than the contractually required payments and benefits upon retirement set forth in the pre-existing Executive Employment Agreements with Robert Sands and Richard Sands, which were triggered upon their respective retirements, the Company no longer has any employment agreements or other similar contractual obligations with any executive officer that provide for excise tax gross-ups, payments upon retirement, or post-employment personal use of corporate aircraft.

Compensation Highlights
Fiscal 2023 Compensation Outcomes
Based on our business performance for Fiscal 2023, our executive compensation program achieved the following outcomes:
•For our Fiscal 2023 AMIP, we achieved approximately 102% of the Net Sales target and approximately 102% of the Comparable EBIT target, and we exceeded the maximum performance level for the FCF goal, resulting in AMIP payments at approximately 155% of the target award.
•Our Fiscal 2021-2023 relative TSR PSU program delivered approximately 67% of the target award based on Constellation’s 39th percentile TSR performance relative to the TSR performance of the companies in the S&P 500 Index.

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EXECUTIVE COMPENSATION	Compensation Discussion and Analysis	Table of Contents
Fiscal 2024 Program Changes
For Fiscal 2024, the Committee implemented the following changes for our executive compensation program:
•Increased the percentage of long-term equity incentives delivered in the form of PSUs from 25% to 50% of the target award value.
•Moved away from a single relative TSR metric for the PSU program. For Fiscal 2024 annual equity awards, the PSU component is now measured against two equally-weighted performance measures:
◦The first 50% of the PSU is based on the compound annual growth rate of our organic net sales measured over a three-year period; and
◦The remaining 50% of the PSU continues to be based on relative TSR, however, such performance is no longer measured against the companies in the S&P 500 Index but rather the companies in the S&P 500 Food, Beverage, and Tobacco Index, which the Committee views as more aligned to our competitive set.
•For the relative TSR portion of the Fiscal 2024 PSU program, we implemented a payout cap at target in the event that our TSR is negative over the three-year performance period, regardless of our relative performance against the S&P 500 Food, Beverage, and Tobacco Index.

What Were Our Developments and Accomplishments in Fiscal 2023?
Business Highlights
In Fiscal 2023 we achieved strong growth in Organic Net Sales and Comparable EBIT versus Fiscal 2022 primarily as a result of the continued positive momentum in our Beer Business which achieved strong commercial, financial, and operational results despite significant inflationary headwinds impacting both consumers and input costs. Additionally, our Wine and Spirits Business continued to advance its strategic evolution by:
•continuing to drive the growth of our Premium Wine, Fine Wine, and Craft Spirits brands;
•increasing sales in direct-to-consumer channels and international metro markets; and
•divesting certain residual mainstream and premium wine brands while acquiring two small higher-end brands.

We generated operating cash flow of over $2.8 billion and invested approximately $750 million in expansions of our Mexico beer operations to support the industry leading growth of our Beer Business. Our FCF of over $1.7 billion supported our continued investment grade rating and enabled us to exceed our goal of returning $5 billion to stockholders through dividends and share repurchases between Fiscal 2020 and the end of Fiscal 2023 by over $400 million.

Our strong FCF (1) performance for Fiscal 2023 was due to, among other factors:
•management’s delivery of operating cash flow of over $2.8 billion, which was at the high-end of our $2.6 - $2.8 billion guidance range; and
•timing shifts in the spend for certain materials and equipment investments at our current Mexican breweries, due in part to management's continued productivity initiatives that unlocked approximately three million hectoliters of incremental capacity (an 8% increase in capacity) from the existing footprint of our facilities, and management's decision to use the time provided by that additional production flexibility to optimize new additional production to better support the strong growth of our Modelo Chelada brands.

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As demonstrated below, our strong Fiscal 2023 performance is not unique to this past year. Instead, our executive team has led us to deliver a multi-year trend of strong growth in both Organic Net Sales and Comparable EBIT.

Organic Net Sales (1) Growth	Comparable EBIT (1) Growth
(1)Organic Net Sales, Comparable EBIT, and FCF are defined below under “Defined Terms.” Organic Net Sales, Comparable EBIT, and FCF are non-GAAP measures and reconciliations of Organic Net Sales, Comparable EBIT, and FCF to GAAP measures with respect to Fiscal 2021, Fiscal 2022, and Fiscal 2023 together with the reasons management uses these measures are set forth in Appendix 1.
During Fiscal 2023, our Beer Business continued to deliver impressive performance by persistently executing on its strategy of being a leader in the high-end of the U.S. beer industry with strong commercial sales growth fueled by the continued success of our iconic Modelo and Corona brand families, as well as our emerging Pacifico brand. Modelo Especial strengthened its position as the #1 brand in the high-end and the #2 beer brand by once again being the #1 share gainer in the U.S. beer market in dollar sales in Circana channels. Additionally, our Modelo Chelada brands maintained their momentum as an important growth contributor to our portfolio and the #1 Chelada in the U.S. beer market with the launch of new flavors and packaging formats. The growth of the Corona brand family continued to be driven by the re-invigoration of Corona Extra, which maintained its position as the #3 brand in the high-end by achieving the #3 share gainer position in the U.S. beer market in dollar sales in Circana channels. Lastly, Pacifico attained strong double-digit growth and was a top ten share gainer in the U.S. beer market in dollar sales in Circana channels.

For Fiscal 2023, our Beer Business achieved strong growth in Net Sales and Comparable EBIT, reinforcing its best-in-class margin structure. In addition, our brewery optimization and productivity initiatives in Fiscal 2023 enabled us to unlock approximately 3 million hectoliters of incremental capacity from our existing beer production footprint. As of Fiscal 2023 our total capacity was approximately 42 million hectoliters, giving us additional production flexibility and enhancing the returns of our prior capital investments. In order to provide the long-term flexibility needed to support the expected future growth of our high-end Mexican beer portfolio, we also deployed approximately $750 million in capital investments to brewery expansion projects in our Beer Business in Fiscal 2023. This investment supported the development of our new Alternative Beverage Alcohol production line at our Nava Brewery, the ongoing beer brewing capacity expansions projects at our Obregon Brewery, and the early-stage work at our new site in Veracruz. We continue to expect additional investments through Fiscal 2026 to support up to 30 million hectoliters of modular brewing capacity.

Our Wine and Spirits Business continued its transition from a U.S. wholesale business mainly serving the mainstream segment to a global, omni-channel competitor mainly focused on the higher-end segment. The business further reshaped its portfolio through the divestiture of several residual mainstream and premium wine brands and the small, gap-filling acquisitions of a higher-end wine brand and a ready-to-drink cocktail brand. In

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addition, the business continued to invest in and strengthen its position in direct-to-consumer channels and select international metro markets. The solid growth in the higher-end brands of our Wine and Spirits Business, as well as in its direct-to-consumer channels and international commercial operations, supported higher operating margins in Fiscal 2023.

Overall, for Fiscal 2023, we delivered strong Net Sales, Comparable EBIT, and FCF, as compared to both our Fiscal 2023 AMIP Targets and our Fiscal 2022 results:

Performance Measures under our Fiscal 2023 AMIP	Fiscal 2023 AMIP Target	Fiscal 2023 Results	Fiscal 2023 Results as a % of Fiscal 2023 AMIP Target	Fiscal 2022 Results	Fiscal 2023 Results as a % of Fiscal 2022 Results
($ in millions)
Net Sales	$9,295.2	$9,452.6	101.7%	$8,820.7	107.2%
Comparable EBIT (1)	$3,001.6	$3,066.2	102.2%	$2,966.7	103.4%
FCF (1)	$1,296.7	$1,721.5	132.8%	$1,678.6	102.6%
(1)Comparable EBIT and FCF are non-GAAP measures and reconciliations of Comparable EBIT and FCF to GAAP measures with respect to Fiscal 2023 and Fiscal 2022 together with the reasons management uses these measures are set forth in Appendix 1.

Key Executive Compensation Actions for Fiscal 2023

Chief Executive Officer; Former Executive Chairman and Executive Vice Chairman
Through the retirements of Messrs. Robert Sands and Richard Sands as executive officers of the Company on November 10, 2022, Constellation continued to operate under the leadership structure put in place on March 1, 2019. Under that structure, Mr. Newlands was our President and Chief Executive Officer; Mr. Robert Sands was our Executive Chairman of the Board; and Mr. Richard Sands was our Executive Vice Chairman of the Board. Effective upon the closing of the Reclassification, Mr. Newlands continued as our President and Chief Executive Officer, Mr. Robert Sands became our non-executive Chair of the Board, and Mr. Richard Sands retired as an executive officer while continuing as a non-executive director.

As discussed further below, the Committee approved a compensation package for each of Messrs. Newlands, Robert Sands, and Richard Sands for Fiscal 2023:

•Mr. Newlands’ base salary increased from $1,300,000 to $1,350,000 as part of the Company-wide salary planning initiative; Mr. Robert Sands’ base salary remained at $1,020,000; and Mr. Richard Sands’ base salary remained at $867,000.
•The short-term cash incentive target for each of Messrs. Newlands, Robert Sands, and Richard Sands remained unchanged at 150% of base salary.
•The long-term equity incentive target for Mr. Newlands was set at $10,000,000, the long-term equity incentive target for Mr. Robert Sands was set at $4,080,000, and the long-term equity incentive target for Mr. Richard Sands was set at $3,468,000.

Payments of base salary ceased upon the retirement of Messrs. Robert Sands and Richard Sands, and the amount of their Fiscal 2023 AMIP payments were pro-rated based on base salary paid through the retirement date. Following their retirements and assuming compliance with certain restrictive covenants under the LTSIP and related equity award agreements, outstanding unvested equity awards continue to vest pursuant to their terms and outstanding vested NQSOs remain exercisable for the remainder of the ten-year term of such awards. Following their retirements, Messrs. Robert Sands and Richard Sands participate in the non-management director compensation program and received pro-rated compensation for such service in Fiscal 2023.

Chief Financial Officer
Mr. Garth Hankinson is our Executive Vice President and Chief Financial Officer. For Fiscal 2023, in order to recognize Mr. Hankinson’s strong performance, the Committee increased his base salary from $715,000 to

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$757,900, increased his short-term cash incentive target from 90% to 100% of base salary, and approved a long-term equity incentive award target of $3,068,960.

President, Wine & Spirits Division
Mr. Robert Hanson is our Executive Vice President and President, Wine & Spirits Division. For Fiscal 2023, the Committee increased his base salary from $836,605 to $865,886 in a manner consistent with increases for the broader employee population, maintained his short-term cash incentive target at 95% of base salary, and approved a long-term equity incentive award target of $3,210,471.

Chief Legal Officer
Mr. James O. Bourdeau is our Executive Vice President and Chief Legal Officer. For Fiscal 2023, the Committee increased his base salary from $620,000 to $647,900 in recognition of his strong performance and criticality to the Company’s long-term strategy, maintained his short-term cash incentive target at 70% of base salary, and approved a long-term equity incentive award target of $2,554,960.

President, Beer Division
Mr. James A. Sabia, Jr. became our Executive Vice President and President, Beer Division in January 2022. For Fiscal 2023 and in connection with his promotion to this role, the Committee increased his base salary from $600,000 to $700,000, increased his short-term cash incentive target from 70% to 90% of base salary, and approved a long-term equity incentive award target of $1,650,000.

Short-Term Cash Incentive Payouts for Fiscal 2023
After the conclusion of Fiscal 2023, the Committee reviewed our performance and approved short-term cash incentive payments to our named executive officers under our AMIP, which operates under our stockholder approved LTSIP. For Fiscal 2023, Company performance achieved approximately 102% of the Net Sales target performance level, approximately 102% of the Comparable EBIT target performance level, and exceeded the maximum performance level for FCF performance. Based on the Fiscal 2023 results, Messrs. Newlands, Robert Sands, Richard Sands, and Bourdeau received AMIP payments at approximately 155% of the target awards set by the Committee.

The Company’s strong performance against the Fiscal 2023 operating plan also resulted in similar attainment against performance goals under the broad-based employee incentive plans. Achievement against the performance goals under the broad-based annual incentive plan for the general corporate employee population also resulted in a similar payout of approximately 155% of target.

Mr. Hanson had a portion of his AMIP measured against Wine & Spirits Division performance and Mr. Sabia had a portion of his AMIP measured against Beer Division performance. Therefore, the Committee also reviewed the performance of these divisions against their respective performance goals under the Fiscal 2023 AMIP. For Fiscal 2023, each of the Wine & Spirits Division and the Beer Division achieved approximately 102% of their respective Net Sales target performance levels, the Wine & Spirits Division achieved approximately 96% of its respective Comparable EBIT target, and the Beer Division achieved approximately 104% of its respective Comparable EBIT target. Based on such performance, Mr. Hanson received approximately 134% of his target award and Mr. Sabia received approximately 163% of his target award. More detail on the relevant performance goals and related payouts are discussed below under the heading “Short-Term Cash Incentives: Fiscal 2023 AMIP.”

PSU Performance Period Ending in Fiscal 2023
In April 2023, the Committee reviewed our results for the Fiscal 2021-2023 performance period for purposes of certifying performance pursuant to the relative TSR PSU awards granted in April 2020. In April 2023, the Committee certified relative TSR achievement for these PSU awards at the 39th percentile relative to the companies in the S&P 500 resulting in a payout of approximately 67% of the target award levels set by the

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Committee at the time of those grants as follows:

Performance Criteria	Threshold Performance Level (25%)	Target Performance Level (100%)	Maximum Performance Level (200%)	Relative TSR Performance	Payout Results Based on Performance
Relative TSR During Fiscal 2021-2023	25th Percentile	50th Percentile	75th Percentile (or higher)	Achieved approximately 39th percentile relative TSR performance	Payout in shares equal to approximately 67% of target payout upon satisfaction of the service vesting requirement on May 1, 2023
What Are Our Compensation Practices?

Compensation Philosophy and Objectives
We operate in a highly competitive, complex, and international business environment. In order to meet the challenges of that environment, the objectives of our executive compensation program are to:
•support our sustainable, long-term success by attracting, motivating, and retaining key executives;
•align the interests of our named executive officers with the interests of our stockholders; and
•provide appropriate incentives for achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value.

Compensation Principles
The Committee follows certain key principles when making decisions related to executive compensation, including the following:
•The executive compensation program should create a strong linkage between pay and performance through our short-term cash incentive program and long-term equity incentives such that executives will generally receive higher compensation in our more successful periods and lower compensation during less successful periods.
•A majority of named executive officer compensation should be variable or “at risk.”
•There is no specific policy regarding the specific allocation of compensation between short-term and long-term compensation or between cash and non-cash compensation.
•The amount of target TAC awarded to our named executive officers generally should approximate the median of the applicable market data. While this is the policy for our executives as a whole, target TAC for an individual named executive officer may be higher or lower than such range. Any such variation may occur due to the specific expertise of an executive, the complexity or criticality of the business managed by the executive, an executive’s tenure in the role, differences in job duties relative to the market benchmark, and internal pay equity considerations.
•The Committee does not have a stated competitive position for the target TDC of any individual named executive officer.
•The Committee uses a peer group of companies, and in some cases, general survey data, as a reference point when evaluating executive compensation target amounts and overall design.

Fiscal 2023 Considerations
The Committee took the following actions, as applicable, with respect to Fiscal 2023 compensation:

•The Committee approved targets under the AMIP to be aligned with the targeted level of performance under our operating plan approved by the Board for the fiscal year. For Fiscal 2023, the Committee considered various factors, including but not limited to, risks and opportunities related to the consumer-led premiumization trend in wine and spirits, and in beer, the impact of higher inflation and increased commodity costs on our cost of goods sold and an uncertain pricing environment. The Committee then established challenging but achievable targets against important financial measures used by management to evaluate results (Net Sales, Comparable EBIT, and FCF).
•Consistent with prior years, the Committee approved long-term equity incentives to be delivered to our named executive officers in a mix of NQSOs, PSUs, and time-based RSUs. The Committee views NQSOs as performance-based, and in furtherance of that view, delivered 100% of the Fiscal 2023 long-term

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incentives granted in April 2022 to Messrs. Robert Sands and Richard Sands in the form of NQSOs in recognition of the long-term strategic focus of their roles at that time and their substantial ownership of Company stock.
•For Fiscal 2023, the Committee reviewed the aggregate target TDC of our Chief Executive Officer, former Executive Chairman, and former Executive Vice Chairman against the target TDC of the top three most highly compensated executives at our peer group companies to assess the cost of the Company’s leadership structure. Using that approach and considering the experience, strategic leadership, and long-term performance of these executives, the Committee determined that aggregate target TDC awarded to these executives should generally be within the competitive range of the 75th percentile of the applicable market data.

Compensation Governance and Compensation Policies
The list below highlights our compensation program governance policies which are designed to drive Company performance and serve the long-term interests of our stockholders.

•The Committee, which is comprised entirely of independent directors, approves all elements of executive compensation;
•We maintain robust stock ownership guidelines (six times base salary for our President and Chief Executive Officer and three times base salary for all other executive officers) that we believe align management and stockholder interests;
•The Committee retains an external, independent compensation consultant to advise it regarding executive compensation matters;
•We do not pay dividends on any unvested RSUs or unearned PSUs. Dividend equivalents are only payable on such awards to the extent the awards ultimately vest and are earned;
•We prohibit pledging by executive officers and directors (subject to an exception for certain levels of pledging by members of the Sands family nominated by WildStar to the Board);
•We prohibit hedging using derivative securities involving our stock;
•We have a clawback policy that complies with the final rules promulgated under the Dodd-Frank Act, as described below under the subheading “Clawback Rights and Prohibition Against Hedging and Pledging”; and
•Equity awards do not automatically vest upon a change-in-control, but instead vest upon a qualifying termination within a specified period following a change-in-control (double-trigger).

Results of Fiscal 2022 Say-on-Pay Vote
At our 2022 Annual Meeting of Stockholders, we conducted an advisory vote to approve the compensation of our named executive officers as disclosed in the 2022 Proxy Statement (a “say-on-pay” vote). Our stockholders approved our named executive officer compensation at that time, with approximately 95% of the vote being cast in favor of approval. The Committee believes that the outcome of the say-on-pay vote confirms that our compensation philosophy is sound and our objective of linking our executives’ compensation to achieving operational goals and generating stockholder value is effective. We view this level of support as an affirmation of our current pay practices.

How Are Compensation Decisions Made?

Role of the Human Resources Committee
The Committee discharges the Board’s responsibilities relating to executive compensation, including the annual review and approval of named executive officer compensation. The Committee will review and approve, or recommend that the Board approve, as appropriate, each element of compensation for our Chief Executive Officer and each other named executive officer.

The Committee reviews various aspects of the executive compensation program at each meeting, and reviews compensation levels at least annually, with awards and adjustments generally being made each April. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes

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in responsibilities. In making these determinations, the Committee may consider Company performance, the individual performance of a named executive officer, information from FW Cook (the Committee’s independent compensation consultant), and recommendations from management. As part of this process, the Committee may also review tally sheets comparing current and proposed base salaries, short-term cash incentive bonuses, and long-term equity incentives.

Role of Management
Management personnel within our Human Resources Department support the Committee in its work. Executive officers may make recommendations and provide information to, and answer questions from, the Committee as the Committee fulfills its responsibilities regarding executive compensation. However, none of our named executive officers make recommendations directly to the Committee regarding their own compensation.

Role of the Compensation Consultant
The Committee directly engaged FW Cook as its independent compensation consultant for Fiscal 2023. FW Cook assisted with the Committee’s review and analysis of executive compensation, including assessing the continued impact of COVID-19 on executive compensation programs, and providing information on executive compensation trends and regulatory developments. FW Cook also provided data and advice related to peer group, Executive Chairman comparator group, and general executive compensation survey data, which the Committee used as a market check in connection with its compensation decisions. During Fiscal 2023, those decisions included the individual and aggregate compensation of our Chief Executive Officer, former Executive Chairman, and former Executive Vice Chairman, base salary adjustments, adjustments to AMIP and long-term equity incentive targets for our other named executive officers, and Committee deliberations on other elements of executive compensation. As discussed above under the subheading “The Role of Compensation Consultants,” the Committee has considered the independence of FW Cook and, based on such review, has not identified any conflicts of interest regarding the services of FW Cook or its employees.

Use of Peer Groups
The Committee utilizes peer groups when designing our executive compensation program and to review the competitiveness of a particular level of compensation. The Committee utilized two peer groups when considering Fiscal 2023 executive compensation because an additional peer group was needed to review market data for roles similar to the Executive Chairman role held by Mr. Robert Sands prior to his retirement in November 2022.

Executive Compensation Peer Group
To provide competitive executive compensation, the Committee annually considers the available pay data of an executive compensation peer group. In October 2021, the Committee approved the peer group considered for Fiscal 2023 compensation decisions for our named executive officers. In establishing this peer group, the Committee worked with FW Cook to assess the appropriate size, type, and complexity of potential peers. Specifically, the Committee: (1) reviewed metrics such as gross revenues (targeting companies with gross revenues between 0.4 and 2.5 times those of the Company), market capitalization (targeting companies with market capitalizations between 0.33 and 3.0 times that of the Company), and profit margin structure; (2) considered whether the potential peers were competitors for executive talent or investor capital; (3) considered whether the potential peers were a “peer-of-peers” (a common member of the peer groups of the Company’s peer group companies); and (4) assessed the overall reasonableness of designating a particular potential peer as a member of the Company’s peer group.

The Committee, with assistance from its independent compensation consultant FW Cook, annually reviews the composition of the executive compensation peer group to determine whether any changes are appropriate. Following its review in October 2021, the Committee determined that no changes were needed at that time. The executive compensation peer group for Fiscal 2023 compensation decisions for our named executive officers consisted of the following 17 companies, which emphasize companies in the consumer goods industry, with a focus on companies in the beverage alcohol industry and/or those that are involved in managing and marketing premium brands:

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Fiscal 2023 Executive Compensation Peer Group

•Brown-Forman Corporation	•J. M. Smucker Company (The)
•Campbell Soup Company	•Kellogg Company
•Clorox Company (The)	•Keurig Dr Pepper Inc.
•Colgate-Palmolive Company	•McCormick & Company, Incorporated
•Conagra Brands, Inc.	•Molson Coors Brewing Company
•Diageo plc	•Monster Beverage Corporation
•Estée Lauder Companies Inc. (The)	•Starbucks Corporation
•General Mills, Inc.	•YUM! Brands
•Hershey Company (The)

FW Cook presented information to the Committee in October 2021 indicating that our revenues were at the 36th percentile, and our market capitalization was at the 65th percentile, in each case, of these peer group companies.

The executive compensation peer group data shared with the Committee by FW Cook in January 2022 indicated that our Chief Executive Officer’s target TDC approximated the median of peer group practice for his third year in the Chief Executive Officer role. This peer group data also indicated that the aggregate target TDC of each of our Chief Executive Officer, former Executive Chairman, and former Executive Vice Chairman was within the competitive range of the 75th percentile of peer group practice compared to the three most highly compensated executives at each peer group company. The Committee believed at that time that this positioning appropriately reflected our culture, the dynamics of our industry, the experience, expected contributions, and unique skill sets and knowledge of our business embodied in these executives, as well as their sustained performance.

Executive Chairman Compensation Comparator Group
Due to insufficient market data for the Executive Chairman role among our peer group companies, a separate comparator group of companies was used to review the level of the former Executive Chairman’s Fiscal 2023 compensation. This separate comparator group consisted of a set of size-appropriate (revenues between 0.25 and 4 times those of the Company), broader market general industry companies with a leadership structure similar to ours. For Fiscal 2023, this executive chairman comparator group consisted of the following 16 companies:
Fiscal 2023 Executive Chairman Comparator Group

•1-800-Flowers.com	•Hyatt Hotels Corp.
•Carnival Corp.	•J. M. Smucker Company (The)
•CenterPoint Energy, Inc.	•News Corp.
•CGI, Inc.	•O’Reilly Automotive, Inc.
•D.R. Horton, Inc.	•Ralph Lauren Corp.
•Estée Lauder Companies Inc. (The)	•Ross Stores, Inc.
•Garmin Ltd.	•Select Medical Holdings Corp.
•Host Hotels & Resorts, Inc.	•Westlake Chemical Corp.

FW Cook presented information to the Committee in January 2022 indicating that our revenues approximated the 56th percentile, and our market capitalization was at the 92nd percentile, in each case, of these companies. The Committee received data from FW Cook in January 2022 indicating that the compensation for our former Executive Chairman, Mr. Robert Sands, was between the median and the 75th percentile of the executive chairman comparator group practice.

In addition to its review of peer group executive compensation data, the Committee may review general industry executive compensation survey data when insufficient peer group data is available for a specific executive position or as another means of performing a market check on our overall executive compensation program or on individual components of the program. This information assists the Committee in its executive compensation decision making process.

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How Do We Compensate Our Named Executive Officers?

Summary of the Elements of Compensation
The Fiscal 2023 compensation program for our named executive officers consists of base salary, short-term cash incentives under our AMIP, long-term equity incentives, and certain perquisites and other benefits.

	Pay Element		Objective & Performance Rewarded
Fixed	Annual	Base Salary	Provide current, predictable compensation for day-to-day services, taking into account individual roles, responsibilities, and performance as well as respective experience and abilities
Performance Based	Annual	AMIP (annual cash incentive)	Achieve annual goals measured in terms of financial performance (Net Sales, Comparable EBIT, and FCF) linked to creation of stockholder value
	Long-Term	PSUs	Establish long-term performance alignment and drive retention. Relative TSR provides an effective comparison of our performance against our competitive set and the broader market. PSUs typically require continuous service through a three-year performance period.
		NQSOs	Reward absolute value creation (NQSOs have no value unless our stock price increases after the grant date) and historically vest pro rata annually over four years, encouraging both performance and retention
		RSUs	Provide link to stockholder value creation and drive retention, historically vesting pro rata annually over four years

Base Salary
The Committee does not have a stated competitive position for the base salaries of our named executive officers. Base salary information is considered by the Committee as part of its evaluation of the aggregate target TDC of our Chief Executive Officer and, for Fiscal 2023, our former Executive Chairman and Executive Vice Chairman, as well as the target TAC of our other named executive officers.

The Committee took the following base salary actions for our named executive officers for Fiscal 2023, generally effective May 23, 2022:
•The Committee increased Mr. Newlands’ base salary approximately 3.8% from $1,300,000 to $1,350,000, which was aligned with the approach across the broader employee population.
•The Committee increased Mr. Hankinson’s base salary by approximately 6% from $715,000 to $757,900. This increase was in recognition of the fact that his performance continued to exceed the expectations of management and the Committee for his third year in the Chief Financial Officer role.
•The Committee increased Mr. Hanson’s base salary approximately 3.5% from $836,605 to $865,886, which was aligned with the approach across the broader employee population.
•The Committee increased Mr. Bourdeau’s base salary approximately 4.5% from $620,000 to $647,900. This increase was in recognition of his strong performance and his criticality to the Company’s long-term business strategy, including, in addition to legal, the Company’s government affairs and corporate development functions.
•Effective January 10, 2022, the Committee increased Mr. Sabia’s base salary from $600,000 to $700,000. This increase was in connection with the execution of our executive officer succession planning and Mr. Sabia’s assumption of full-scope responsibilities for the Beer Business and his transition into the role of President of the Beer Division.
•The base salaries for Messrs. Robert Sands and Richard Sands remained unchanged at $1,020,000 and $867,000, respectively.

The base salaries paid to our named executive officers in Fiscal 2023 appear in the Salary column of the Summary Compensation Table.

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Short-Term Cash Incentives: Fiscal 2023 AMIP

For Fiscal 2023, we awarded short-term cash incentive opportunities to our named executive officers based on Company performance under the AMIP. In the case of our Division Presidents (Messrs. Hanson and Sabia, a portion of the Fiscal 2023 AMIP was also based on divisional performance.

Company Performance
In April 2022, the Committee determined that performance would be measured under the Fiscal 2023 AMIP based on a weighted mix of three performance measures: Net Sales, Comparable EBIT, and FCF. For our named executive officers other than Messrs. Hanson and Sabia, Net Sales, Comparable EBIT, and FCF were each measured at the consolidated corporate level. For Messrs. Hanson and Sabia, half of the Net Sales and Comparable EBIT performance was measured against the performance of the Wine & Spirits Division or the Beer Division, respectively. Threshold performance against the Comparable EBIT performance goal was required for any payment to be made under the Fiscal 2023 AMIP.

The Committee selects targets for Net Sales, Comparable EBIT, and FCF that it views as challenging but achievable. For Fiscal 2023, each target corresponded to the targeted level of performance under our Fiscal 2023 operating plan approved by the Board in April 2022. Despite our strong Net Sales and Comparable EBIT performance for Fiscal 2021 and Fiscal 2022, the Committee continued to set challenging performance goals for Fiscal 2023:
•The Fiscal 2023 target performance level for Net Sales was set in excess of each of our Fiscal 2022 target performance level, maximum performance level, and actual results.
•The Fiscal 2023 target performance level for Comparable EBIT was set in excess of each of our Fiscal 2022 target performance level, maximum performance level, and actual results.
•The Fiscal 2023 target performance level for FCF was set below our Fiscal 2022 target and actual performance results due to planned incremental capital expenditures related to beer capacity expansion investments in Mexico.

Actual FCF performance for Fiscal 2023 exceeded target and maximum due to, among other factors:
•management’s delivery of operating cash flow of over $2.8 billion, which was at the high-end of our $2.6 - $2.8 billion guidance range; and
•timing shifts in the spend for certain materials and equipment investments at our current Mexican breweries, due in part to management's continued productivity initiatives that have unlocked three million hectoliters of incremental capacity (an 8% increase in capacity) from the existing footprint of our facilities, and management's decision to use the time provided by that additional production flexibility to optimize new additional production to better support the strong growth of our Modelo Chelada brands.

In addition to challenging year-over-year increases to Net Sales and Comparable EBIT thresholds, targets, and maximum performance levels, in order to further recognize the strong performance for Fiscal 2021 and Fiscal 2022, the Committee widened the Fiscal 2023 performance curve between target and maximum for Comparable EBIT. The result of this widening was to require even stronger Comparable EBIT performance as compared to Fiscal 2022 in order to earn a maximum payout for Fiscal 2023.

The following chart sets forth the material terms of our Fiscal 2023 AMIP:

Performance Measures	Definition	Purpose	Weighting	Fiscal 2023 Goals	Company Performance (1)		Bonus Payout (1)
($ in millions)
Net Sales	Net sales less net sales of products of acquired businesses, historical net sales of products which have been disposed of, or historical net sales of a business that has been contributed to a joint venture.	Serves as a measure of our ability to grow market share	40% (20% for Mr. Hanson and Mr. Sabia)		<96.5%		0%
				$8,969.9	96.5%	Threshold	25%
				$9,295.2	100.0%	Target	100%
				$9,620.6	103.5%	Maximum	200%

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Performance Measures	Definition	Purpose	Weighting	Fiscal 2023 Goals	Company Performance (1)		Bonus Payout (1)
($ in millions)
Net Sales: Wine & Spirits Division			20% (only for Mr. Hanson)		<96.5%		0%
				$1,886.8	96.5%	Threshold	25%
				$1,955.2	100.0%	Target	100%
				$2,023.6	103.5%	Maximum	200%
Net Sales: Beer Division			20% (only for Mr. Sabia)		<96.5%		0%
				$7,064.2	96.5%	Threshold	25%
				$7,320.4	100.0%	Target	100%
				$7,576.7	103.5%	Maximum	200%
Comparable EBIT (2)	EBIT is the sum of our net income (loss) attributable to CBI plus net income (loss) attributable to noncontrolling interest, provision for (benefit from) income taxes, loss on extinguishment of debt, and interest expense. When calculating Comparable EBIT, we exclude the effects of comparable adjustments and Canopy EIE.	Serves as a measure of our profitability	40% (20% for Mr. Hanson and Mr. Sabia)		<94.5%		0%
				$2,836.5	94.5%	Threshold	25%
				$3,001.6	100.0%	Target	100%
				$3,166.7	105.5%	Maximum	200%
Comparable EBIT: Wine & Spirits Division			20% (only for Mr. Hanson)		<95.0%		0%
				$491.5	95.0%	Threshold	25%
				$517.4	100.0%	Target	100%
				$543.2	105.0%	Maximum	200%
Comparable EBIT: Beer Division			20% (only for Mr. Sabia)		<95.0%		0%
				$2,622.8	95.0%	Threshold	25%
				$2,760.9	100.0%	Target	100%
				$2,898.9	105.0%	Maximum	200%
FCF	Net cash provided by (used in) operating activities less purchase of property, plant and equipment.	Reflects our ability to generate the cash required to operate the business and pay down debt	20%		<80.0%		0%
				$1,037.3	80.0%	Threshold	25%
				$1,296.7	100.0%	Target	100%
				$1,556.0	120.0%	Maximum	200%
(1)Company performance and bonus payout are each presented as a percentage of target.
(2)As set forth under the terms of the AMIP, the required performance goals for Fiscal 2023 consolidated and Wine & Spirits Division Net Sales and Comparable EBIT were adjusted to remove the effects of certain acquisitions and divestitures during Fiscal 2023. The required performance goals for Fiscal 2023 Comparable EBIT were further adjusted to remove the effects of certain Board-approved expenses related to our digital business acceleration program. The required performance goals for Fiscal 2023 divisional (i) Net Sales and (ii) Comparable EBIT were adjusted to account for foreign currency adjustments.

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In April 2023, the Committee certified the payout under our Fiscal 2023 AMIP based on consolidated corporate performance to all of our named executive officers other than Messrs. Hanson and Sabia at 154.9% of target as follows:

	Fiscal 2023 Actual Results	Percent of Approved Plan	Fiscal 2023 Bonus Payout % (1)	Weighting	Resulting Weighted % (1)
($ in millions)
Net Sales	$9,452.6	101.7%	148.3%	40%	59.3%
Comparable EBIT	$3,066.2	102.2%	139.1%	40%	55.6%
FCF	$1,721.5	132.8%	200.0%	20%	40.0%
					154.9%
(1)Fiscal 2023 bonus payout percentage and resulting weighted percentage are presented as a percentage of target.

In April 2023, the Committee certified the payout under our Fiscal 2023 AMIP based on consolidated corporate performance and Wine & Spirits Division performance to Mr. Hanson at 133.9% of target as follows:

	Fiscal 2023 Actual Results	Percent of Approved Plan	Fiscal 2023 Bonus Payout % (1)	Weighting	Resulting Weighted % (1)
($ in millions)
Net Sales
Consolidated Results	$9,452.6	101.7%	148.3%	20%	29.7%
Wine & Spirits Division	$1,987.7	147.4%	147.4%	20%	29.5%
Comparable EBIT
Consolidated Results	$3,066.2	102.2%	139.1%	20%	27.8%
Wine & Spirits Division	$494.6	34.3%	34.3%	20%	6.9%
FCF	$1,721.5	132.8%	200.0%	20%	40.0%
					133.9%
(1)Fiscal 2023 bonus payout percentage and resulting weighted percentage are presented as a percentage of target.

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In April 2023, the Committee certified the payout under our Fiscal 2023 AMIP based on consolidated corporate performance and Beer Division performance to Mr. Sabia at 163.4% of target as follows:

	Fiscal 2023 Actual Results	Percent of Approved Plan	Fiscal 2023 Bonus Payout % (1)	Weighting	Resulting Weighted % (1)
($ in millions)
Net Sales
Consolidated Results	$9,452.6	101.7%	148.3%	20%	29.7%
Beer Division	$7,465.0	102.0%	156.3%	20%	31.3%
Comparable EBIT
Consolidated Results	$3,066.2	102.2%	139.1%	20%	27.8%
Beer Division	$2,861.5	103.6%	173.0%	20%	34.6%
FCF	$1,721.5	132.8%	200.0%	20%	40.0%
					163.4%
(1)Fiscal 2023 bonus payout percentage and resulting weighted percentage are presented as a percentage of target.

For the Fiscal 2023 AMIP, the Committee increased the annual bonus target percent (as a percentage of base salary) for Messrs. Hankinson and Sabia. Effective March 1, 2022, Mr. Hankinson’s target bonus was increased from 90% to 100% of base salary, reflecting the continuing strength of his performance in the third year of service as our Chief Financial Officer. Effective January 10, 2022, as part of the Beer Division’s leadership succession plan, and in recognition of Mr. Sabia’s leadership and his new role as President of the Beer Division, the Committee increased Mr. Sabia’s target bonus from 70% to 90% of base salary. Besides Messrs. Hankinson and Sabia, none of the other named executive officers received an increase in their Fiscal 2023 target bonus. The final earned Fiscal 2023 AMIP awards paid to our named executive officers are set forth below and also appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

	Target Bonus as a Percent of Base Salary	Resulting Weighting	Fiscal 2023 Actual Bonus
William A. Newlands	150%	154.9%	$3,110,960
Garth Hankinson	100%	154.9%	$1,159,041
Robert Hanson	95%	133.9%	$1,092,220
James O. Bourdeau	70%	154.9%	$695,771
James A. Sabia, Jr.	90%	163.4%	$1,029,005
Robert Sands	150%	154.9%	$1,937,645
Richard Sands	150%	154.9%	$1,646,999

For Messrs. Robert Sands and Richard Sands, the amounts set forth above were pro-rated and calculated based on base salary paid through their retirements in November 2022. In addition to any incentive bonuses under the AMIP, the Committee has discretion to pay cash bonuses outside of that program. No named executive officer received any discretionary bonus for Fiscal 2023.

Long-Term Equity Incentive Awards

Equity Award Granting Process
The Committee annually considers equity awards to named executive officers at a regularly scheduled meeting, usually in April, at which time it also considers equity awards to other eligible employees around the world. The

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Committee may also grant equity awards at other times, such as at other regularly scheduled meetings of the Committee or in connection with new hires, promotions, or significant business activities.

The Committee awards NQSOs, RSUs, and PSUs to our named executive officers under our LTSIP. The Committee believes that the granting of these awards to our named executive officers, together with our robust stock ownership guidelines, directly links the value of compensation earned by our named executive officers to the value created for our stockholders.

The Committee has historically included NQSOs as a significant element of named executive officer compensation. The Committee also issues RSUs and PSUs to named executive officers to diversify our mix of equity awards and, in the case of PSUs, to enhance the linkage between executive compensation and value creation for our stockholders.

Named Executive Officer Long-Term Incentive Awards – Fiscal 2023

Annual Equity Grants
The Committee annually reviews the design of the long-term equity incentive program, including the mix of awards and the metrics to utilize under the PSU awards. In April 2022, the Committee granted our named executive officers (other than Messrs. Robert Sands and Richard Sands) a mix of NQSOs, RSUs, and PSUs. For Fiscal 2023, the Committee changed its methodology for calculating the total equity target value from a percentage of each named executive officer’s base salary to a flat dollar value. The intent of this change was to break the prior linkage to base salary, such that base salary decisions would no longer directly impact the target value of long-term equity awards, and to provide the Committee with greater flexibility to adjust the target value of the long-term equity incentive awards to a particular named executive officer. For Fiscal 2023, the Committee utilized that flexibility to adjust target values to take into consideration market data, executive performance and experience, expected future contributions, and to enhance retention and focus on execution of the business strategy during a period of uncertainty created by the proposed Reclassification.

For Fiscal 2023, the Committee determined that it would be appropriate to continue to base the PSUs on relative TSR, aligning the interests of our executives with the interests of our stockholders. As a result, vesting and payout of the Fiscal 2023 PSUs granted to certain of our named executive officers will depend on our Fiscal 2023-2025 TSR performance as compared to the companies in the S&P 500 Index. Payouts of these PSUs will be determined after the end of Fiscal 2025 based on the following performance levels:

	Threshold Performance Level (25%)	Target Performance Level (100%)	Maximum Performance Level (200%)
TSR Performance Versus Companies in the S&P 500 Index	25th Percentile	50th Percentile	75th Percentile (or higher)

The chart below reflects the total equity target value of the Fiscal 2023 equity awards as well as the percentage allocated to each award type. For the purpose of determining the number of shares subject to each type of award, NQSOs were valued on a Black-Scholes option-pricing model, RSUs were valued at fair market value, and PSUs were valued at fair market value of the target award.

	Total Equity Target Value	Percent of NQSOs	Percent of RSUs	Percent of PSUs
William A. Newlands	$10,000,000	50%	25%	25%
Garth Hankinson	$3,068,960	50%	25%	25%
Robert Hanson	$3,210,471	50%	25%	25%
James O. Bourdeau	$2,554,960	50%	25%	25%
James A. Sabia, Jr.	$1,650,000	50%	25%	25%
Robert Sands	$4,080,000	100%	0%	0%
Richard Sands	$3,468,000	100%	0%	0%

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The general terms and conditions of the Fiscal 2023 annual equity awards are as follows:
•NQSOs: NQSOs relate to shares of Class 1 Stock, which are convertible to Class A Stock upon sale. All Fiscal 2023 NQSOs have a ten-year exercise term, and the vesting schedule for the Fiscal 2023 NQSOs is 25% per year at each of the first four annual anniversaries of the grant date. The exercise price of an NQSO is the NYSE closing price for a share of Class A Stock on the grant date.
•RSUs: The vesting schedule for all Fiscal 2023 time-based RSU awards is 25% of the award per year at each of the first four anniversaries of May 1 of the year of grant.
•PSUs: The Fiscal 2023 PSU awards vest over a three-year period based on Constellation’s TSR performance relative to the companies in the S&P 500 Index over the Fiscal 2023-2025 performance period. Continued service is required through May 1, 2025 in order to vest in shares earned based on such relative TSR performance.

All Fiscal 2023 NQSOs and RSUs would vest (or continue to vest), and Fiscal 2023 PSUs would either vest at the target level or on a pro-rated basis, in each case, upon the occurrence of certain events as set forth under the heading “Potential Payments upon Termination or Change-in-Control” and subheading “Outstanding Equity Awards.”

PSU Performance Period Ending in Fiscal 2023
In April 2023, the Committee certified relative TSR results for the Fiscal 2021-2023 PSU program at the 39th percentile relative to the companies in the S&P 500 Index resulting in a payout of approximately 67% of the target award levels set by the Committee at the time of those grants as follows:

Threshold Performance Level (25%)	Target Performance Level (100%)	Maximum Performance Level (200%)	Actual Relative TSR Performance	Payout Results
25th Percentile	50th Percentile	75th Percentile (or higher)	Approximately 39th percentile	Approximately 67% of target payout

Fiscal 2024 Program Changes
For Fiscal 2024, the Committee implemented the following changes for our executive compensation program:
•The PSU percentage allocation was increased from 25% to 50% of the target award value.
•The PSU component is measured against two equally-weighted metrics:
◦a three-year performance goal related to the compound annual growth rate of our organic net sales; and
◦our TSR relative to the S&P 500 Food, Beverage, and Tobacco Index.
•The relative TSR portion includes a payout cap at target in the event that our TSR is negative over the three-year performance period, regardless of our relative performance against the S&P 500 Food, Beverage, and Tobacco Index.

Retirement and Other Benefits

Savings Plans and Health and Welfare Benefits
We offer our eligible employees, including our named executive officers, the following retirement savings opportunities and health and welfare benefits in order to help provide a reasonable level of support during and after employment with us and to attract, retain, and motivate employees with a competitive benefits package:
•Named executive officers are eligible to participate in our 401(k) and Profit Sharing Plan on the same terms as other eligible employees. Each year, eligible employees may elect to defer up to 50% of their annual compensation, up to the annual limit set by the Internal Revenue Code, on a before-tax and/or after-tax basis. We currently provide a 50% match on the first 6% of eligible compensation contributed by the participant, as well as an annual non-elective contribution equal to 3% of eligible compensation. All participants are immediately 100% vested in their contributions, the 3% annual contribution made by us,

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and any earnings on these contributions. Our matching contributions, any supplemental profit sharing contributions, and the earnings on those amounts vest at the rate of 20% per year for the first five years of service.
•Named executive officers are eligible to participate in our NQSP, which is a non-qualified retirement savings plan designed to provide participants with an elective deferral opportunity and the benefit of the annual non-elective contributions and supplemental profit sharing contributions, if any, that could not be made under the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. Further detail concerning this plan is provided under the heading “Nonqualified Deferred Compensation.”
•Named executive officers generally are eligible to participate in our ESPP on the same terms as other eligible employees, including an Internal Revenue Code Section 423 component that allows employees to purchase shares of our Class A Stock at a discount through salary deductions. Due to their levels of stock ownership in our Company, however, neither Messrs. Robert Sands nor Richard Sands was eligible to participate in the ESPP during their employment.
•Named executive officers also receive customary employee benefits, such as our standard medical, dental, and vision benefits, wellness programs, long-term and short-term disability insurance programs, paid time off (vacation/sick leave), and life insurance programs, according to the terms of those programs and in the same manner as other eligible employees.

Severance Benefits
In the event of certain terminations of employment, our named executive officers are entitled to receive the severance benefits set forth under their employment agreements. The employment agreements with Messrs. Robert Sands and Richard Sands were executed in 2008 and provided for severance in the event of the executive’s death, disability, good reason termination, termination without cause, or retirement. This pre-existing contractual right to severance upon retirement under their respective employment agreements was triggered upon the retirements of Messrs. Robert Sands and Richard Sands in November 2022. No additional compensation or benefits was approved by the Committee or the Board in connection with their retirements. Our employment agreements with Messrs. Newlands, Hankinson, Hanson, Bourdeau, and Sabia provide for severance benefits only in the event of good reason termination or termination without cause.

More information concerning the material terms of the employment agreements with each of our named executive officers and the amounts payable in the event of a severance or change-in-control event are described under the heading “Potential Payments upon Termination or Change-in-Control.”

Perquisites
We provide our named executive officers with perquisites and other personal benefits that we believe to be reasonable and competitive with those offered by comparable companies to their executive officers. The Committee annually reviews and approves or ratifies the perquisites and other personal benefits offered to our named executive officers. The Committee believes these benefits further our objective of attracting, motivating, and retaining key executive talent and assist executive officers in promoting our brands, working more efficiently, and dedicating the appropriate amount of time and attention to business initiatives. Other than taxes related to certain relocation benefits, our named executive officers pay the personal income taxes that are attributable to the taxable perquisites we provide. Our named executive officers receive certain perquisites, including:
•Automobile Allowance – We provide an automobile allowance to our named executive officers. We believe this benefit is competitive with benefits provided to executives at comparable companies.
•Travel Services – We offer our named executive officers the personal use of our corporate aircraft when not needed for business purposes and the option of using car and driver services. Although these travel services may provide personal benefits to the executives, we believe these services also enhance the safety and security of our named executive officers and assist them to devote maximum time and attention to our business.
•Product Allowance – We provide product allowances to our employees, including our named executive officers. We believe that a product allowance enhances their knowledge and appreciation of our products and serves as an additional tool to facilitate their role as ambassadors for our brands in both on- and off-premise retail establishments. For the 2022 calendar year, the allowance was $20,000 each for Messrs.

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Newlands, Robert Sands, and Richard Sands, and $10,000 for each of our other named executive officers. In certain limited instances, we may also provide product samples to our employees, including our named executive officers, to enable them to become stronger brand ambassadors. Our U.S. based employees, including our named executive officers, are also eligible from time-to-time to purchase products from us at a discounted rate. Such samples and discounts typically do not result in any incremental cost to us.
•Voluntary Expanded Annual Physical Health Review – We offer our named executive officers an annual comprehensive health physical in order to encourage them to protect their health.
•Sponsorship Events – We sponsor various cultural, charitable, civic, and entertainment events for business development and relationship-building purposes, as well as to maintain our involvement in communities in which we operate and in which our employees live. Tickets are often included in such sponsorship agreements, and typically do not result in any incremental cost to us. Occasionally, our employees, including our named executive officers, use such tickets for personal purposes when they are not otherwise used for business purposes.
•Executive Charitable Match Program – The Company provides a match of up to $50,000 per calendar year for charitable contributions made by each of our named executive officers.
•Executive Security Program - Our executive security program establishes the level of personal security to be provided to our named executive officers. This program was developed by our corporate security team as part of our overall risk management program. The executive security program provides for enhanced business and personal protection (including optional protection at personal residences) for our named executive officers. The executive security program is for our benefit, and we believe that the costs of this security program are appropriate and necessary given the risks associated with executive officer positions at the Company.

We may provide additional benefits to our named executive officers in special circumstances, such as the payment of tax preparation fees and tax equalization costs in the event of an expatriate assignment, or relocation benefits (including related taxes) in the event of a new hire or transfer. No such benefits were provided to our named executive officers for Fiscal 2023. The perquisites and other personal benefits we provided to our named executive officers during Fiscal 2023 are further quantified in the footnotes to the All Other Compensation column of the Summary Compensation Table.

How Do We Manage Risks Related to Our Executive Compensation Program?

Executive Compensation Risk Assessment
As described above under the subheading “Compensation Risk Assessment,” the Committee received a risk assessment report from FW Cook regarding our executive compensation program. Based on that review, the Committee did not identify any executive compensation-related risks that it considered reasonably likely to have a material adverse effect on the company.

Stock Ownership Guidelines
In order to further align the interests of our executive officers with the interests of our stockholders, the Board has established guidelines for the amounts of our common stock that our executive officers should beneficially own. We allow individuals five years in which to reach the applicable ownership guideline. The five-year period is measured from the date the individual assumed the executive officer role to which the stock ownership guideline applies. The ownership guidelines can be satisfied by the ownership of stock, unvested RSUs, and PSUs after the relevant performance period has been completed, performance has been certified, and the earned PSUs are subject to a continued service-based vesting requirement. Unexercised stock options and unvested/uncertified PSUs do not count towards meeting the guidelines. The current stock ownership guidelines for our executive officers are as follows:

Executive Officers	Stock Ownership Guideline
President and Chief Executive Officer	6 times base salary
Executive Vice Presidents	3 times base salary

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Compliance with our stock ownership guidelines is assessed periodically, and not less frequently than annually. If the required ownership level is not met by the end of the five-year accumulation period, the executive officer is subject to a requirement to retain 100% of the net after-tax shares acquired upon the exercise of an NQSO or upon delivery of shares underlying an RSU or a PSU. As of the end of Fiscal 2023, each of our named executive officers had met the applicable stock ownership guideline or was within the five-year window for doing so.

Clawback Rights and Prohibition Against Hedging and Pledging
Our stockholder-approved LTSIP plan document and our LTSIP award agreements with our named executive officers each contain a clawback provision. Although we have not had to utilize this provision, its purpose is to allow us to recoup performance-based awards or the value thereof if and as required by the Dodd-Frank Act or other law.

The Committee voluntarily adopted its first formal clawback policy in January 2017. In October 2022, the SEC adopted a final rule that requires national stock exchanges to adopt listing standards relating to clawback policies and for those listing standards to be effective by November 28, 2023. In February 2023, the NYSE proposed a rule (which is subject to SEC approval) to implement the SEC’s clawback rule. Companies listed on the NYSE will be required to adopt clawback policies not later than 60 days following the effective date of the NYSE rule.

In April 2023, in response to the proposed NYSE listing standards related to clawback policies, the Committee adopted, in advance of the effective date, a revised and expanded clawback policy intended to comply with the final rules adopted by the SEC and the NYSE. Under this policy, if Constellation is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, Constellation must (with limited impracticability exceptions) recover from any current or former executive officers incentive-based compensation that was erroneously awarded during the three years preceding the date such a restatement was required. This mandatory recoupment is required regardless of whether the cause for the restatement was due to fraud, errors, or any other factors. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

In order to prevent an appearance of improper conduct, executive officers, affiliates, and directors may not participate in transactions involving the hedging of our stock by trading in third-party derivative securities of our stock by writing or buying puts, calls, or other derivatives.

In connection with the Reclassification, the Board implemented a prohibition on any director or executive officer pledging our common stock, with a carve-out for specified levels of pledging by certain individuals and entities affiliated with the Sands family (see the subheading above in the Corporate Governance section entitled “Policy Against Pledging Company Stock”).

Tax Considerations
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain “covered employees” in excess of $1 million per year. Prior to the enactment of the Tax Cuts and Jobs Act passed by Congress in December 2017, there was an exception to this deduction limitation for compensation that qualified as “performance-based compensation.” The Tax Cuts and Jobs Act significantly changed Section 162(m) by, among other things, repealing the performance-based compensation exemption and reducing the federal corporate income tax rate. As a result, compensation paid to certain current and former executive officers in excess of $1 million a year generally will not be deductible unless such compensation qualifies for certain transition relief.

The Committee may take into consideration the potential tax deductibility of compensation as one of the factors to be considered when establishing our executive compensation program. However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, motivates, and rewards our executive officers that are critical to our success. The Committee may consider tax deductibility as a factor in determining executive compensation, but may not structure its compensation arrangements around tax deductibility.

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Compensation Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

We, the Human Resources Committee of the Board (functioning as the compensation committee of the Board), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussions, have recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s 2023 Form 10-K.

Human Resources Committee:

Jeremy S. G. Fowden (Chair)
Christy Clark
Ernesto M. Hernández
Susan Somersille Johnson

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Compensation Tables and Related Information

The following table sets forth the compensation for Fiscal 2021, Fiscal 2022, and Fiscal 2023 awarded to, earned by, or paid to our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
William A. Newlands, President and Chief Executive Officer	2023	$1,338,462	$6,389,602	$4,999,557	$3,110,960	$229,759	$16,068,340
	2022	$1,276,923	$3,681,902	$3,149,674	$3,830,770	$101,012	$12,040,281
	2021	$1,200,000	$3,659,676	$3,150,605	$3,600,000	$117,574	$11,727,855
Garth Hankinson, Executive Vice President and Chief Financial Officer	2023	$748,000	$1,961,384	$1,534,410	$1,159,041	$145,108	$5,547,943
	2022	$715,000	$1,003,193	$857,904	$1,287,000	$131,207	$3,994,304
	2021	$597,116	$801,765	$690,152	$1,015,097	$67,873	$3,172,003
Robert Hanson, Executive Vice President and President, Wine & Spirits Division(5)	2023	$859,130	$2,051,689	$1,605,108	$1,092,220	$67,621	$5,675,768
	2022	$831,897	$1,788,591	$1,530,246	$1,492,881	$90,366	$5,733,981
James O. Bourdeau, Executive Vice President and Chief Legal Officer(5)	2023	$641,462	$1,632,646	$1,277,370	$695,771	$66,485	$4,313,734
James A. Sabia, Jr., Executive Vice President and President, Beer Division(5)	2023	$700,000	$1,054,431	$824,953	$1,029,005	$147,718	$3,756,107
Robert Sands, Former Executive Chairman of the Board	2023	$833,654	—	$4,079,664	$1,937,645	$15,107,904	$21,958,867
	2022	$1,020,000	—	$4,079,558	$3,060,001	$1,195,766	$9,355,325
	2021	$1,020,000	—	$4,080,769	$3,060,001	$957,487	$9,118,257
Richard Sands, Former Executive Vice Chairman of the Board	2023	$708,606	—	$3,467,707	$1,646,999	$15,461,916	$21,285,228
	2022	$867,000	—	$3,467,606	$2,601,001	$953,163	$7,888,770
	2021	$867,000	—	$3,468,660	$2,601,001	$881,596	$7,818,257
(1)These amounts represent the full grant date fair value of RSU and PSU awards granted in each fiscal year noted. For PSUs granted in Fiscal 2023, Fiscal 2022, and Fiscal 2021 having relative TSR as the performance criterion, the grant date fair value was determined using a Monte Carlo simulation model. Since the performance criteria underlying the relative TSR PSUs are each considered a market condition as opposed to a performance condition for accounting purposes, the expense associated with those awards is not subject to fluctuation based on the actual outcome. Therefore, while the amounts reported in this column are based on the probable outcome of the performance conditions, for these relative TSR PSUs, such amounts are also the maximum expense value. Each amount included in this column represents the aggregate amount that we expected to expense for grants in accordance with Topic 718 over the grants’ respective vesting schedules. Assumptions used in calculating these values with respect to PSUs may be found in Note 18 of our financial statements in our 2023 Form 10-K. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. A more complete description of the Fiscal 2023 PSUs can be found in the CD&A under the heading “Long-Term Equity Incentive Awards” and subheading “Named Executive Officer Long-Term Incentive Awards – Fiscal 2023.” See the Grants of Plan-Based Awards in Fiscal 2023 and the Outstanding Equity Awards as of February 28, 2023 tables for additional information.
(2)These amounts represent the full grant date fair value of awards of NQSOs granted in each fiscal year noted. This represents the aggregate amount that we expected to expense for such grants in accordance with Topic 718 over the grants’ respective vesting schedules. Assumptions used in calculating these values may be found in Note 18 of our financial statements in our 2023 Form 10-K. We do not include any impact of estimated

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forfeitures related to service-based vesting terms in these calculations. See the Grants of Plan-Based Awards in Fiscal 2023 and the Outstanding Equity Awards as of February 28, 2023 tables below for additional information.
(3)These amounts represent the amounts earned under our AMIP for Fiscal 2023, Fiscal 2022, and Fiscal 2021. A detailed description of the Fiscal 2023 payments can be found in the CD&A under the heading “Short-Term Cash Incentives: Fiscal 2023 AMIP.”
(4)The amounts set forth below include for Fiscal 2023: (i) Company contributions under our 401(k) and Profit Sharing Plan (including both Company matching contributions and Company non-elective contributions); (ii) Company non-elective contributions under our NQSP; (iii) the aggregate incremental cost to us of perquisites and personal benefits; (iv) the value of compensation and benefits earned or paid in connection with certain terminations of employment; and (v) in the case of Messrs. Robert Sands and Richard Sands, the value of cash retainers, the grant date fair value of equity grants, and product allowance payments, in each case as earned or paid under our non-management director compensation program for their service as directors following their retirement in November 2022. Contributions under the 401(k) and Profit Sharing Plan and our NQSP are reported in the fiscal year in which they are accrued or earned, regardless of the fiscal year in which the contribution is actually made to the plan.

	Company contributions under the 401(k) and Profit Sharing Plan	Company contributions under the NQSP	Perquisites and Other Personal Benefits (a)	Payments Upon Separation (b)	Non-Management Director Compensation	Total “All Other Compensation”
William A. Newlands	$18,716	$30,773	$180,270	$—	$—	$229,759
Garth Hankinson	$18,696	$13,092	$113,320	$—	$—	$145,108
Robert Hanson	$19,728	$16,489	$31,404	$—	$—	$67,621
James O. Bourdeau	$18,558	$9,965	$33,462	$—	$—	$66,485
James A. Sabia, Jr.	$18,416	$11,792	$117,510	$—	$—	$147,718
Robert Sands	$8,884	$20,568	$838,337	$14,024,815	$215,300	$15,107,904
Richard Sands	$5,148	$16,110	$1,369,937	$13,912,344	$158,377	$15,461,916

(a)The perquisites and other personal benefits provided to our named executive officers in Fiscal 2023 included personal use of our corporate aircraft, personal security services, identity theft protection services, automobile allowances, parking reimbursements in certain geographies, car/driver services, product allowances, product samples, tickets to sponsorship events, a physical health review, home internet service, a credit card membership program, and an executive charitable match program. We did not provide a tax gross-up to any named executive officer in Fiscal 2023.
The aggregate incremental cost to us for each named executive officer’s personal use of corporate aircraft is as follows: Mr. Newlands – $51,697; Mr. Hankinson – $34,679; Mr. Hanson – $0; Mr. Bourdeau – $0; Mr. Sabia – $82,202; Mr. Robert Sands – $560,553; and Mr. Richard Sands – $1,291,763. These amounts represent the aggregate incremental cost to us for the personal use of our corporate aircraft by our named executive officers and certain of their family members. Such amounts are calculated by multiplying an aircraft’s hourly variable operating costs by the portion of the trip’s flight time allocated to such named executive officer, reduced by the amount of voluntary reimbursements, if any, to us by such named executive officer. Variable operating costs include fuel costs, variable maintenance costs, and other variable expenses, including crew hotel and meals, on-board catering, trip-related landing fees, hangar and parking costs, and similar costs. Since our aircraft are used primarily for business travel, the methodology excludes fixed, capital, and similar costs. In instances where family members or guests fly on our aircraft as additional passengers on business flights with an executive, the aggregate incremental cost to us is de minimis in amount, and no amount is reflected in the table for these additional passengers.
The aggregate incremental cost to us for the car and driver services for Mr. Robert Sands is $144,538. Such amount represents the compensation and benefits costs for such driver, the costs of the leased vehicles used for such service, and in certain instances, the cost of a third-party car service.
The aggregate incremental cost to us for the personal security services for Mr. Robert Sands is $47,974. Such amount includes personal security when traveling and security systems and monitoring for his personal residences.

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In Fiscal 2023 the following named executive officers made charitable donations that were matched by the Company under our charitable matching program as follows: Mr. Newlands – $80,000; Mr. Hankinson – $50,000; Mr. Hanson – $5,000; Mr. Bourdeau – $10,500; Mr. Sabia – $5,000; Mr. Richard Sands – $50,000; Mr. Robert Sands – $50,000. Our charitable match program operates on a calendar year basis and contributions are reported in this table in the fiscal year the donation was made. Therefore, such reported amounts may exceed the $50,000 limitation due to timing differences between the calendar year used for the matching program and our fiscal year.
(b)The amounts reported for Mr. Robert Sands in the 2023 row of the “All Other Compensation” column include the following amounts earned or paid under his employment agreement through the end of Fiscal 2023 in connection with his retirement: (i) $11,356,225 in severance, consisting of three times base salary and average annual bonus paid over the prior three fiscal years; (ii) $38,412 in payments for three years of continued medical and dental coverage; (iii) $2,515,178 for the estimated aggregate incremental cost of three years of continued personal use of the Company’s corporate aircraft at comparable levels to that provided over the three-year period prior to termination; (iv) $60,000 for three years of product allowance, which will be reimbursed up to $20,000 in each of the next three years; and (v) $55,000 for the aggregate incremental cost of 18 months of outplacement services, which may be used within the 18-month period following his retirement. Payment of certain of such amounts and the provision of certain benefits were delayed for six months pursuant to the terms of his employment agreement.

The amounts reported for Mr. Richard Sands in the 2023 row of the “All Other Compensation” column include the following amounts earned or paid under his employment agreement through the end of Fiscal 2023 in connection with his retirement: (i) $9,665,630 in severance, consisting of three times base salary and average annual bonus paid over the prior three fiscal years; (ii) $37,116 in payments for three years of continued medical and dental coverage; (iii) $4,094,598 for the estimated aggregate incremental cost of three years of continued personal use of the Company’s corporate aircraft at comparable levels to that provided over the three-year period prior to termination; (iv) $60,000 for three years of product allowance, which will be reimbursed up to $20,000 in each of the next three years; and (v) $55,000 for the aggregate incremental cost of 18 months of outplacement services, which may be used within the 18-month period following his retirement. Payment of certain of such amounts and the provision of certain benefits were delayed for six months pursuant to the terms of his employment agreement.
(5)Mr. Hanson was first a named executive officer for Fiscal 2022. Neither Mr. Bourdeau nor Mr. Sabia was a named executive officer prior to Fiscal 2023.

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Grants of Plan-Based Awards in Fiscal 2023

	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards (5)	Grant Date Fair Value of Stock and Option Awards (6)
		Award Type	Threshold	Target	Maximum	Threshold	Target	Maximum
William A. Newlands	NA	AMIP	$501,923	$2,007,693	$4,015,386
	4/21/2022	PSU				2,459	9,835	19,670				$3,889,447
	4/21/2022	RSU							9,835			$2,500,155
	4/21/2022	NQSO								66,404	$254.21	$4,999,557
Garth Hankinson	NA	AMIP	$187,000	$748,000	$1,496,000
	4/21/2022	PSU				755	3,019	6,038				$1,193,924
	4/21/2022	RSU							3,019			$767,460
	4/21/2022	NQSO								20,380	$254.21	$1,534,410
Robert Hanson	NA	AMIP	$204,043	$816,174	$1,632,347
	4/21/2022	PSU				790	3,158	6,316				$1,248,894
	4/21/2022	RSU							3,158			$802,795
	4/21/2022	NQSO								21,319	$254.21	$1,605,108
James O. Bourdeau	NA	AMIP	112,256	449,023	898,047
	4/21/2022	PSU				629	2,513	5,026				$993,816
	4/21/2022	RSU							2,513			$638,830
	4/21/2022	NQSO								16,966	$254.21	$1,277,370
James A. Sabia, Jr.	NA	AMIP	157,500	630,000	1,260,000
	4/21/2022	PSU				406	1,623	3,246				$641,848
	4/21/2022	RSU							1,623			$412,583
	4/21/2022	NQSO								10,957	$254.21	$824,953
Robert Sands (7)	NA	AMIP	$312,620	$1,250,481	$2,500,962
	4/21/2022	NQSO								54,186	$254.21	$4,079,664
	11/10/2022	RSU							326			$79,554
	11/10/2022	NQSO								487	$244.03	$38,054
Richard Sands (7)	NA	AMIP	$265,727	$1,062,909	$2,125,818
	4/21/2022	NQSO								46,058	$254.21	$3,467,707
	11/10/2022	RSU							326			$79,554
	11/10/2022	NQSO								487	$244.03	$38,054
(1)The amounts shown in these columns reflect the short-term cash incentive bonuses that potentially could have been earned during Fiscal 2023 based upon the achievement of Company performance goals under our AMIP. The actual award paid to each named executive officer under the AMIP for Fiscal 2023 is set forth above in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. More information regarding short-term cash incentive bonuses under our AMIP can be found in the CD&A under the heading “Short-Term Cash Incentives: Fiscal 2023 AMIP.”
(2)These amounts represent the number of shares of Class A Stock that may be issued to the named executive officers pursuant to the terms of PSU awards granted under our LTSIP. The PSU awards granted on April 21, 2022 provide for a range of potential payouts (based on our TSR performance relative to that of companies in the S&P 500 Index) and for settlement in shares of Class A Stock. These relative TSR PSUs are generally scheduled to vest, if at all, on May 1, 2025 based on the level of achievement for the performance criteria associated with these awards. The terms of the Fiscal 2023 PSU awards are further described in the CD&A under the heading “Long-Term Equity Incentive Awards” and subheading “Named Executive Officer Long-Term Incentive Awards – Fiscal 2023.”
(3)These amounts represent the number of RSUs granted to the named executive officers under our LTSIP. Any payouts associated with the vesting of these awards will be made in shares of Class A Stock. Further information concerning these awards can be found in the CD&A under the heading “Long-Term Equity Incentive Awards” and

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subheading “Named Executive Officer Long-Term Incentive Awards – Fiscal 2023.” These RSUs generally are scheduled to vest at 25% of the award per year at each of the first four anniversaries of May 1, 2022.
(4)These amounts represent the number of options to purchase shares of Class 1 Stock granted to the named executive officer under our LTSIP. These NQSOs are scheduled to vest and become exercisable at 25% of the award per year at each of the first four anniversaries of the grant date. Further information concerning these awards can be found in the CD&A under the heading “Long-Term Equity Incentive Awards” and subheading “Named Executive Officer Long-Term Incentive Awards – Fiscal 2023.” No trading market exists for Class 1 Stock. Class 1 Stock may be converted into shares of Class A Stock on a one-for-one basis, provided such conversion is permitted only if the holder immediately sells the Class A Stock. Under the LTSIP, the fair market value of a share of Class 1 Stock is equal to the fair market value of a share of Class A Stock unless the Human Resources Committee determines otherwise.
(5)The exercise price of these NQSOs, which relate to Class 1 Stock (for which there is no public trading market), is the NYSE closing price of a share of Class A Stock on the grant date.
(6)These amounts represent the full grant date fair value of the PSUs, RSUs, and NQSOs, respectively, granted in Fiscal 2023. This represents the aggregate amount that we expected to expense for such grants in accordance with Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations.
(7)In connection with the closing of the Reclassification, and as required by the Reclassification Agreement, effective November 10, 2022 the Board accepted the retirement of Messrs. Robert Sands and Richard Sands as executive officers of the Company, with each of Messrs. Robert Sands and Richard Sands continuing as members of the Board. Also effective November 10, 2022, the Board appointed Mr. Robert Sands as non-executive Chair of the Board, and approved Robert Sands and Richard Sands to each receive a pro-rated amount of the non-management director compensation program described above under the heading “Director Compensation.” Also effective November 10, 2022, the Board approved an incremental non-executive chair cash retainer of $185,000 per year (positioning non-executive chair compensation at the peer group median, which is consistent with the Human Resources Committee’s targeted competitive positioning for the overall non-management director compensation program), and approved Robert Sands to receive a pro-rated amount of such incremental non-executive chair cash retainer. On November 10, 2022, each of Messrs. Robert Sands and Richard Sands were granted a pro-rated amount of the annual equity grant authorized under the non-management director compensation program, consisting of:
i.487 NQSOs to purchase Class 1 Stock at an exercise price of $244.03 that are exercisable for a ten-year period. These options vest six months from the grant date, subject to earlier vesting in the event of death or disability; and
ii.326 RSUs, which vest on the first July 10th following the grant date, subject to earlier vesting in the event of death, disability, or a change-in-control of the Company.

Employment Agreements
Each of our named executive officers is party to an executive employment agreement with us. We entered into executive employment agreements with Messrs. Robert Sands and Richard Sands in May 2008. We entered into executive employment agreements with Mr. Newlands and the rest of our named executive officers in the years set forth below:

Year Agreement Signed
William Newlands	2015
Garth Hankinson	2020
Robert Hanson	2019
James O. Bourdeau	2017
James A. Sabia, Jr.	2018

The term of the agreements with each of our named executive officers expires at the end of our fiscal year, at which time they each automatically renew for an additional one-year period. Each agreement will continue to renew for successive one-year periods unless we provide at least 180 days’ notice of a decision not to renew such agreement. These agreements provide for an initial minimum annual base salary level for each executive, which may be adjusted upward by the Human Resources Committee. The actual Fiscal 2023 base salaries for the named

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executive officers are set forth above in the Summary Compensation Table. The severance benefits provided under the employment agreements are summarized under the subheading “Potential Payments upon Termination or Change-in-Control.” The employment agreements do not provide for any specific perquisites or other personal benefits for our named executive officers during their terms of employment.

Outstanding Equity Awards as of February 28, 2023

The following table presents information concerning outstanding NQSO, RSU, and PSU awards to each of our named executive officers as of February 28, 2023:

	Grant Date	Grant Type	Option Awards (1)				Stock Awards (2)
			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (3)	Option Expiration Date (4)	Number of Shares or Units of Stock That Have Not Vested (5)	Market Value of Shares or Units of Stock That Have Not Vested (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6)

William A. Newlands	4/25/2016	NQSO	16,882		$156.84	4/25/2026
	4/21/2017	NQSO	20,527		$172.09	4/21/2027
	4/23/2018	NQSO	19,558		$228.26	4/23/2028
	4/23/2019	NQSO	37,935	12,644	$207.48	4/23/2029
	4/23/2019	RSU					1,446	$323,470
	4/21/2020	NQSO	50,604	50,604	$153.02	4/21/2030
	4/21/2020	RSU					5,146	$1,151,160
	4/21/2020	PSU					6,900	$1,543,530
	4/20/2021	NQSO	12,909	38,725	$238.31	4/20/2031
	4/20/2021	RSU					4,957	$1,108,881
	4/20/2021	PSU							6,610	$1,478,657
	4/21/2022	NQSO		66,404	$254.21	4/21/2032
	4/21/2022	RSU					9,835	$2,200,090
	4/21/2022	PSU							19,670	$4,400,179
Garth Hankinson	4/28/2014	NQSO	1,550		$79.61	4/28/2024
	4/28/2015	NQSO	1,470		$117.12	4/28/2025
	4/25/2016	NQSO	2,267		$156.84	4/25/2026
	4/21/2017	NQSO	2,464		$172.09	4/21/2027
	4/23/2018	NQSO	2,439		$228.26	4/23/2028
	4/23/2019	NQSO	2,153	717	$207.48	4/23/2029
	4/23/2019	RSU					74	$16,554
	4/23/2019	RSU					1,205	$269,559
	4/21/2020	NQSO	11,086	11,084	$153.02	4/21/2030
	4/21/2020	RSU					1,127	$252,110
	4/21/2020	PSU					1,512	$338,234
	4/20/2021	NQSO	3,516	10,548	$238.31	4/20/2031
	4/20/2021	RSU					1,350	$301,995
	4/20/2021	PSU							1,801	$402,884
	4/21/2022	NQSO		20,380	$254.21	4/21/2032
	4/21/2022	RSU					3,019	$675,350
	4/21/2022	PSU							6,038	$1,350,701

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	Grant Date	Grant Type	Option Awards (1)				Stock Awards (2)
			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (3)	Option Expiration Date (4)	Number of Shares or Units of Stock That Have Not Vested (5)	Market Value of Shares or Units of Stock That Have Not Vested (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6)

Robert Hanson	6/26/2019	NQSO	9,225	3,074	$185.02	6/26/2029
	6/26/2019	RSU					675	$150,998
	6/26/2019	RSU					1,300	$290,810
	4/21/2020	NQSO	17,009	17,008	$153.02	4/21/2030
	4/21/2020	RSU					1,730	$387,001
	4/21/2020	PSU					2,320	$518,984
	4/20/2021	NQSO	6,272	18,814	$238.31	4/20/2031
	4/20/2021	RSU					2,408	$538,670
	4/20/2021	PSU							3,211	$718,301
	4/21/2022	NQSO		21,319	$254.21	4/21/2032
	4/21/2022	RSU					3,158	$706,445
	4/21/2022	PSU							6,316	$1,412,889
James O. Bourdeau	4/25/2016	NQSO	4,554		$156.84	4/25/2026
	4/21/2017	NQSO	4,487		$172.09	4/21/2027
	4/23/2018	NQSO	9,037		$228.26	4/23/2028
	4/23/2019	NQSO	9,484	3,161	$207.48	4/23/2029
	4/23/2019	RSU					361	$80,756
	4/21/2020	NQSO	11,086	11,084	$153.02	4/21/2030
	4/21/2020	RSU					1,127	$252,110
	4/21/2020	PSU					1,512	$338,234
	4/20/2021	NQSO	2,899	8,694	$238.31	4/20/2031
	4/20/2021	RSU					1,113	$248,978
	4/20/2021	RSU					1,574	$352,104
	4/20/2021	PSU							1,484	$331,971
	4/21/2022	NQSO		16,966	$254.21	4/21/2032
	4/21/2022	RSU					2,513	$562,158
	4/21/2022	PSU							5,026	$1,124,316

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	Grant Date	Grant Type	Option Awards (1)				Stock Awards (2)
			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (3)	Option Expiration Date (4)	Number of Shares or Units of Stock That Have Not Vested (5)	Market Value of Shares or Units of Stock That Have Not Vested (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6)

James A. Sabia, Jr.	4/28/2015	NQSO	8,110		$117.12	4/28/2025
	4/25/2016	NQSO	6,760		$156.84	4/25/2026
	4/21/2017	NQSO	6,725		$172.09	4/21/2027
	4/23/2018	NQSO	5,714		$228.26	4/23/2028
	5/21/2018	NQSO	3,503		$219.34	5/21/2028
	4/23/2019	NQSO	7,509	2,502	$207.48	4/23/2029
	4/23/2019	RSU					286	$63,978
	4/21/2020	NQSO	8,033	8,032	$153.02	4/21/2030
	4/21/2020	RSU					816	$182,539
	4/21/2020	PSU					1,096	$245,175
	4/20/2021	NQSO	2,459	7,376	$238.31	4/20/2031
	4/20/2021	RSU					944	$211,173
	4/20/2021	PSU							1,259	$281,638
	4/21/2022	NQSO		10,957	$254.21	4/21/2032
	4/21/2022	RSU					1,623	$363,065
	4/21/2022	PSU							3,246	$726,130
Robert Sands(8)	4/23/2018	NQSO	45,480		$228.26	4/23/2028
	4/23/2019	NQSO	21,496	21,496	$207.48	4/23/2029
	4/21/2020	NQSO	32,772	65,544	$153.02	4/21/2030
	4/20/2021	NQSO	16,720	50,158	$238.31	4/20/2031
	4/21/2022	NQSO		54,186	$254.21	4/21/2032
	11/10/2022	NQSO		487	$244.03	11/10/2032
	11/10/2022	RSU					326	$72,926
Richard Sands(8)	4/23/2018	NQSO	66,895		$228.26	4/23/2028
	4/23/2019	NQSO	18,272	18,271	$207.48	4/23/2029
	4/21/2020	NQSO	27,856	55,712	$153.02	4/21/2030
	4/20/2021	NQSO	14,212	42,634	$238.31	4/20/2031
	4/21/2022	NQSO		46,058	$254.21	4/21/2032
	11/10/2022	NQSO		487	$244.03	11/10/2032
	11/10/2022	RSU					326	$72,926
(1)NQSOs relate to Class 1 Stock, which are convertible to Class A Stock upon sale. Except as otherwise noted in these footnotes, the vesting schedule for all NQSO awards set forth in the table is 25% of the award per year at each of the first four annual anniversaries of the grant date. In addition, all such NQSOs would vest (or continue to vest) upon the occurrence of certain events, as set forth under the heading “Potential Payments upon Termination or Change-in-Control” and subheading “Outstanding Equity Awards.”
(2)Unvested RSU awards, and PSU awards whose performance periods have been completed (but whose related service vesting periods extend beyond the end of Fiscal 2023) are reflected in the first two columns of this section, while PSUs with performance periods extending beyond the end of Fiscal 2023 are reflected in the final two columns.
(3)The exercise price of an NQSO is the NYSE closing price for a share of Class A Stock on the grant date.

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(4)All NQSO awards set forth in the table were granted with ten-year terms. Vested options are generally exercisable for 90 days following termination of employment unless special treatment is provided as set forth under the heading “Potential Payments upon Termination or Change-in-Control” and subheading “Outstanding Equity Awards.”
(5)Except as otherwise noted in these footnotes, the vesting schedule for all RSU awards in the table is 25% of the award per year at each of the first four anniversaries of May 1 of the year of grant. In addition, all RSU awards would vest (or continue to vest) upon the occurrence of certain events, as set forth under the heading “Potential Payments upon Termination or Change-in-Control” and subheading “Outstanding Equity Awards.”
The vesting of the April 21, 2020 PSU awards is based on our Fiscal 2021-2023 TSR performance as compared to companies in the S&P 500 Index. In April 2023, the Human Resources Committee certified performance under these PSU awards at approximately the 39th percentile performance, and the number of units associated with this performance level is included in this column. These PSU awards required continued service through May 1, 2023 and were paid out to each named executive officer on or immediately after such date. Therefore, those awards are reflected in the table as they had not vested as of the end of Fiscal 2023.
(6)These amounts are based on the February 28, 2023 NYSE closing price of $223.70 for a share of Class A Stock.
(7)The vesting of the April 20, 2021 PSU awards is based on our Fiscal 2022-2024 TSR performance as compared to companies in the S&P 500 Index. Based on our actual Fiscal 2022 and Fiscal 2023 TSR performance as compared to companies in the S&P 500 Index, the amounts set forth in this column reflect a payout at the target level for these awards. The actual payout, if any, requires that the named executive officer remains employed with us until the May 1, 2024 service vesting date, and any actual payout of shares may be less than the amount reflected.
The vesting of the April 21, 2022 PSU awards is based on our Fiscal 2023-2025 TSR performance as compared to companies in the S&P 500 Index. Based on our actual Fiscal 2023 TSR performance as compared to companies in the S&P 500 Index, the amounts set forth in this column reflect a payout at the maximum level for these awards. The actual payout, if any, requires that the named executive officer remains employed with us until the May 1, 2025 service vesting date, and any actual payout of shares may be less than the amount reflected.
In addition, all PSU awards would either vest at the target level or on a pro-rated basis upon the occurrence of certain events, as set forth under the heading “Potential Payments upon Termination or Change-in-Control” and subheading “Outstanding Equity Awards.” Further information concerning the Fiscal 2023 awards can be found in the CD&A under the heading “Long-Term Equity Incentive Awards” and subheading “Named Executive Officer Long-Term Incentive Awards – Fiscal 2023” and in the Grants of Plan-Based Awards in Fiscal 2023 table.
(8)All of the outstanding NQSOs held by each of Messrs. Robert Sands and Richard Sands have been transferred to limited liability companies for estate planning purposes. The NQSOs and RSUs granted to Messrs. Robert Sands and Richard Sands on November 10, 2022 under the non-management director compensation program vest on May 10, 2023 and July 10, 2023, respectively.

Option Exercises and Stock Vested in Fiscal 2023

The following table presents information concerning NQSO exercises and shares of stock acquired upon vesting of RSU or PSU awards by each of the named executive officers in Fiscal 2023:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
William A. Newlands	—	$—	9,985	$2,531,730
Garth Hankinson	2,270	$472,463	2,549	$646,121
Robert Hanson	—	$—	5,298	$1,341,543
James O. Bourdeau	9,160	$1,353,412	3,035	$768,125
James A. Sabia, Jr.	8,330	$1,423,843	2,120	$538,721
Robert Sands	—	$—	1,488	$384,038
Richard Sands	—	$—	—	$—
(1)These amounts reflect the aggregate of the differences between the exercise price of the NQSO and the market price of a share of Class A Stock at the time of exercise for each NQSO exercised by a named executive officer in Fiscal 2023.

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(2)These amounts reflect the value realized from the vesting of RSU and PSU awards on the vesting date, the value of which were based on the NYSE closing price for a share of Class A Stock on that date, plus accrued dividend equivalents paid out at the time of vesting.

Pension Benefits

We do not maintain any tax-qualified pension plans or nonqualified or supplemental defined benefit plans. We maintain the Constellation Brands, Inc. 401(k) and Profit Sharing Plan, a tax qualified, defined contribution plan described above under the subheading “Savings Plans and Health and Welfare Benefits.”

Nonqualified Deferred Compensation

Effective December 31, 2018, the Company amended the 2005 SERP to freeze participation in and future contributions to the plan, to continue to credit participant balances resulting from investment gains and losses, and to distribute such amounts pursuant to the terms of the plan. Its predecessor plan, the SERP, was previously similarly frozen.

Effective January 1, 2019, certain employees, including each of the named executive officers, became eligible to participate in our NQSP, which is a nonqualified deferred compensation plan. The NQSP is designed to provide participants with the benefit of the company non-elective contributions that could not be made to their accounts under the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. The NQSP also provides participants with an elective deferral opportunity and is designed to satisfy the requirements of Section 409A of the Internal Revenue Code.

For service prior to January 1, 2019, the Company made non-elective contributions to the SERP, and for service on or after January 1, 2019, the Company makes non-elective contributions to the NQSP. Such contributions are made on behalf of each eligible participant, including our named executive officers, and are equal to the amount of the non-elective contributions that a participant would have otherwise received under the 401(k) and Profit Sharing Plan on the portion of their salary that exceeded the applicable Internal Revenue Code limits. Participants did not make contributions under the SERP. Each year, participants may elect to defer a portion of their base salary and annual cash incentive bonus into the NQSP.

Participants may direct the investment of their accounts under the SERP and the NQSP into investment options that are similar to those offered under our 401(k) and Profit Sharing Plan. Company non-elective contributions to the SERP and NQSP are immediately vested. Accounts under the SERP are distributed in a single lump-sum payment six months following a participant’s separation from service. Participants elect distribution of each year’s account under the NQSP in a specified number of annual installments or a lump-sum payment commencing upon either separation from service or a specified date. See the following tables for additional information.

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EXECUTIVE COMPENSATION	Compensation Tables and Related Information	Table of Contents
Fiscal 2023 Nonqualified Deferred Compensation Table

	Plan	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings (Losses) in Last FY (3)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE (4)
William A. Newlands	SERP	$—	$—	$(5,383)	$—	$61,361
	NQSP	$900,000	$30,773	$(204,464)	$—	$2,620,403
Garth Hankinson	SERP	$—	$—	$(86)	$—	$1,049
	NQSP	$—	$13,092	$(1,263)	$—	$21,703
Robert Hanson	SERP	$—	$—	$—	$—	$—
	NQSP	$556,752	$16,489	$(66,676)	$—	$1,056,804
James O. Bourdeau	SERP	$—	$—	$(1,288)	$—	$13,908
	NQSP	$—	$9,965	$(2,031)	$—	$28,214
James A. Sabia, Jr.	SERP	$—	$—	$(1,330)	$—	$42,561
	NQSP	$—	$11,792	$(1,534)	$—	$23,172
Robert Sands	SERP	$—	$—	$(190,988)	$—	$2,281,977
	NQSP	$—	$20,567	$(5,191)	$—	$73,161
Richard Sands	SERP	$—	$—	$(96,353)	$—	$2,808,249
	NQSP	$—	$16,110	$(3,913)	$—	$58,151
(1)The SERP did not provide for elective deferrals. Amounts in this column consist of amounts withheld from a named executive officer’s compensation otherwise payable during Fiscal 2023 and deferred into the NQSP. All of these amounts are reflected in the Summary Compensation Table.
(2)During Fiscal 2023, our named executive officers were eligible to receive a 3% non-elective contribution on compensation that exceeded the IRS limits that apply to the 401(k) and Profit Sharing Plan. Such contributions are reported in the fiscal year in which they are accrued or earned, regardless of the fiscal year in which the contribution is actually made to the SERP or the NQSP. All of these amounts are reflected in the Summary Compensation Table.
(3)Earnings are credited in accordance with the named executive officer’s investment direction. These amounts represent the aggregate earnings during Fiscal 2023 on the accounts held for each named executive officer under the SERP and the NQSP. None of these amounts are reflected in the Summary Compensation Table.
(4)Of the amounts in this column, the following amounts have also been reported in the Summary Compensation Table:

	Previously Reported Aggregate Balance for
	Fiscal 2022	Fiscal 2021
William A. Newlands	$851,454	$645,955
Garth Hankinson	$12,237	$9,450
Robert Hanson	$420,573	$—
James O. Bourdeau	$—	$—
James A. Sabia, Jr.	$—	$—
Robert Sands	$21,900	$23,227
Richard Sands	$17,310	$18,460

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Potential Payments upon Termination or Change-in-Control

In the event of specified terminations of employment, or a change-in-control of the company, our named executive officers would become entitled to certain payments and benefits under their respective employment agreements, the terms of their outstanding equity awards under the LTSIP, our AMIP, our SERP, and our NQSP. The following information describes and quantifies the compensation and benefits for our named executive officers that would have become payable if a named executive officer’s employment had terminated on February 28, 2023, or if a change-in-control of the company occurred on February 28, 2023, based on the terms and conditions of their respective employment agreement, and our agreements, plans, and arrangements in effect on such date. These benefits are in addition to the benefits generally available to salaried employees, such as our 401(k) and Profit Sharing Plan, ESPP, life and disability insurance programs, and medical, dental, and vision benefits.

Employment Agreements
The employment agreements with our named executive officers in effect as of the end of Fiscal 2023 provide for specified post-termination payments and benefits in the event of the occurrence of certain termination events. In order to receive the payments and benefits set forth below, a terminating executive must execute a release in favor of us and agree not to compete with us without our consent for a period of three years in the case of Messrs. Robert Sands and Richard Sands, or two years in the case of each of the other executives (other than Mr. Hanson, whose post-termination restrictive covenants are limited as required by California law). The employment agreements also prohibit the executives, for a period of 18 months after termination in the case of Messrs. Robert Sands or Richard Sands, and for a period of 12 months after termination in the case of the other executives, from seeking to induce our employees to leave their employment with us. Finally, the agreements provide the executives with certain indemnification rights and prohibit the executives, whether during or after employment, from divulging our confidential information or trade secrets or using such information in connection with any outside business activity.

Under the employment agreement with each of our named executive officers, post-termination payments and benefits are triggered in the event that the executive’s employment terminates upon the expiration of the employment agreement, or if (i) the executive voluntarily terminates his employment for “good reason,” or (ii) the executive’s employment is involuntarily terminated by us for any reason other than “for cause.” Under the 2008 employment agreements with Messrs. Robert Sands and Richard Sands, post-termination payments and benefits are also triggered in the event of the executive’s (i) death, (ii) disability (which requires the executive to be unable to perform his duties for six months as determined by the Board), or (iii) retirement (which requires the executive to be at least 60 years of age and have 10 years of service). These triggering terminations are each referred to as a “qualifying termination.” Under the employment agreements with our named executive officers, a qualifying termination results in:
•in the case of Messrs. Robert Sands and Richard Sands, a lump-sum payment equal to three times base salary and three times the average annual bonus paid to the executive over the prior three fiscal years; and in the case of all other named executive officers, a lump-sum payment equal to two times base salary and two times the average annual bonus paid to the executive over the prior three fiscal years;
•payments equal to the total monthly cost of the executive’s medical and dental coverage in effect at the time of termination extending for 36 months in the case of Messrs. Robert Sands and Richard Sands and 24 months in the case of the other named executive officers;
•in the case of all named executive officers, outplacement services for a period of up to 18 months;
•in the case of Messrs. Robert Sands and Richard Sands, continued personal use of our corporate aircraft, when not needed for business purposes, at comparable levels to that provided over the three-year period prior to termination and continued participation in our annual product allowance program, in each case, for a period of three years following termination; and
•following a change-in-control of the Company, in the case of Messrs. Robert Sands and Richard Sands, payment of any excise taxes, penalties or interest attributed to payments related to a change-in-control under Sections 280G and 4999 of the Internal Revenue Code on a grossed-up basis.

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EXECUTIVE COMPENSATION	Compensation Tables and Related Information	Table of Contents
Each of our named executive officers’ agreements defines a “for cause” termination to mean that we terminate the executive for (i) any intentional, non-incidental misappropriation of our funds or property; (ii) unreasonable (and persistent) neglect or refusal to perform his duties (and which is not remedied within 30 days after written notice); (iii) the material breach of any restrictive covenant, or divulging our confidential information or trade secrets or using such information in connection with any outside business activity; or (iv) a conviction of a felony.

The agreements with each of our named executive officers define a “good reason” termination as the executive’s ability to terminate his employment for the occurrence of any of the following events without his consent: (i) a material reduction of the executive’s employment band or his duties and responsibilities; (ii) a material reduction of the executive’s base salary; or (iii) a material breach of the executive’s employment agreement by us. Under the agreements with Messrs. Robert Sands and Richard Sands, a “good reason” termination also includes an action by us to move their principal workplace to a location more than 30 miles from our headquarters or an immaterial reduction of the executive’s base salary. Under the agreement with Mr. Hanson, a “good reason” termination also includes an action by us to move his principal workplace to a location more than 50 miles from our San Francisco office.

The following table presents information concerning the post-termination payments each named executive officer would have received under his respective employment agreement in connection with a qualifying termination as of February 28, 2023. Messrs. Robert Sands and Richard Sands each retired on November 10, 2022, and the actual amount payable to each of them under their respective employment agreements in connection with their retirement is set forth below and is also set forth above in the All Other Compensation column of the Summary Compensation Table.

	Severance Pay	Medical and Dental	Aircraft	Product Allowance	Outplacement Services and Relocation Services	Estimated Excise Tax Gross-Ups (1)	Total
William A. Newlands	$9,727,820	$38,981	NA	NA	$55,000	NA	$9,821,801
Garth Hankinson	$3,823,225	$38,981	NA	NA	$55,000	NA	$3,917,206
Robert Hanson	$4,475,523	$28,586	NA	NA	$55,000	NA	$4,559,109
James O. Bourdeau	$2,878,707	$38,981	NA	NA	$55,000	NA	$2,972,688
James A. Sabia, Jr.	$3,156,132	$57,921	NA	NA	$55,000	NA	$3,269,053
Robert Sands	$11,356,225	$38,412	$2,515,178	$60,000	$55,000	$—	$14,024,815
Richard Sands	$9,665,630	$37,116	$4,094,598	$60,000	$55,000	$—	$13,912,344
(1)We do not believe any excise tax gross-up payments would have been incurred due to a termination of the employment of any named executive officer on February 28, 2023, in connection with a change-in-control. Pursuant to the terms of their employment agreements, only Messrs. Robert Sands and Richard Sands are eligible for an excise tax gross-up payment under such circumstances. The employment agreements with each of our other named executive officers provides for a “best net” approach under which the severance payment is either reduced to an amount $1 below that which would subject the executive to the excise tax or, if it would provide a greater net payment to the executive after the payment of any excise tax, paid in full without any gross-up payment from us.

These payments would be made pursuant to the terms of the employment agreements and in accordance with Section 409A of the Internal Revenue Code. Generally, severance pay and six months’ worth of medical and dental payments would be paid on the first business day of the seventh month following the officer’s separation from service with monthly medical and dental payments continuing thereafter until fully paid.

Outstanding Equity Awards

The unvested equity awards held by each of the named executive officers are described above in the Outstanding Equity Awards as of February 28, 2023 table. We made each of those awards pursuant to our LTSIP. The following chart summarizes the various vesting provisions in our outstanding awards under our LTSIP that were not fully

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vested as of February 28, 2023:

Potential Equity Vesting Triggers (1)
Equity Type	Qualifying Termination following a Change-in-Control (2)	Death or Disability	Retirement	For Cause Termination	Other Voluntary or Involuntary Termination
NQSO	Yes	Yes	Yes (3)	No	No
RSU	Yes	Yes	Yes (3)	No	No
PSU	Yes	Yes (4)	Yes (5)	No	No
(1)As defined in the LTSIP and the applicable award agreements issued thereunder.
(2)In the event of a change-in-control of the company in which the outstanding equity awards are assumed or replaced by the acquirer, if the executive is involuntarily terminated by the company without cause, or voluntarily terminates employment for good reason, in each case within 24 months following the occurrence of the change-in-control: (i) outstanding NQSOs shall become fully vested and exercisable and shall be exercisable for 90 days following such termination; (ii) outstanding RSUs shall become fully vested and shall be delivered within 30 days following such termination; and (iii) outstanding PSUs shall become vested at target and shall be delivered within 30 days following such termination.
(3)Continue to vest on vesting schedule upon continuous service through the first November 1 following the grant date, based on compliance with restrictive covenants through each such vesting date.
(4)Vest at target level.
(5)For relative TSR PSUs, vest at the end of the performance period based upon the Company’s actual performance during the full performance period and pro-rated for the portion of the performance period during which the executive officer served prior to retirement; and vesting is dependent upon continuous employment until November 1 in the year of grant.

As of February 28, 2023, Messrs. Newlands and Sabia would have been eligible for the retirement treatment set forth above.

In the event of a termination or change-in-control event that resulted in accelerated vesting of outstanding equity awards (as set forth above), the values of (i) unvested in-the-money NQSOs, (ii) unvested RSUs, and (iii) the target amount of unvested PSUs, in each case, held by each of the named executive officers as of February 28, 2023 (based on the NYSE closing price of $223.70 for a share of Class A Stock on such date) were as follows:

	NQSOs	RSUs	PSUs
William A. Newlands	$3,781,776	$4,783,601	$5,981,291
Garth Hankinson	$795,047	$1,515,568	$1,582,678
Robert Hanson	$1,321,028	$2,073,923	$2,198,747
James O. Bourdeau	$834,689	$1,496,106	$1,398,572
James A. Sabia, Jr.	$608,284	$820,755	$1,010,229
Robert Sands	$4,981,315	$72,926	$—
Richard Sands	$4,234,080	$72,926	$—

AMIP Payments. Our AMIP is described in the CD&A under the heading “Short-Term Cash Incentives: Fiscal 2023 AMIP.” The Fiscal 2023 award program provides that in the event a named executive officer’s employment terminates for any reason other than retirement (defined as attained age 60 with at least five years of service), disability, death, or involuntary termination without cause prior to the end of the performance period, the named executive officer forfeits all rights to a short-term cash incentive bonus payment for such period. In the event of a named executive officer’s retirement, disability, death, or involuntary termination without cause prior to the end of the performance period, the named executive officer will become entitled to a pro-rated portion of the short-term cash incentive bonus payment that would have been payable had the individual not terminated employment. Such bonus, if any, will be paid at the same time bonuses are paid to similarly situated participants who do not

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terminate employment. Actual payouts under the plan to the named executive officers for Fiscal 2023 are set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

NQSP. This plan is described under the heading “Nonqualified Deferred Compensation.” In the event of any termination of employment as of February 28, 2023, each named executive officer (or, in the case of death, the named executive officer’s beneficiary) would be entitled to receive the value of his respective vested plan account balance set forth in the table under the heading “Nonqualified Deferred Compensation.” In the event of a change-in-control (as defined by the plan), we would make lump sum payments of account balances to participants within 90 days of the change-in-control event.

Supplemental Executive Retirement Plans. Our supplemental executive retirement plans are described under the heading “Nonqualified Deferred Compensation.” In the event of any termination of employment as of February 28, 2023, each named executive officer (or, in the case of death, the named executive officer’s beneficiary) would be entitled to receive the value of his respective vested plan account balance set forth in the table under the heading “Nonqualified Deferred Compensation.” In the event of a change-in-control (as defined by the plans), we would make lump sum payments of account balances to participants within 90 days of the change-in-control event.

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EXECUTIVE COMPENSATION	CEO Pay Ratio	Table of Contents

CEO Pay Ratio
For Fiscal 2023, the annual total compensation of our Chief Executive Officer is $16,068,340, and the annual total compensation of our median employee is $34,821. The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee is approximately 461 to 1. This pay ratio is a reasonable estimate, calculated in a manner consistent with the applicable SEC requirements. We re-identified our median employee this year based on the information available in our human resources information system, and we include all U.S. and non-U.S. employees, full and part-time employees, and temporary and seasonal employees in the universe of possible employees when identifying our median employee, which for Fiscal 2023 was 9,433 total employees.

We determined our median employee as of the last day of our 2023 fiscal year, the same date that we use for determining the compensation of our CEO under the SEC executive compensation disclosure rules. For purposes of identifying our median employee, we calculate compensation as the sum of: (i) base salary (not including overtime); (ii) target bonus as of the determination date; and (iii) target equity award percentage of base salary (multiplied by base salary to provide a dollar value). We do not make cost of living adjustments for the compensation of employees based outside of the U.S. We convert the compensation paid to non-U.S. employees in local currency to U.S. dollars using the applicable exchange rate in effect as of the determination date.

Once we identify our median employee, we calculate their compensation under the Summary Compensation Table rules in a manner that is consistent with the calculation of our CEO’s compensation, without any adjustments or estimates. The SEC requirements for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us.

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EXECUTIVE COMPENSATION	Pay versus Performance	Table of Contents
Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, the Company is providing the following information regarding the relationship between the executive “Compensation Actually Paid” as defined in Item 402(v)) by the Company and the financial performance of the Company over the applicable time period of the disclosure, calculated in a manner consistent with Item 402(v). Additional information regarding our compensation philosophy, the structure of our compensation programs, and compensation decisions made this year is described under the heading above entitled "Compensation Discussion and Analysis."

The following table provides information regarding CAP for our PEO and our other named executive officers for each of Fiscal 2021 through Fiscal 2023 as compared to our TSR for each such fiscal year, the TSR of the S&P 500 Food, Beverage, and Tobacco Index, our Net Income (loss) and Net Sales, our CSM for each such year.

					Value of Initial $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (4)(6)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (5)(6)	Total Shareholder Return (7)	Peer Group Total Shareholder Return (8)	Net Income (Loss) (in millions) (9)	Net Sales (in millions) (10)
2023 (1)	$16,068,340	$15,728,089	$10,422,191	$10,722,811	$135.44	$138.59	$(38.5)	$9,452.6
2022 (2)	$12,040,281	$4,988,292	$6,743,095	$5,740,281	$128.83	$134.10	$1.0	$8,820.7
2021 (3)	$11,727,855	$19,696,460	$6,702,839	$11,408,365	$126.27	$107.61	$2,031.8	$8,614.9
(1)For Fiscal 2023, the Company PEO was William A. Newlands, and the Company's other named executive officers were Garth Hankinson, James O. Bourdeau, Robert Hanson, James A. Sabia, Jr., Robert Sands, and Richard Sands.
(2)For Fiscal 2022, the Company PEO was William A. Newlands, and the Company's other named executive officers were Garth Hankinson, Robert Sands, Richard Sands, and Robert Hanson.
(3)For Fiscal 2021, the Company PEO was William A. Newlands, and the Company's other named executive officers were Garth Hankinson, Robert Sands, Richard Sands, and F. Paul Hetterich.
(4)The amounts deducted and added to the Summary Compensation Table Total to calculate the CAP for each reported fiscal year are as follows:

	Fiscal 2023	Fiscal 2022	Fiscal 2021
Summary Compensation Table Total	$16,068,340	$12,040,281	$11,727,855
Decreased by the full grant date fair value of RSUs and PSUs granted during the reported fiscal year;	(6,389,602)	(3,681,902)	(3,659,676)
Decreased by the grant date fair value of NQSOs granted during the reported fiscal year;	(4,999,557)	(3,149,674)	(3,150,605)
Increased by the fair value as of the end of the fiscal year of all awards granted during the fiscal year that were outstanding and unvested as of the end of such fiscal year;	8,692,913	5,143,845	12,401,201
Increased (or if negative, decreased) by the change in fair value from the end of the prior fiscal year through the end of the reported fiscal year of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the reported fiscal year;	1,251,898	(2,040,979)	2,620,210
Increased by the fair value as of the vesting date, for awards that are granted and vest in the same year;	—	—	—
Increased (or if negative, decreased) by the change in fair value from the end of the prior fiscal year through the vesting date of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the reported fiscal year;	1,029,575	369,769	(282,309)
Decreased by the fair value at the end of the prior fiscal year, of any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the reported fiscal year; and	—	(3,731,175)	—

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EXECUTIVE COMPENSATION	Pay versus Performance	Table of Contents

	Fiscal 2023	Fiscal 2022	Fiscal 2021
Increased by the dollar value of any dividend equivalents paid on RSUs and PSUs in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.	74,522	38,127	39,784
Compensation Actually Paid	$15,728,089	$4,988,292	$19,696,460
(5)The amounts deducted and added to the Average Summary Compensation Table Total to calculate the Average CAP for each reported fiscal year are as follows:

	Fiscal 2023	Fiscal 2022	Fiscal 2021
Summary Compensation Table Total	$10,422,191	$6,743,095	$6,702,839
Decreased by the full grant date fair value of RSUs and PSUs granted during the reported fiscal year;	(1,116,692)	(697,946)	(527,992)
Decreased by the grant date fair value of NQSOs granted during the reported fiscal year;	(2,131,535)	(2,483,829)	(2,341,824)
Increased by the fair value as of the end of the fiscal year of all awards granted during the fiscal year that were outstanding and unvested as of the end of such fiscal year;	2,354,857	2,323,652	6,214,225
Increased (or if negative, decreased) by the change in fair value from the end of the prior fiscal year through the end of the reported fiscal year of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the reported fiscal year;	387,363	(550,019)	1,677,568
Increased by the fair value as of the vesting date, for awards that are granted and vest in the same year;	—	—	—
Increased (or if negative, decreased) by the change in fair value from the end of the prior fiscal year through the vesting date of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the reported fiscal year;	787,843	385,628	(352,026)
Decreased by the fair value at the end of the prior fiscal year, of any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the reported fiscal year; and	—	—	—
Increased by the dollar value of any dividend equivalents paid on RSUs and PSUs in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.	18,784	19,700	35,575
Compensation Actually Paid	$10,722,811	$5,740,281	$11,408,365
(6)Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to: (1) for RSU awards, closing price of our Class A Stock on applicable year-end dates or, in the case of vesting dates, the actual vesting price; (2) for PSU awards, the same valuation methodology as RSU awards above except year-end and vesting date values are multiplied by the probability of achievement or actual results, as applicable, as of each such date and, for PSU awards with market-based conditions, the probability is determined based on the outcome of a Monte Carlo simulation; and (3) for NQSOs, the fair value calculated based on the outcome of a Monte Carlo simulation as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair values (but using a Monte Carlo simulation instead of a Black-Scholes pricing model as was used on the grant date), the closing price of our Class A Stock on the applicable revaluation date as the current market price as of the revaluation date, and in all cases determined using assumptions and inputs consistent with those found in Note 18 of our financial statements in our 2023 Form 10-K.
(7)TSR is determined based on the value of an initial fixed investment of $100.
(8)The S&P 500 Food, Beverage, and Tobacco Index is the peer group index selected by the Company for this purpose and for purposes of the Stock Performance Graph in our Annual Report.
(9)Net income (loss) as reported in our 2023 Form 10-K in accordance with GAAP.
(10)Net Sales was selected as our CSM because management believes it is the most important annual financial performance measure used to link executive pay and Company performance in Fiscal 2023. Net Sales is one of the three performance metrics used under our AMIP, is also discussed under the heading above entitled "Compensation Discussion and Analysis," and is defined as GAAP net sales as reported in our 2023 Form 10-K.

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 69

EXECUTIVE COMPENSATION	Pay versus Performance	Table of Contents
Relationship Between Compensation Actually Paid and Cumulative Total Shareholder Return
Relationship Between Compensation Actually Paid and Net Income
Relationship Between Compensation Actually Paid and Company-Selected Measure (Net Sales)

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 70

EXECUTIVE COMPENSATION	Pay versus Performance	Table of Contents
Company-Selected Financial Performance Measures
Below is a tabular list of the most important financial performance measures used by the Company and the Human Resources Committee to link named executive officer compensation to Company performance.

Net Sales
Comparable EBIT
Free Cash Flow

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 71

EXECUTIVE COMPENSATION	Proposal 3 – Say-On-Pay Vote	Table of Contents

Proposal 3 – Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act added by the Dodd-Frank Act and related SEC rules, we are seeking stockholder support for an advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement. This is often referred to as a “say-on-pay” vote.

As described above in the CD&A, we have designed the elements of our executive compensation program to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value. We believe the overall design of our executive compensation program has provided the intended results, and we continue to periodically review the program elements in an effort to maintain or improve the alignment of the executive compensation program with our strategic priorities and with our performance. We believe our compensation is market competitive and has resulted in the attraction, motivation and retention of executives who can contribute to our future success. In addition, we believe the program creates a strong linkage between pay and performance through our incentive bonuses and equity awards such that executives will generally receive higher compensation in more successful periods and lower compensation during less successful periods.

We conduct a say-on-pay vote every year, and last conducted a say-on-pay vote at the 2022 Annual Meeting of Stockholders. At that meeting, stockholders approved our executive compensation as disclosed in the 2022 Proxy Statement with approximately 95% of the vote being cast in favor of approval.

This proposal gives you, as a stockholder, the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and programs as described in this Proxy Statement. This vote is advisory, which means that the vote is not binding on the Company, the Board, or the Human Resources Committee. Even though it is not binding, we will describe in our next Proxy Statement how we considered the results of this vote and how that consideration affected our executive compensation decisions and policies.

For the reasons stated above, we believe the compensation of our named executive officers is deserving of stockholder support. Accordingly, we ask you to vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required

The adoption of the foregoing resolution requires the affirmative vote of a majority of the shares of Class A Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.

The Board recommends that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement and, accordingly, recommends that you vote “FOR” Proposal 3.

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 72

EXECUTIVE COMPENSATION	Proposal 4 -Say-On-Frequency Vote	Table of Contents

Proposal 4 – Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

As required by the Dodd-Frank Act and related SEC rules, we are asking our stockholders to vote, on an advisory basis, for their preference regarding the frequency of future advisory votes on the compensation of our named executive officers. Specifically, stockholders may vote on whether the advisory vote on the compensation of our named executive officers should occur every one, two, or three years.

The Board has given consideration to the preferred frequency of the advisory vote on the compensation of our named executive officers. After considering the benefits and consequences of available options, the Board recommends that stockholders vote in favor of holding the advisory vote on the compensation of our named executive officers every year. An annual advisory vote would continue to provide the Board with consistent feedback from our stockholders on this important matter.

When voting on this proposal, stockholders should understand that they are not voting “for” or “against” the recommendation of the Board to hold the advisory vote every year. Rather, stockholders will have the option to choose whether to approve holding future advisory votes on the compensation of our named executive officers every one, two, or three years, or to abstain entirely from voting on the matter.

Vote Required

The option that receives the affirmative vote of a majority of the shares of Class A Stock present in person or represented by proxy at the Meeting and entitled to vote thereon will be the frequency of the advisory vote on the compensation of our named executive officers that stockholders recommend. In the event that no option receives such a majority, we will consider the option that receives the most votes to be the option selected by stockholders of the Company. Although this advisory vote is not binding, the Board will review and consider the outcome of this vote when making its determination as to the frequency of future advisory stockholder votes on the compensation of our named executive officers.

The Board of Directors recommends a vote for the option of “ONE YEAR” as the preferred frequency of future advisory votes on executive compensation.

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 73

STOCKHOLDER PROPOSAL	Proposal 5 - Stockholder Proposal Regarding Greenhouse Gas Emissions	Table of Contents
Proposal 5 – Stockholder Proposal Regarding Greenhouse Gas Emissions

STOCKHOLDER PROPOSAL
The Company has received notice of the intention of the As You Sow Foundation, a holder of 186 shares of Class A Stock and whose address will be provided by us upon request, to present the following proposal for voting at the Meeting. The As You Sow Foundation Fund has authorized a representative of As You Sow to present for action at the Meeting the following proposal (the “GHG Proposal”). The text of the stockholder proposal and supporting statement appears exactly as received by the Company. All statements contained in a stockholder proposal and supporting statement are the sole responsibility of the proponent of such stockholder proposal.

WHEREAS: According to the Intergovernmental Panel on Climate Change, the window for limiting global warming to 1.5 degree Celsius (“1.5oC”) is quickly narrowing. Therefore, immediate and significant emissions reduction is required of all market sectors.1

Investor demand for science-aligned greenhouse gas emission reductions reflects the reality that climate change poses a systemic risk to investor portfolios. Failure to reach Net Zero by 2050 is projected to have disastrous economic consequences.2

Constellation Brands identifies numerous climate-related risks in its 10-K, including climate change’s negative effects on agricultural productivity and contribution to the degradation of product quality.3 Some of these risks have already manifested: the Company notes that fiscal year 2021 inventory levels for its beer and wine and spirits segments were “negatively impacted by climate-related events.”4 Constellation Brands also identifies regulatory compliance costs associated with climate change as a risk factor.5 By reducing the emissions from its full value chain, Constellation Brands can do its part to mitigate operational risks posed by climate change, while also preparing itself to comply with anticipated heightened climate laws and regulations.

While Constellation Brands has committed to reduce its Scope 1 and 2 emissions by 15% by 2025,6 these targets are not aligned with the global 1.5oC Paris goal. Furthermore, according to the Company’s disclosures, over 99% of its emissions fall under Scope 3, meaning that its current climate targets cover less than one percent of its total climate footprint.7 Constellation Brands can make effective progress in mitigating its climate impact by expeditiously setting 1.5oC-aligned emissions reduction targets for its Scope 1, 2, and 3 emissions.

Constellation Brands lags other major alcoholic beverage companies in addressing climate risk. Molson Coors, Heineken, Carlsberg, Diageo, AB InBev, and Rémy Cointreau have all set 1.5oC-aligned reduction targets for their Scope 1, 2, and 3 emissions and validated these targets through the Science Based Targets initiative.8

By setting science-based reduction targets covering its full value chain and disclosing a decarbonization plan, Constellation Brands can align with peers and provide investors with assurance that it is addressing the operational and regulatory risks associated with climate change.

RESOLVED: Shareholders request that Constellation Brands issue a report, at reasonable expense and excluding confidential information, disclosing how our Company intends to reduce the full range of its Scope 1 through 3 greenhouse gas emissions in alignment with the Paris Agreement's 1.5 degree Celsius goal requiring Net Zero emissions by 2050.

1 https://report.ipcc.ch/ar6wg3/pdf/IPCC_AR6_WGIII_FinalDraft_FullReport.pdf
2 https://www.nytimes.com/2021/04/22/climate/climate-change-economy.html
3 https://ir.cbrands.com/sec-filings/annual-reports/content/0000016918-22-000069/0000016918-22-000069.pdf
4 https://ir.cbrands.com/sec-filings/annual-reports/content/0000016918-22-000069/0000016918-22-000069.pdf, p. 46
5 https://ir.cbrands.com/sec-filings/annual-reports/content/0000016918-22-000069/0000016918-22-000069.pdf
6 https://dlus3r1ggbdsn.cloudfront.net/uploads/downloads/2022-ESG-Impact-Report-2.pdf?mtime=20221221140814&focal=none, p. 10
7 https://dlus3r1ggbdsn.cloudfront.net/uploads/downloads/2022-ESG-Impact-Report-2.pdf?mtime=20221221140814&focal=none, p. 29-30
8 https://sciencebasedtargets.org/companies-taking-action

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 74

STOCKHOLDER PROPOSAL	Proposal 5 - Stockholder Proposal Regarding Greenhouse Gas Emissions	Table of Contents
SUPPORTING STATEMENT: Proponents recommend, at Company discretion, that the report include:
•A timeline for setting a 1.5oC-aligned Net Zero by 2050 GHG reduction target for the Company’s Scope 1-3 greenhouse gas emissions, and 1.5oC -aligned interim goals;
•A climate transition plan to achieve emissions reduction goals across all relevant emissions scopes.

THE COMPANY’S STATEMENT IN OPPOSITION

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:
The Board has carefully considered the GHG Proposal and, while aligned with the intent of the Proponent’s mission, believes that issuing a report disclosing how the Company intends to reduce the full range of its Scope 1 through 3 GHG emissions is an unnecessary use of the Company’s funds, resources, and talent, and is not in the best interests of the Company or its stockholders, particularly considering the actions the Company is already taking to address climate change and sustainability and to report its progress.

The Company’s ESG strategy is defined as key strategic pillar in its overall business strategy and its approach in setting its GHG targets is embedded in its business planning cycle. This approach enables the Company to implement plans that appropriately balance its commitments to driving the business, being good stewards of the environment and its natural resources, and its fiduciary responsibility to shareholders. Additionally, it yields defined and resourced operating plans that the Company can monitor and effectively track progress against, providing opportunities to incorporate learnings and adjustments for improved results moving forward, ensuring meaningful progress is made in the near term with keeping in mind a longer term aspiration to align to Science Based Target Initiative guidelines. The Company has also formalized Board level oversight of ESG and sustainability strategies, and management actively monitors the Company’s initiatives to ensure that they are advancing the Company’s commitment to sustainability.

As such, the Company currently has a target to decrease its Scope 1 and 2 GHG emissions by 15% by Fiscal 2025, against a Fiscal 2020 baseline. To date, the company has successfully decreased its total Scope 1 and Scope 2 GHG emissions by 3% from Fiscal 2020 to Fiscal 2021 and has improved it’s GHG emissions intensity metric year over year since fiscal year 2016, while continuing to grow the business.

Furthering this progress, by Fiscal 2025, the Company plans to implement solar energy technology across several of its California locations and at an additional location in Italy to provide local renewable energy that helps its ongoing transition away from fossil fuel-derived energy sources. Meanwhile, the Company plans to convert a portion of its beer operations to natural gas and invest in wind farms.

Furthermore, over the past several years, the Company has expanded its disclosures on its emissions and initiatives related to addressing climate change. The Company monitors and reports certain aspects of its GHG footprint and its work to reduce its emissions per liter of product produced over time. To help the Company better understand continued opportunities, it tracks its emissions of four major GHGs that are relevant to its business: carbon dioxide (CO2), methane (CH4), nitrous oxide (N2O), and hydrofluorocarbons (HFCs), in accordance with the international guidelines of the Greenhouse Gas Protocol, which was developed by the World Resources Institute and the World Business Council for Sustainable Development. The Company’s commitment to continued progress in its disclosures is evident in its voluntary alignment to the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD) reporting frameworks in Fiscal 2022 and its increased disclosure of Scope 3 GHG emissions. The Company has made progress by improving and expanding its Scope 3 GHG emissions data collection process and continues to strive to increase the accuracy of the data it reports while working to better understand its opportunities to help reduce GHG emissions in its value chain through stakeholder assessments, supplier surveys, and sharing of best practices to inform a more comprehensive value chain engagement strategy.

As evidenced by the approach, disclosures, and oversight noted, the Company takes the issue of climate change seriously, recognizes the importance of reducing GHG emissions to address the issue, and is investing time, effort, and resources to reduce the GHG emissions of its business over time and to transparently report on its progress toward those reductions. The Company’s approach does not mean to show a lack of concern by the Board or the Company for this topic, but rather reflects its opposition to the GHG Proposal which mandates the creation and

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 75

STOCKHOLDER PROPOSAL	Proposal 5 - Stockholder Proposal Regarding Greenhouse Gas Emissions	Table of Contents
publication of a report that would duplicate the Company’s efforts and disclosures. The Company’s current disclosures already include:
•an annual ESG report that discloses, and will continue to disclose, the Company’s GHG emissions, break down applicable metrics, and detail the Company’s sustainability efforts;
•annual CDP responses, which provide additional insight into the GHG information sought by the GHG Proposal; and
•updated disclosure of its ESG strategy in its quarterly and annual reports filed with the SEC.

As stated, while aligned to the intent of Proponent’s mission, the Board does not believe that the proposed report is the most efficient or helpful method for setting GHG reduction goals, and that adopting the specifics of the proposal is an unnecessary use of the company’s funds, resources, and talent, and not in the best interests of the Company or the Company’s stockholders. The Company’s commitment to environmental sustainability is supported by its 75-year history of operating responsibly, and it intends to continue to build on that history with targets that are both meaningful and underpinned by robust plans, and by transparently reporting on its delivery against those targets for the benefit of all the Company’s stakeholders.

The Board of Directors recommends that the stockholders vote “AGAINST” Proposal 5.

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 76

STOCKHOLDER PROPOSAL	Proposal 6 - Stockholder Proposal Regarding Packaging	Table of Contents
Proposal 6 – Stockholder Proposal Regarding a Circular Economy for Packaging

STOCKHOLDER PROPOSAL
The Company has received notice of the intention of Warren Wilson College, a holder of 30 shares of Class A Stock and whose address will be provided by us upon request, to present the following proposal for voting at the Meeting. Warren Wilson College has authorized a representative of As You Sow to present for action at the Meeting the following proposal (the “Circular Economy Proposal”). The text of the stockholder proposal and supporting statement appears exactly as received by the Company. All statements contained in a stockholder proposal and supporting statement are the sole responsibility of the proponent of such stockholder proposal.

WHEREAS: The growing plastic pollution and packaging waste crises pose increasing risks to Constellation Brands (“Constellation”). Corporations could face an annual financial risk of approximately $100 billion should governments require them to cover the waste management costs of the packaging they produce.1 New laws to this effect were recently passed in Maine, Oregon, Colorado, and California,2 while the European Union has enacted a $1 per kilogram tax on all non-recycled plastic packaging waste.3

A circular economy for packaging, whereby packaging is designed for reuse or recycling and kept in the economy and out of the environment, plays an important role in a net-zero emissions world. Constellation states it is committed to emissions reductions, yet has taken virtually no action to ensure the circularity of its product packaging,4 despite the fact that its sold products and packaging contribute significantly to Scope 3 emissions at their end-of-life (“EOL”).5

More than 100 leading companies have committed to promoting a circular economy for packaging by taking financial responsibility for the collection, sorting, and recycling of packaging at EOL, a policy known as Extended Producer Responsibility (“EPR”).6 In areas lacking EPR, companies should make voluntary financial contributions to improve recycling rates.

The Recycling Partnership (TRP), the leading NGO working to improve recycling, finds that $17 billion is needed to modernize and expand recycling infrastructure, and that doing so will save the equivalent of 710 million metric tons of CO2 over ten years.7 To improve plastic recycling infrastructure alone, TRP recommends that companies contribute at least $88 for every metric ton of plastic used.8

Competitors Molson Coors, Heineken, Diageo, and at least 26 other major companies make voluntary contributions to expand recycling infrastructure.9 Constellation is not known to voluntarily contribute financial resources to help ensure its packaging never becomes waste.10

Competitor Diageo is exploring reuse opportunities, has endorsed EPR, and set goals to use 100% recyclable packaging, incorporate recycled materials, and reduce unnecessary packaging. Constellation lacks each of these goals and earned an “F” grade on a recent report evaluating corporate packaging sustainability.11

1 https://www.pewtrusts.org/-/media/assets/2020/07/breakingtheplasticwave_report.pdf, p.9
2 https://www.packworld.com/news/sustainability/article/22419036/four-states-enact-packaging-epr-laws
3 https://commission.europa.eu/strategy-and-policy/eu-budget/long-term-eu-budget/2021-2027/revenue/own-resources/plastics-own-resource_en
4 https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/data-visualization
5 https://ghgprotocol.org/scope-3-technical-calculation-guidance
6 https://ellenmacarthurfoundation.org/extended-producer-responsibility/overview?_ga=2.194255722.613184023.1673367048-710010554.1662564816&_gl=1*18c5mjb*_ga*NzEwMDEwNTU0LjE2NjI1NjQ4MTY.*_ga_V32N675KJX*MTY3MzM2NzA0OC4xNC4wLjE2NzMzNjcwNDguNjAuMC4w
7 https://recyclingpartnership.org/paying-it-forward/
8 https://plasticiq.org/
9 https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/, p. 17
10 https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/data-visualization
11 https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/, p. 5

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 77

STOCKHOLDER PROPOSAL	Proposal 6 - Stockholder Proposal Regarding Packaging	Table of Contents
Our Company could avoid regulatory, environmental, and competitive risks by adopting a circular economy approach to packaging and by contributing to necessary recycling infrastructure.

RESOLVED: Shareholders request that the Constellation Brands Board issue a report, at reasonable expense and excluding proprietary information, describing opportunities for the Company to support a circular economy for packaging.

SUPPORTING STATEMENT: The report should assess, at Board discretion:
•The reputational, financial, and operational risks associated with failing to promote a circular economy for packaging;
•Opportunities to develop policies or goals to determine an appropriate level and frequency of voluntary financial contributions to recycling infrastructure, increase use of recycled content, and design for recyclability; and
•The potential to more rapidly reduce dependence on single-use packaging by developing and supporting refillable bottle systems and infrastructure.

THE COMPANY’S STATEMENT IN OPPOSITION

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:
The Board has carefully considered the Circular Economy Proposal and, while aligned with the intent of the Proponent’s mission, believes that issuing a report describing opportunities for the Company to support a circular economy for packaging is an unnecessary use of the Company’s funds, resources, and talent and is not in the best interests of the Company or its stockholders, particularly considering the number of actions the Company is already taking to address reducing plastic packaging.

The Company’s ESG strategy is defined as a key strategic pillar in its overall business strategy and its approach with respect to sustainable packaging is embedded in its business planning cycle. This approach enables the Company to implement plans that appropriately balance its commitments to driving the business, being good stewards of the environment and its natural resources, and its fiduciary responsibility to shareholders. This approach yields defined and resourced operating plans that the Company can monitor and effectively track progress against, providing opportunities to incorporate learnings and adjustments for improved results moving forward.

In October 2022, the Company published its inaugural ESG Impact Report, which described the Company’s sustainability efforts in waste reduction and efforts to remove plastic from its packaging. In this regard, in March 2022, the Beer Division worked with a major retailer on a project to eliminate all plastic used in six-packs of Corona Extra 12 ounce cans, which included the removal of high-cone rings, and secondary packaging shrink wrap. Going forward, the cans will be packaged in Forest Stewardship Council certified cardboard carriers. This project resulted in an estimated total plastic reduction of 9 tons in the calendar year. In addition, Corona has committed to removing one million pounds of plastic from our beaches by the brand’s 100th birthday in 2025. At the time the Company published its 2022 ESG Impact Report, Corona had eliminated over 570,000 pounds of plastic since 2020.

Furthermore, the Company also announced its target to enhance circular packaging by Fiscal 2025 by: reducing the ratio of its packaging weight to product weight by 10% across its Wine and Spirits portfolio; ensuring 80% of packaging from its Wine and Spirits Business is verified as returnable, recyclable or renewable; and replacing hi-cone plastic rings with recyclable paperboard for all applicable 4-pack and 6-pack SKUs in its Beer portfolio (note that the package format for the company’s Mexican beer brands does not include any plastic, as the format mix of the volumes sold in Fiscal 2023 was 60% glass bottles, 37% aluminum cans, and 3% steel kegs). In addition, the Company recently announced its intention to achieve TRUE Zero Waste to Landfill Certification in key operating facilities by Fiscal 2025. TRUE Zero Waste to Landfill Certification is the first zero waste certification program dedicated to measuring, improving, and recognizing zero waste performance by encouraging the adoption of sustainable materials management and reduction practices which contribute to positive environmental, health, and economic outcomes. The Company has a series of key initiatives underway to reduce operational waste and enhance diversion from landfills. As example, both Nava and Obregon breweries in Mexico each diverted 99% of the waste produced in Fiscal 2022.

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 78

STOCKHOLDER PROPOSAL	Proposal 6 - Stockholder Proposal Regarding Packaging	Table of Contents
The Company’s management actively monitors the Company’s initiatives to ensure that they are advancing the Company’s commitment to sustainability. The Company acknowledges the importance of the issue of the reduction of single use plastics and providing the Company’s stockholders with relevant disclosures to evaluate the Company’s sustainability-related policies and strategies and will continue to report its efforts on the reduction of its use of plastic packaging in future ESG Impact Reports.

We appreciate that the reduction of single use plastics is an ongoing concern and must be addressed accordingly, which is why the Company is committed to reducing its environmental impact through the efforts described above and in its various reporting. Given such initiatives and for the reasons stated above, the Board believes that issuing a report describing opportunities for the Company to support a circular economy for packaging is an unnecessary use of the company’s funds, resources, and talent, and is not in the best interests of the Company or our stockholders. The Company’s commitment to environmental sustainability is supported by its 75-year history of operating responsibly, and it intends to continue to build on that history with targets that are both meaningful and underpinned by robust plans, and by transparently reporting on its delivery against those targets for the benefit of all the Company’s stakeholders.

The Board of Directors recommends that the stockholders vote “AGAINST” Proposal 6.

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 79

BENEFICIAL OWNERSHIP	Beneficial Ownership	Table of Contents
Beneficial Ownership

This section presents information concerning the beneficial ownership of our common stock by certain individuals, entities and groups. Determinations as to whether a particular individual, entity or group is the beneficial owner of our common stock have been made in accordance with Rule 13d-3 under the Exchange Act. The fact that a person is the beneficial owner of shares for purposes of Rule 13d-3 does not necessarily mean that such person would be the beneficial owner of securities for other purposes. The percentages of beneficial ownership reported in this section were calculated on the basis of 183,238,308 shares of Class A Stock and 23,505 shares of Class 1 Stock outstanding as of the close of business on the Record Date, subject to adjustment as appropriate in each particular case in accordance with Rule 13d-3.

Constellation Brands, Inc. 2023 Proxy Statement	#WORTHREACHINGFOR I 80

BENEFICIAL OWNERSHIP	Beneficial Ownership of More Than 5% of the Company’s Voting Common Stock	Table of Contents

Beneficial Ownership of More Than 5% of the Company’s Voting Common Stock

The following tables present information, as of the Record Date (except as otherwise indicated in the footnotes to the tables), regarding the beneficial ownership of each person who is known to be the beneficial owner of more than 5% of our Class A Stock.

Except as otherwise noted below, the address of each person or entity listed in the tables is c/o Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Class A Stock.

Class A Stock

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose	Total Shares (1)	Percent of Class (1)
Sands Family Group (2)	–	22,278,570	–	22,278,570	22,278,570	12.2%
The Vanguard Group (3)	–	212,583	12,423,823	626,607	13,050,430	7.1%
BlackRock, Inc. (4)	10,098,892	–	11,165,311	–	11,165,311	6.1%

(1)The numbers and percentages reported do not take into account shares of Class A Stock that can be received upon the conversion of Class 1 Stock owned as of the Record Date, or that can be purchased by exercising stock options to acquire shares of Class 1 Stock that are exercisable on or within sixty (60) days after the Record Date. These shares of Class A Stock are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon exercise of a Class 1 stock option or conversion of shares of Class 1 Stock must be sold immediately in connection with the exercise or conversion, and, therefore, cannot be held by the beneficial owner of the Class 1 Stock.
(2)Based upon information furnished to the Company and information reported in Amendment No. 13 to the Schedule 13D of the Sands Family Group filed on May 12, 2023. The shares are directly owned by several private entities formed and controlled by members of the Sands family, including Richard Sands and Robert Sands. Astra Legacy LLC serves as voting manager for and has shared voting power of 20,488,818 shares of Class A Stock held by various Sands family entities that are part of the Sands Family Group. WildStar serves as co-general partner of various Sands family entities that are part of the Sands Family Group and has shared investment power over 20,488,818 shares of Class A Stock held by such entities. The reporting of shares as beneficially owned by the Sands Family Group shall not be construed as an admission that an agreement to act in concert exists or that the group is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or otherwise. As of the Record Date, an aggregate of 6,359,728 shares of Class A Stock were pledged to financial institutions to secure obligations of various Sands family investment vehicles. All of these pledged shares are included in the shares reported as beneficially owned by the Sands Family Group. Subject to the terms of the various credit facilities, the number of shares of Class A Stock pledged to secure the credit facilities may increase or decrease from time to time and may be moved by the applicable pledgors among the various financial institutions from time to time. In the event of noncompliance with certain covenants under the credit facilities, the financial institutions have certain remedies including the right to sell the pledged shares subject to certain protections afforded to the borrowers and pledgors.
(3)Information concerning The Vanguard Group presented in the table is based solely on the information reported in Amendment 11 to the Schedule 13G of The Vanguard Group filed on February 9, 2023. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)Information concerning BlackRock, Inc. presented in the table is based solely on the information reported in Amendment 8 to the Schedule 13G of BlackRock, Inc. filed on February 9, 2023. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

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BENEFICIAL OWNERSHIP	Beneficial Ownership of Directors and Executive Officers	Table of Contents

Beneficial Ownership of Directors and Executive Officers

The following table sets forth, as of the Record Date, the beneficial ownership of Class A Stock and Class 1 Stock by our directors, the named executive officers (as defined under the heading “Compensation Tables and Related Information” below) and all of our directors and executive officers as a group. Unless otherwise noted, the individuals listed in the table have sole voting and dispositive power with respect to the shares attributed to them.

Name of Beneficial Owner	Class A Stock (1)		Class 1 Stock (1)
	Shares Beneficially Owned (2)	Percent of Class Beneficially Owned	Shares Beneficially Owned
			Outstanding Shares	Shares Acquirable Within 60 Days (3)	Total Shares	Percent of Class Beneficially Owned (4)
William A. Newlands	21,332	*	—	225,871	225,871	90.6%
Garth Hankinson	9,491	*	—	41,815	41,815	64.0%
Robert Hanson	11,862	*	—	55,686	55,686	70.3%
James O. Bourdeau	5,454	*	—	57,390	57,390	70.9%
James A. Sabia, Jr.	31,823	*	—	60,530	60,530	72.0%
Robert Sands (5)	21,937,993	12.0%	—	201,003	201,003	89.5%
Richard Sands (6)	21,566,405	11.8%	—	199,089	199,089	89.4%
Christy Clark	1,842	*	—	4,221	4,221	15.2%
Jennifer M. Daniels	2,425	*	—	5,221	5,221	18.2%
Nicholas I. Fink	1,396	*	—	2,333	2,333	9.0%
Jeremy S. G. Fowden	19,480	*	—	10,517	10,517	30.9%
Ernesto M. Hernández	3,682	*	—	10,517	10,517	30.9%
Susan Somersille Johnson	2,988	*	—	6,472	6,472	21.6%
James A. Locke III (7)	41,327	*	10,447	13,267	23,714	64.5%
Jose Manuel Madero Garza	1,528	*	—	4,221	4,221	15.2%
Daniel J. McCarthy	3,701	*	—	7,739	7,739	24.8%
Judy A. Schmeling	5,822	*	—	8,911	8,911	27.5%
All Executive Officers and Directors as a Group (20 persons)	22,109,235	12.1%	10,447	948,084	958,531	98.7%
*    Percentage does not exceed one percent (1%) of the outstanding shares of such class.
(1)The numbers and percentages reported with respect to Class A Stock do not take into account shares of Class A Stock that can be received upon the conversion of Class 1 Stock owned as of the Record Date, or that can be purchased by exercising stock options to acquire shares of Class 1 Stock that are exercisable on or within sixty (60) days after the Record Date. These shares of Class A Stock are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon exercise of a Class 1 stock option or conversion of shares of Class 1 Stock must be sold immediately in connection with the exercise or conversion, and therefore, cannot be held by the beneficial owner of the Class 1 Stock.
(2)The numbers reported reflect the shares of Class A Stock outstanding for each beneficial owner as of the Record Date. For Mses. Clark, Daniels, Johnson, and Schmeling, and Messrs. Fink, Fowden, Hernandez, Locke, Madero, and McCarthy, such number also includes 469 shares of Class A Stock that are acquirable within sixty (60) days after the Record Date. For Messrs. Robert Sands and Richard Sands, such number also includes 326 shares of Class A Stock, respectively, that are acquirable within sixty (60) days after the Record Date.
(3)Reflects the number of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after the Record Date.

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BENEFICIAL OWNERSHIP	Beneficial Ownership of Directors and Executive Officers	Table of Contents
(4)In accordance with Rule 13d-3 of the Exchange Act, the percentages reported with respect to Class 1 Stock are calculated on the basis that (i) the relevant director, executive officer or group holds the shares of Class 1 Stock that such director, executive officer or group can purchase by exercising Class 1 stock options, and (ii) the only outstanding shares of Class 1 Stock are the shares deemed to be held by such director, executive officer or group, as applicable, and the 23,505 shares of Class 1 Stock outstanding as of the Record Date. The high percentages reported for each director, executive and group are a function of the small number of shares of Class 1 Stock outstanding as of the Record Date and this calculation methodology.
(5)Substantially all of the shares reported as beneficially owned by Robert Sands are included in the shares reported as beneficially owned by the Sands Family Group in the prior table. Refer to footnote 2 to the prior table for more information regarding such shares including pledging information. The reported shares of Class A Stock over which Robert Sands has the shared power to vote or dispose include (i) 874,443 shares of Class A Stock held by two family foundations where Robert Sands serves as a director and officer and (ii) 15,592 shares of Class A Stock held directly by a non-reporting person for which Mr. Sands was granted a power of attorney. Mr. Sands disclaims beneficial ownership of such shares. The reported shares of Class A Stock over which Mr. Sands has the shared power to vote or dispose also include 550,214 shares of Class A Stock held by RSS Master LLC, a limited liability company that is wholly owned by a trust for which Mr. Sands serves as trustee and sole beneficiary. The reported shares of Class A Stock over which Mr. Sands has the shared power to dispose also include 20,488,818 shares of Class A Stock held by various Sands family entities of which Mr. Sands indirectly controls the co-general partner of such entities (WildStar), and disclaims beneficial ownership except to the extent of pecuniary interest. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or otherwise. Amounts reflected in the table above do not include 21,098 shares of Class A Stock beneficially owned directly, or indirectly, by Robert Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.
(6)Substantially all of the shares reported as beneficially owned by Richard Sands are included in the shares reported as beneficially owned by the Sands Family Group in the prior table. Refer to footnote 2 to the prior table for more information regarding such shares including pledging information. The reported shares of Class A Stock over which Richard Sands has the shared power to vote or dispose include (i) 874,443 shares of Class A Stock held by two family foundations where Mr. Sands serves as a director and officer (ii) and 15,592 shares of Class A Stock held directly by a non-reporting person for which Mr. Sands was granted a power of attorney. Mr. Sands disclaims beneficial ownership of such shares. The reported shares of Class A Stock over which Mr. Sands has the shared power to vote or dispose also include 187,226 shares of Class A Stock held by RES Master LLC, a limited liability company that is wholly owned by a trust for which Mr. Sands serves as trustee and sole beneficiary. The reported shares of Class A Stock over which Mr. Sands has the shared power to dispose also include 20,488,818 shares of Class A Stock held by various Sands family entities of which Mr. Sands indirectly controls the a co-general partner of such entities (WildStar), and disclaims beneficial ownership except to the extent of pecuniary interest. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or otherwise. Amounts reflected in the table above do not include 15,720 shares of Class A Stock beneficially owned by Richard Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.
(7)The reported shares include 40,858 shares of Class A Stock and 10,447 shares of Class 1 Stock held by a trust for which Mr. Locke serves as trustee and sole beneficiary. Mr. Locke has the sole power to vote and dispose of these shares.

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CORPORATE GOVERNANCE	Delinquent Section 16(a) Reports	Table of Contents
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our Class A Stock, a registered class of equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Based upon review of such reports and related information, we believe all filing requirements were complied with in a timely manner during Fiscal 2023, except that Robert Sands, Richard Sands, Abigail Bennett, Zachary Stern, A&Z 2015 Business Holdings LP, A&Z 2015 Business Management, LLC, RCT 2015 Business Holdings LP, RCT 2015 Business Management LLC, RCT 2020 Investments LLC, RES Business Holdings LP, RES Business Management LLC, RRA&Z Holdings LLC and WildStar, each inadvertently had one late Form 4 filing.

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PROXY STATEMENT	Other Matters	Table of Contents
OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

Proxy Solicitation Costs

This solicitation of proxies is being made by the Board, and the cost of such solicitation will be borne by the Company. In addition to solicitation by use of the Internet and the mail, directors, officers, or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone, facsimile, Internet, or electronic mail. Banks, brokerage firms, and other entities holding stock for others in their names or in the names of nominees are requested to forward the proxy materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding the proxy materials. In addition, we have retained Innisfree M&A Incorporated to solicit proxies by mail, telephone, and electronic methods. We will pay a fee of approximately $25,000 to Innisfree M&A Incorporated plus expenses for these services.

Stockholder Proposals for the 2024 Annual Meeting

Stockholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2024 Annual Meeting
In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act to be included in our Proxy Statement to be issued in connection with our 2024 Annual Meeting of Stockholders, such proposal must be received by us no later than the close of business on February 2, 2024, unless the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or after July 18, 2024, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Any such proposal must also otherwise comply with the requirements of the SEC relating to stockholder proposals.

Other Proposals and Nominations for Presentation at the 2024 Annual Meeting
Section 1.13 of our By-Laws requires advance notice of stockholder business and nominations to be considered at a meeting of stockholders. Those requirements define the procedures that a stockholder of the Company must follow if the stockholder intends to nominate a person for election to the Board or to propose other business to be considered directly at an annual or special meeting of stockholders, rather than for inclusion in our Proxy Statement. These procedures include, among other things, that the stockholder of record give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements.

Generally, in the case of an Annual Meeting of Stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the immediately preceding year’s annual meeting. As specified in our By-Laws, different notice deadlines apply in the case of a special meeting, or when the date of an annual meeting is more than 30 days before or more than 70 days after the first anniversary of the prior year’s meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must also comply with the additional requirements of Rule 14a-19(b).

Accordingly, assuming that the Company’s 2024 Annual Meeting of Stockholders is held not more than 30 days before or more than 70 days after the anniversary of the Meeting, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary no later than the close of business on March 20, 2024, and no earlier than the close of business on February 19, 2024, and comply with the requirements of our By-Laws. In accordance with our By-Laws, the Chairperson of the 2024 Annual Meeting of Stockholders may determine, if the facts warrant, that a nomination or other proposal has not been properly brought before the meeting and, therefore, may be disregarded and not be considered at the meeting. These procedures are only a summary of the

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PROXY STATEMENT	Other Matters	Table of Contents
provisions regarding stockholder nominations of directors and proposals of other business in our By-Laws. Please refer to our By-Laws for more information on these requirements.

A copy of our By-Laws specifying the advance notice requirements for proposing business or director nominations has been filed with the SEC and is available on the SEC’s website. See the subheading “Corporate Governance, Nominating, and Responsibility Committee” for information regarding submission of a recommendation of a director nominee for consideration by the CGNR Committee.

All such communications regarding the 2024 Annual Meeting of Stockholders must be provided in writing and be directed to the attention of the Company’s Secretary, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

The Chairperson or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our By-Laws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2024 Annual Meeting of Stockholders, and such nomination or other proposal is not delivered within the time frame specified in our By-Laws, then the person(s) appointed by the Board and named in the proxies for the 2024 Annual Meeting of Stockholders may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

Householding of Proxy Materials

The Company and some brokers “household” the Annual Report and proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the Annual Report, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or the Company, if you hold registered shares, at which time we will promptly deliver separate copies of the materials to each of the affected stockholders or discontinue the practice, according to your wishes. You can notify us by sending a written request to Constellation Brands, Inc., Attn: Investor Relations, 207 High Point Drive, Building 100, Victor, New York 14564 or by telephone at 888-922-2150.

Available Information; Website Materials

Our Code of Business Conduct and Ethics and our Global Code of Responsible Practices for Beverage Alcohol Advertising and Marketing are available on our website at www.cbrands.com/pages/policies. Our Chief Executive Officer and Senior Financial Executive Code of Ethics, policy regarding Communications from Stockholders or Other Interested Parties, Corporate Governance Guidelines, and the charters of the Audit Committee, the CGNR Committee, and the Human Resources Committee are available on our investor relations website at https://ir.cbrands.com and are also available in print to any stockholder who requests them. Such requests should be directed to Constellation Brands, Inc., Attn: Investor Relations, 207 High Point Drive, Building 100, Victor, New York 14564. Additionally, any amendments to, and waivers granted to our directors and executive officers under, our codes of ethics referred to above will be posted in this area of our investor relations website.

Throughout this Proxy Statement, we refer to materials that are available on our websites. Such materials are not made a part of this Proxy Statement and are not incorporated by reference.

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PROXY STATEMENT	QUESTIONS AND ANSWERS	Table of Contents
QUESTIONS AND ANSWERS

Why am I receiving these materials?

The Board has made these materials available to you over the Internet or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Meeting. The Meeting is scheduled to be held on Tuesday, July 18, 2023 at 11:00 a.m. (EDT), via online audio broadcast. This solicitation is for proxies for use at the Meeting or at any reconvened meeting after an adjournment or postponement of the Meeting.

What constitutes a quorum?

Holders of shares representing a majority of the outstanding aggregate voting power of Class A Stock entitled to vote at the Meeting, present at the Meeting in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. Shares with respect to which broker non-votes occur will be counted as shares present for purposes of determining whether a quorum is present at the Meeting.

How do I vote my shares?

If your shares are owned directly in your name in an account with the Company’s stock transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record of those shares in your account and you have the right to vote those shares. If your shares are held in an account with a broker or other nominee, you are considered a “beneficial” stockholder of those shares, which are held in “street name.” The broker or other nominee is considered the stockholder of record for those shares. As a beneficial owner, you have the right to instruct the broker or other nominee how to vote those shares.

How can I vote my shares and participate at the Meeting?

The Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Meeting by visiting the following website: www.virtualshareholdermeeting.com/STZ2023. To participate in the Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or voting instruction card, or on the instructions that accompanied your proxy materials. Both shares held in your name as the stockholder of record and shares for which you are the beneficial owner but not the stockholder of record may be voted electronically during the Meeting. However, even if you plan to attend the Meeting online, the Company recommends that you submit your proxy in advance at www.proxyvote.com, so that your vote will be counted if you later decide not to attend the Meeting.

How can I vote my shares without attending the Meeting?

To ensure that your shares are voted without attending the Meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voting instruction card provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the Meeting.

How can I change my vote?

You may revoke your proxy at any time before the proxy is exercised by delivering a written revocation to the Secretary of the Company or by submitting a proxy bearing a later date by telephone, via the Internet, or in writing.

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PROXY STATEMENT	QUESTIONS AND ANSWERS	Table of Contents
What vote is required for the proposals, and how are votes counted for those proposals?

	Proposal	Required Vote	Routine/Non-Routine	Treatment of Abstentions	Treatment of Broker Non-Votes
1	To elect the eleven directors named in this proxy statement
Directors are elected using a majority vote standard under which the votes “for” a director nominee must exceed 50% of the number of votes cast by the holders of the shares entitled to vote in person or represented by proxy at the Meeting.
			Non-Routine	No effect *	No effect *
2	To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending February 29, 2024	Affirmative vote of a majority of the shares of Class A Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.	Routine	Have the effect of a vote against	Broker non-votes generally should not occur with respect to routine matters
3	To approve, by an advisory vote, the compensation of our named executive officers	Affirmative vote of a majority of the shares of Class A Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.	Non-Routine	Have the effect of a vote against	No effect *
4	Conduct an advisory vote on the frequency of future advisory votes regarding executive compensation.
The option that receives the affirmative vote of a majority of the shares of Class A Stock present in person or represented by proxy at the Meeting and entitled to vote thereon will be the frequency of the advisory vote on the compensation of our named executive officers that stockholders recommend. In the event that no option receives such a majority, we will consider the option that receives the most votes to be the option selected by stockholders of the Company.
			Non-Routine	Have the effect of a vote against	No effect *
5	To consider and vote upon a stockholder proposal regarding greenhouse gas emissions, if properly presented at the Meeting.	Affirmative vote of a majority of the shares of Class A Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.	Non-Routine	Have the effect of a vote against	No effect *
6	To consider and vote upon a stockholder proposal regarding circular packaging, if properly presented at the Meeting.	Affirmative vote of a majority of the shares of Class A Stock present in person or represented by proxy at the Meeting and entitled to vote thereon.	Non-Routine	Have the effect of a vote against	No effect *
*    Not included in numerator or denominator.

What is a routine matter and what is a broker non-vote?

The rules of the NYSE determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other nominee holding shares for an owner in “street name” may vote on the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. “Broker non-votes” occur when brokers or other nominees submit proxies relating to shares held in “street name” that they may vote with respect to at least one of, but not all, the matters to be considered at the Meeting because they have not received instructions from the respective beneficial owners of the shares.

What if I do not specify how I want my shares voted?

If you submit a proxy but no specific instructions are given on all matters, the shares represented by your proxy will be voted:

•FOR the election of each of the director nominees named in Proposal 1;
•FOR the proposal to ratify the appointment of KPMG LLP in Proposal 2;
•FOR the advisory vote to approve executive compensation in Proposal 3;
•ONE YEAR for the frequency of the advisory vote to approve executive compensation in Proposal 4; and
•AGAINST each of the stockholder proposals in Proposals 5 and 6.

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PROXY STATEMENT	QUESTIONS AND ANSWERS	Table of Contents
Electronic Access to Proxy Materials and Annual Report

This Proxy Statement and our 2023 Annual Report are available on our website at https://ir.cbrands.com.

Instead of receiving paper copies of next year's Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message that will provide a link to those documents online. By opting to access your proxy materials online, you will:

•Gain faster access to your proxy materials;
•Save us the cost of producing and mailing documents to you; and
•Help preserve environmental resources.

Constellation stockholders who have enrolled in the electronic access service previously will receive their materials online this year.

Instructions for the Virtual Meeting

You are entitled to attend the Meeting only if you were a stockholder of record as of the Record Date, or you hold a valid proxy for the Meeting. You may attend the Meeting, vote, and submit a question during the Meeting by visiting www.virtualshareholdermeeting.com/STZ2023 and using your 16-digit control number included on your Notice, on your proxy card or voting instruction card, or on the instructions that accompanied your proxy materials to enter the Meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

How can I submit a question?

If you wish to submit a question, you may do so in two ways. If you want to ask a question any time before 11:59 p.m. (EDT) on July 17, 2023, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on "Question for Management," select a question topic, type in your question, and click "Submit." Alternatively, if you want to submit your question the day of the Meeting, beginning at 10:45 a.m. (EDT) you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/STZ2023, navigate to the "Ask A Question" field, select a question topic, type your question, and click "Submit."

Questions pertinent to meeting matters will be answered during the Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Meeting matters and therefore will not be answered.

May 26, 2023

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PROXY STATEMENT	FORWARD-LOOKING STATEMENTS	Table of Contents
FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Proxy Statement are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, business, and financial position, ESG goals and efforts, and prospects, plans, and objectives of management and the Board, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties, many of which are beyond our control, that could cause actual results or events to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results or events will in fact occur. All forward-looking statements speak only as of the date of this Proxy Statement, and we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this Proxy Statement are subject to other risks and uncertainties, including water, agricultural and other raw material, and packaging material supply, production, and/or shipment difficulties; the ability to respond to anticipated inflationary pressures, including reductions in consumer discretionary income and our ability to pass along rising costs to consumers through increased selling prices; the actual impact to supply, production levels, and costs from global supply chain disruptions and constraints, transportation challenges (including from labor strikes or other labor activities), shifting consumer behaviors, impacts of the COVID-19 pandemic, wildfires, and severe weather events; reliance on complex information systems and third‐party global networks; the actual balance of supply and demand for our products, the actual performance of our distributors, and the actual demand, net sales, channel proportions, and volume trends for our products; beer operations expansion, optimization, and/or construction activities, scope, capacity, costs (including impairments), capital expenditures, and timing; the impact of the military conflict in Ukraine and associated geopolitical tensions and responses, including on inflation, supply chains, commodities, energy, and cybersecurity; communicable disease outbreaks, pandemics, or other widespread public health crises, including duration and impact of the COVID-19 pandemic, and associated governmental containment actions; the amount, timing, and source of funds for any share repurchases; the amount and timing of future dividends; the fair value and accuracy of projections relating to the Canopy investment; the expected impacts of Wine and Spirits portfolio refinement activities; the accuracy of supply projections, including relating to beer operations expansion, optimization, and construction activities, wine and spirits operating activities, product inventory levels, and glass sourcing; the accuracy of projections associated with market opportunities, new products, and previously announced acquisitions, investments, and divestitures; general economic, geopolitical, domestic, international, and regulatory conditions, world financial market and banking sector instability, economic slowdown or recession, health epidemics or pandemics, litigation risks, unanticipated environmental liabilities and costs, or enhanced competitive activities; changes to international trade agreements, tariffs, accounting standards, elections, assertions, or policies, tax laws, or other governmental regulations, and other factors which could impact our reported financial position, results of operations, effective tax rate, or accuracy of any projections; changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices, and raw materials; long-term impacts of the Reclassification; the final outcome and impacts of the BioSteel Review and Canopy’s planned restatement of its prior financial statements on Canopy and the Company; the time and effort required by Canopy to complete the BioSteel Review and restatement of Canopy’s prior financial statements and amend its related SEC filings; Canopy’s potential subsequent discovery of additional adjustments to its previously issued financial statements; and other factors and uncertainties disclosed from time-to-time in our filings with the SEC, including the 2023 Form 10-K, which could cause actual future performance or events to differ from our current expectations.

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PROXY STATEMENT	MARKET POSITIONS AND INDUSTRY DATA	Table of Contents
MARKET POSITIONS AND INDUSTRY DATA

Market positions and industry data discussed in this Proxy Statement have been obtained or derived from industry publications, including Circana and Boston Consulting Group. We have not independently verified the data from these industry publications. Unless otherwise noted, all references to market positions are based on equivalent unit volume.

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PROXY STATEMENT	DEFINED TERMS	Table of Contents
DEFINED TERMS

Unless the context otherwise requires, the terms “Company,” “we,” “our,” or “us” refer to Constellation Brands, Inc. and its subsidiaries. We use terms in this Proxy Statement that are specific to us or are abbreviations that may not be commonly known or used.

Term	Meaning

2005 SERP	2005 Supplemental Executive Retirement Plan
2022 Wine Divestiture	sale of certain mainstream and premium wine brands and related inventory
2023 Form 10-K	our Annual Report on Form 10-K for Fiscal 2023
AMIP	Annual Management Incentive Program
BioSteel Review	internal review of financial reporting matters related to Canopy’s BioSteel Sports Nutrition Inc. business unit initiated by Canopy, together with its independent external counsel and forensic accountants, and under the oversight of Canopy’s Audit Committee of its Board of Directors
Board	Board of directors of the Company
Canopy	Canopy Growth Corporation, an Ontario, Canada-based public company (Nasdaq: CGC; TSX: WEED)
Canopy EIE	Canopy related equity in earnings (losses) and related activities
CAP	compensation actually paid
CD&A	Compensation Discussion and Analysis section of this Proxy Statement
CGNR Committee	Corporate Governance, Nominating, and Responsibility Committee
Class 1 Stock	our Class 1 Convertible Common Stock, par value $0.01 per share
Class A Stock	our Class A Common Stock, par value $0.01 per share
Class B Stock	our Class B Convertible Common Stock, par value $0.01 per share, eliminated on November 10, 2022, pursuant to the Reclassification
Comparable EBIT	comparable earnings before interest and taxes and excluding Canopy EIE, used for AMIP purposes
Corporate Governance Guidelines	Board of Directors’ Corporate Governance Guidelines
CPG	consumer packaged goods
CSM	company selected measure
CSR	corporate social responsibility
current Mexican breweries	the Nava Brewery and the Obregon Brewery, collectively
DEI	diversity, equity, and inclusion
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Protection Act of 2010
ESG	environmental, social, and governance
ESPP	1989 Employee Stock Purchase Plan
Exchange Act	Securities Exchange Act of 1934, as amended
FCF	free cash flow
Fiscal 2020	the Company’s fiscal year ended February 29, 2020
Fiscal 2021	the Company’s fiscal year ended February 28, 2021
Fiscal 2022	the Company’s fiscal year ended February 28, 2022
Fiscal 2023	the Company’s fiscal year ended February 28, 2023
Fiscal 2024	the Company’s fiscal year ending February 29, 2024
Fiscal 2025	the Company’s fiscal year ending February 28, 2025
Fiscal 2026	the Company’s fiscal year ending February 28, 2026
Fortune Brands	Fortune Brands Innovations, Inc.
Frontier	Frontier Communications Corporation

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PROXY STATEMENT	DEFINED TERMS	Table of Contents

Term	Meaning

FW Cook	Frederic W. Cook & Co., Inc.
FY	fiscal year
FYE	fiscal year end
GAAP	generally accepted accounting principles in the U.S.
GHG	greenhouse gas
GM de Mexico	General Motors de Mexico, S. de R.L. de C.V.
LTSIP	Long-Term Stock Incentive Plan
Meeting	2023 Annual Meeting of Stockholders of the Company and any adjournment or postponement thereof
NA	not applicable
Nava	Nava, Coahuila, Mexico
Nava Brewery	brewery located in Nava
NEOs	Named executive officers
Notice	Important Notice Regarding the Availability of Proxy Materials
NQSOs	non-qualified stock options
NQSP	Non-Qualified Savings Plan
NYSE	New York Stock Exchange
Obregon	Obregon, Sonora, Mexico
Obregon Brewery	brewery located in Obregon
Organic Net Sales	prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate
PCAOB	Public Company Accounting Oversight Board
PEO	Principal executive officer
PSU	performance share unit
Reclassification	the reclassification, exchange, and conversion of the Company’s common stock to eliminate the Class B Stock pursuant to the terms and conditions of the Reclassification Agreement
Reclassification Agreement	reclassification agreement in support of the Reclassification, dated June 30, 2022, among the Company and the Sands Family Stockholders
Record Date	as of the close of business May 19, 2023
RSU	restricted stock unit
Sands Family Stockholders
RES Master LLC, RES Business Holdings LP, SER Business Holdings LP, RHT 2015 Business Holdings LP, RSS Master LLC, RSS Business Holdings LP, SSR Business Holdings LP, RSS 2015 Business Holdings LP, RCT 2015 Business Holdings LP, RCT 2020 Investments LLC, NSDT 2009 STZ LLC, NSDT 2011 STZ LLC, RSS Business Management LLC, SSR Business Management LLC, LES Lauren Holdings LLC, MES Mackenzie Holdings LLC, Abigail Bennett, Zachary Stern, A&Z 2015 Business Holdings LP (subsequently liquidated), Marilyn Sands Master Trust, MAS Business Holdings LP, Sands Family Foundation, Richard Sands, Robert Sands, WildStar, Astra Legacy LLC, AJB Business Holdings LP, and ZMSS Business Holdings LP

SEC	Securities and Exchange Commission
SERP	Supplemental Executive Retirement Plan, collectively with the 2005 SERP
TAC	total annual cash compensation (consisting of base salary and target short-term cash incentives)
TDC	total direct compensation (consisting of target TAC plus the grant date fair value of long-term incentives)
Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718
TSR	total stockholder return

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PROXY STATEMENT	DEFINED TERMS	Table of Contents

Term	Meaning

U.S.	United States of America
WildStar	WildStar Partners LLC
Wine and Spirits Divestiture	sale of a portion of our wine and spirits business to E. & J. Gallo Winery and in a separate, but related, transaction sold the Nobilo Wine brand

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PROXY STATEMENT	Appendix 1: Reconciliation of Non-GAAP Items	Table of Contents
Appendix 1: Reconciliation of Non-GAAP Items

We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting.

We provide Organic Net Sales because we use this information in monitoring and evaluating the underlying business trends of our core operations.

Comparable EBIT, as used by us, is considered a performance measure and we consider net income (loss) attributable to CBI the most comparable GAAP measure. Comparable EBIT is used by management in evaluating the results of our core operations.

Financial measures excluding Canopy EIE are non-GAAP financial measures and are provided because management uses this information to monitor our investment in Canopy.

FCF is considered a liquidity measure and provides useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of FCF is that it does not represent the total increase or decrease in the cash balance for the period.

In addition, we believe this information provides investors, financial analysts covering the Company, rating agencies, and other external users valuable insight to understand how management views the Company’s performance and on underlying business trends and results in order to evaluate year-over-year financial performance of our ongoing core business, including relative to industry competitors. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

Reconciliation of Canopy EIE (GAAP) to Comparable Canopy EIE (Non-GAAP)

	Fiscal 2023	Fiscal 2022	Fiscal 2021
(in millions)
Equity losses and related activities, Canopy EIE (GAAP) (1)	$(949.3)	$(73.6)	$(679.0)
Comparable adjustments (Non-GAAP) (2)	791.1	(104.6)	532.8
Comparable equity losses and related activities, Canopy EIE (Non-GAAP)	$(158.2)	$(178.2)	$(146.2)
(1)Equity losses and related activities are included in income (loss) from unconsolidated investments.
(2)Management excludes items that affect comparability from its evaluation of Canopy’s results as these comparable adjustments are not reflective of its core operations.

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PROXY STATEMENT	Appendix 1: Reconciliation of Non-GAAP Items	Table of Contents
Reconciliation of Net Income (Loss) Attributable to CBI (GAAP) to Comparable EBIT (Non-GAAP)

				Percent Change
	Fiscal 2023	Fiscal 2022	Fiscal 2021	Fiscal 2023 compared to Fiscal 2022	Fiscal 2022 compared to Fiscal 2021
(in millions)
Net income (loss) attributable to CBI (GAAP)	$(71.0)	$(40.4)	$1,998.0	76%	(102)%

Plus: Net income (loss) attributable to noncontrolling interest (GAAP)	32.5	41.4	33.8
Provision for (benefit from) income taxes (GAAP)	422.1	309.4	511.1
Loss on extinguishment of debt (GAAP)	24.2	29.4	12.8
Interest expense (GAAP)	398.7	356.4	385.7
Less: Comparable adjustments (Non-GAAP)(1)	(2,101.5)	(2,092.3)	168.2
Comparable equity losses and related activities, Canopy EIE (Non-GAAP)	(158.2)	(178.2)	(146.2)
Comparable EBIT (Non-GAAP)	$3,066.2	$2,966.7	$2,919.4	3%	2%
(1)Management excludes items that affect comparability from its evaluation of the results as these comparable adjustments are not reflective of core operations. Operating performance and the incentive compensation of management are evaluated based on core operating income (loss) which does not include the impact of these comparable adjustments.

Reconciliation of Reported Net Sales (GAAP) to Organic Net Sales (Non-GAAP)

				Percent Change
	Fiscal 2023	Fiscal 2022	Fiscal 2021	Fiscal 2023 compared to Fiscal 2022	Fiscal 2022 compared to Fiscal 2021
(in millions)
Net sales (GAAP)	$9,452.6	$8,820.7	$8,614.9	7%	2%
Divestitures (1)	(38.5)	(116.7)	(761.4)
Organic net sales (Non-GAAP)	$9,414.1	$8,704.0	$7,853.5	8%	11%

(1)	The divestitures impacting the applicable periods below consist of the following:
		Fiscal 2023	Fiscal 2022	Fiscal 2021
	Concentrate business	NA	NA	03/01/2020 - 12/28/2020
	Paul Masson Grande Amber Brandy brand	NA	NA	03/01/2022 - 01/11/2021
	Wine and Spirits Divestiture	NA	NA	03/01/2020 - 01/04/2021
	2022 Wine Divestiture	03/01/2022 - 10/05/2022	03/01/2021 - 02/28/2022	03/01/2020 - 02/28/2021

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to FCF (Non-GAAP)

	Fiscal 2023	Fiscal 2022
(in millions)
Net cash provided by operating activities (GAAP)	$2,756.9	$2,705.4
Purchase of property, plant, and equipment	(1,035.4)	(1,026.8)
FCF (Non-GAAP)	$1,721.5	$1,678.6

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Constellation Brands

CONSTELLATION BRANDS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, July 17, 2023. Have this proxy card in hand when you access the web site and follow the instructions to obtain the records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/STZ2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, July 17, 2023. Have this proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V16117-P94579

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONSTELLATION BRANDS, INC.

The Board of Directors recommends you vote FOR each of the following nominees for director:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Christy Clark	☐	☐	☐
1b. Jennifer M. Daniels	☐	☐	☐
1c. Nicholas I. Fink	☐	☐	☐
1d. Ernesto M. Hernández	☐	☐	☐
1e. Susan Somersille Johnson	☐	☐	☐
1f. Jose Manuel Madero Garza	☐	☐	☐
1g. Daniel J. McCarthy	☐	☐	☐
1h. William A. Newlands	☐	☐	☐
1i. Richard Sands	☐	☐	☐
1j. Robert Sands	☐	☐	☐
1k. Judy A. Schmeling	☐	☐	☐

The Board of Directors recommends a vote for 1 YEAR:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" proposals 5 and 6:	**For**	**Against**	**Abstain**
5. Stockholder proposal on greenhouse gas emissions.	☐	☐	☐
6. Stockholder proposal on circular packaging.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V16118-P94579

CONSTELLATION BRANDS, INC.
Annual Meeting of Stockholders
July 18, 2023 11:00 AM EDT
This proxy is solicited by the Board of Directors

You hereby appoint Jim Bourdeau and Brian Bennett, or either of them, proxies for you with full power of substitution to vote all shares of Class A Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the "Company") that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held online on Tuesday, July 18, 2023 at 11:00 a.m. (EDT) and any adjournment thereof (the "Meeting"). The number of shares of Class A Common Stock entitled to vote appears on the back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, THE PROXIES WILL VOTE THE SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AS SET FORTH ON THE REVERSE SIDE OF THIS CARD. TO APPROVE THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side